Filed Pursuant to Rule 424(b)3
                                         Registration Statement No. 333-75240-04

The information in this prospectus supplement and the accompanying prospectus is not complete and may be changed. We may not sell these securities until the prospectus supplement and accompanying prospectus are delivered in final form. This prospectus supplement and accompanying prospectus are not an offer to sell these securities and we are not soliciting an offer to buy these securities in any jurisdiction in which the offer, solicitation or sale is not permitted.


                   SUBJECT TO COMPLETION DATED JANUARY 4, 2002

           PROSPECTUS SUPPLEMENT TO PROSPECTUS DATED DECEMBER 20, 2001


                                 US$500,000,000
                         XL CAPITAL FINANCE (EUROPE) PLC
                             % SENIOR NOTES DUE 2012
                          GUARANTEED BY XL CAPITAL LTD
                                 -------------


     The senior notes bear interest at a rate of            % per year. Interest
on the senior notes will be payable on       and      of each year, beginning
      , 2002. The senior notes will mature on     , 2012. The issuer may redeem
some or all of the senior notes at any time at the prices described under the heading "Description of the Senior Notes--Optional Redemption." The senior notes will not have the benefit of any sinking fund.

     The senior notes will be the unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will rank equal in right of payment with all of XL Capital Finance (Europe) plc's other unsecured and unsubordinated indebtedness. The senior notes will be guaranteed on an unsecured and unsubordinated basis by XL Capital Finance (Europe) plc's ultimate parent company, XL Capital Ltd.

       NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                 -------------

                                                                      PER NOTE           TOTAL
                                                                     ----------      --------------
Initial public offering price ......................................     %                 $
Underwriting discount ..............................................     %                 $
Proceeds to XL Capital Finance (Europe) plc (before expenses) ......     %                 $


       The initial public offering price set forth above does not include accrued interest. Interest will accrue from January , 2002.

                                 -------------

       We have applied to list the senior notes on the Luxembourg Stock Exchange. However, we cannot assure you that the senior notes will be listed on the Luxembourg Stock Exchange at the time the senior notes are delivered to purchasers or at any other time.

       The underwriters expect to deliver the senior notes in book-entry form only through the facilities of The Depository Trust Company against payment in New York, New York on or about January , 2002.

                           JOINT BOOK-RUNNING MANAGERS
SALOMON SMITH BARNEY                                                   JPMORGAN

                                 -------------
            BANC OF AMERICA SECURITIES LLC
                               BARCLAYS CAPITAL
                                              CREDIT LYONNAIS SECURITIES


                   Prospectus Supplement dated January  , 2002

     This document is in two parts. The first is this prospectus supplement, which describes the specific terms of this offering of senior notes. The second part, the accompanying prospectus, gives more general information, some of which does not apply to this offering.

     If the description of this offering varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

     THE DISTRIBUTION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS AND THE OFFERING AND SALE OF THE SENIOR NOTES IN CERTAIN JURISDICTIONS MAY BE RESTRICTED BY LAW. WE AND THE UNDERWRITERS REQUIRE THAT PERSONS COMING INTO POSSESSION OF THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS INFORM THEMSELVES ABOUT AND OBSERVE ANY SUCH RESTRICTIONS. THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS DO NOT CONSTITUTE AN OFFER OF, OR AN INVITATION TO PURCHASE, ANY OF THE SENIOR NOTES IN ANY JURISDICTION IN WHICH SUCH OFFER OR INVITATION WOULD BE UNLAWFUL.

     WE ARE PROHIBITED FROM MAKING ANY INVITATION TO THE PUBLIC OF THE CAYMAN ISLANDS TO PURCHASE THE SENIOR NOTES. NON-RESIDENT OR EXEMPTED COMPANIES OR OTHER NON-RESIDENT OR EXEMPTED ENTITIES ESTABLISHED IN THE CAYMAN ISLANDS, HOWEVER, MAY PURCHASE THE SENIOR NOTES.

     This prospectus supplement and the accompanying prospectus include particulars given in compliance with the rules governing the listing of securities on the Luxembourg Stock Exchange. XL Capital Finance (Europe) plc and XL Capital Ltd accept responsibility for the information contained in this prospectus supplement and the accompanying prospectus. The Luxembourg Stock Exchange takes no responsibility for the contents of this document, makes no representations as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this prospectus supplement and the accompanying prospectus.

     Unless the context requires otherwise, references to "we," "us," "our" and "our company" refer to XL Capital Ltd and its subsidiaries, including the issuer. Unless the context requires otherwise, references to the "issuer" refer to XL Capital Finance (Europe) plc. Unless the context requires otherwise, references in this prospectus supplement and the accompanying prospectus to "$" or "dollars" are references to U.S. dollars.

                         XL CAPITAL FINANCE (EUROPE) PLC

     The issuer of the senior notes, XL Capital Finance (Europe) plc (formerly known as XL Finance (UK) plc), was incorporated as a public limited company under the laws of England and Wales on August 29, 2001. The issuer has not engaged in any activities other than its formation, the authorization and issuance of the senior notes, the approval of the terms of the senior notes, the lending of the proceeds of the senior notes to XL Capital Ltd or its subsidiaries and activities incidental to or connected with the foregoing. The issuer is a wholly owned subsidiary of XL Capital Ltd and was formed for the purpose of acting as a finance subsidiary for XL Capital Ltd.

     The issuer's registered offices are located at 35 Basinghall Street, London EC2V 5DB, England. The issuer's telephone number is (0)20-7600-1200. Additional information about the issuer is presented under "Listing and General Information" in this prospectus supplement.


                                 XL CAPITAL LTD

     XL Capital Ltd, the guarantor of the senior notes, is a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

     We were incorporated with limited liability under the Cayman Islands Companies Law on March 16, 1998, as EXEL Merger Company Ltd. We were formed as a result of the merger of EXEL Merger Company Ltd, EXEL Limited and Mid Ocean Limited on August 7, 1998, and were renamed EXEL Limited on that date. This merger was accounted for as a purchase business combination. EXEL and Mid Ocean were companies that were incorporated in the Cayman Islands in 1986 and 1992, respectively. At a special general meeting held on February 1, 1999, the shareholders of EXEL Limited approved a resolution changing the name of EXEL Limited to XL Capital Ltd.

     On June 18, 1999, we merged with NAC Re Corp. (now known as XL Reinsurance America Inc.), a Delaware corporation that was organized in 1985, in a stock merger. The NAC merger was accounted for as a pooling of interests under U.S. generally accepted accounting principles. Accordingly, all prior period information contained or incorporated by reference in this prospectus supplement or the accompanying prospectus includes the results of NAC as though it had always been a part of XL Capital Ltd. Following the merger, we changed our fiscal year end from November 30 to December 31 as a conforming pooling adjustment. On July 25, 2001, we completed the acquisition of certain of the operations of Winterthur International from Winterthur Swiss Insurance Company, an indirect subsidiary of the Credit Suisse Group. Although the Winterthur International acquisition closed on July 25, 2001, it is being given effect as if it closed on July 1, 2001, which is the date from which the economic interest was transferred to us.

     We are organized into three underwriting segments -- insurance, reinsurance and financial products and services -- and a corporate segment, which includes our investment operations. The descriptions of policies and coverages in the documents incorporated by reference in this prospectus supplement and the accompanying prospectus are summary in nature. Only the terms and conditions of individual policies or contracts have legal effect, and nothing in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, constitutes an admission of coverage or other liability or interpretation of any particular policy provision. Our Lloyd's syndicates are now included in the insurance segment. They are disclosed separately within the documents incorporated by reference in this prospectus supplement and the accompanying prospectus since the nature of the business written and the market in which the syndicates underwrite are significantly different from our other insurance subsidiaries.

     Our principal executive offices are located at XL House, One Bermudiana Road, Hamilton, Bermuda HM11. Our telephone number is (441) 292-8515. Our website is www.xlcapital.com. The information contained on our website is not incorporated by reference into this prospectus supplement or the accompanying prospectus.

     Additional information about XL Capital Ltd is presented under "Listing and General Information" in this prospectus supplement. You can also obtain additional information about us in the reports and other documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See "Incorporation of Documents by Reference" in this prospectus supplement and "Where You Can Find More Information" and "Incorporation of Documents by Reference" in the accompanying prospectus.

--------------------------------------------------------------------------------

                                  THE OFFERING

Issuer ..........................XL Capital Finance (Europe) plc


Guarantor .......................XL Capital Ltd

Notes ...........................$500,000,000 aggregate principal amount of          %
                                 Senior Notes due 2012

 Maturity .......................            , 2012

Interest Payments ............. .Semi-annually on          and            of each year,
                                 commencing          , 2002

Ranking .........................The senior notes will be the issuer's unsecured and unsubordinated obligations and will rank equal in right of payment with all of the issuer's other unsecured and unsubordinated indebtedness.

Guarantee .......................The senior notes will be guaranteed on an unsecured and unsubordinated basis by the issuer's ultimate parent company, XL Capital Ltd. See "Description of the
                                 Senior Notes--Guarantee" in this prospectus supplement.

Optional Redemption..............The issuer may redeem the senior notes, in whole or in part at any time, at the issuer's sole option at the redemption price described in "Description of the
                                 Senior Notes--Optional Redemption" in this prospectus supplement.
Trustee, Registrar,
  Principal Paying
   and Transfer Agent........... State Street Bank and Trust Company

Luxembourg Listing, Transfer
  and Paying Agent...............Deutsche Bank Luxembourg S.A.

Form of the Notes................When issued on January , 2002, the senior notes will be  issued as global notes in registered form and governed by the laws of the State of New York.

Listing......................... We have applied to list the senior notes on the Luxembourg Stock Exchange. However, we cannot assure you that the senior notes will be listed on the Luxembourg Stock Exchange at the time the senior notes are delivered  to purchasers or at any other time. The senior notes will not be listed on  any United States securities exchange.

Use of Proceeds................. We intend to use the net proceeds from this offering to repay a portion of our outstanding debt and for other general corporate purposes,  which may include share repurchases and acquisitions. See "Use of Proceeds" in this prospectus supplement.

-------------------------------------------------------------------------------

                SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

     Our summary consolidated financial and operating data presented below as at and for the years ended December 31, 1996, 1997, 1998, 1999 and 2000 are derived from our audited consolidated financial statements, which have been audited by PricewaterhouseCoopers LLP, independent auditors, and which are incorporated by reference in this prospectus supplement and the accompanying prospectus. The summary consolidated financial and operating data presented below for the nine month periods ended September 30, 2000 and September 30, 2001 have been derived from our unaudited consolidated financial data as presented in our Form 10-Q for the quarterly periods ended September 30, 2000 and September 30, 2001, respectively, incorporated by reference in this prospectus supplement and the accompanying prospectus and reflect all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of our financial position and results of operations as at the end of and for the periods presented. The information presented includes the results of XL Reinsurance America Inc. (formerly known as NAC Re Corp.) with whom we merged in 1999 as though it had always been a part of our company. We do not publish stand-alone (unconsolidated) financial statements of the issuer. The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. The results of operations for the nine month period ended September 30, 2001 are not necessarily indicative of the results for a full year and include the results of the acquired Winterthur International operations from July 1, 2001. As at and for the nine months ended September 30, 2001, these estimates and assumptions include the terrorist loss events at the World Trade Center and in Washington, D.C. and Pennsylvania on September 11, 2001. Actual results could differ from those estimates.

     You should read the following information in conjunction with our consolidated financial statements and the notes to those financial statements, which are incorporated by reference in this prospectus supplement and the accompanying prospectus.


                                          UNAUDITED
                                          NINE MONTH
                                         PERIOD ENDED
                                         SEPTEMBER 30,                                YEAR ENDED DECEMBER 31,
                                --------------------------   -------------------------------------------------------------------
                                    2001           2000          2000          1999          1998          1997          1996
                                -----------    -----------   -----------   -----------   -----------   -----------   -----------
                                                                    (U.S. DOLLARS IN THOUSANDS)
Net premiums earned ............$ 1,934,662    $ 1,537,819   $ 2,035,240   $ 1,750,006   $ 1,324,291   $ 1,114,758   $ 1,038,643
Net investment income ..........    412,969        399,591       542,500       525,318       417,290       345,115       304,823
Net realized gains (losses)
  on investments ...............    (35,536)        74,808        50,571        94,356       211,204       410,658       174,593
Equity in net income
   of affiliates ...............     65,169         61,682        74,355        40,907        50,292        64,959        59,084
Fee income and other ...........     26,552          8,835        14,793       100,400        22,325          --            --
Losses and loss expenses .......  2,120,200        969,374     1,432,559     1,304,304       841,517       738,849       739,058
Acquisition costs, operating
  expenses and exchange
  gains and losses .............    746,736        553,267       743,067       689,005       436,598       318,107       277,801
Interest expense ...............     42,238         23,719        32,147        37,378        33,444        29,622        22,322
Amortization of intangible
  assets .......................     44,216         41,409        58,597        49,141        26,881         7,403           368
Income (loss) before
   minority interest
   and income tax expense ......   (549,574)       494,966       451,089       431,159       686,962       841,509       537,594
Net income (loss) ..............   (492,497)       505,704       506,352       470,509       656,330       809,029       516,471

-------------------------------------------------------------------------------

                                         UNAUDITED
                                        NINE MONTH
                                       PERIOD ENDED
                                        SEPTEMBER 30,                                YEAR ENDED DECEMBER 31,
                                 --------------------------   ------------------------------------------------------------------
                                   2001             2000          2000          1999          1998         1997          1996
                                 ---------      -----------   -----------   -----------   -----------  -----------   -----------
                                                         (U.S. DOLLARS IN THOUSANDS, EXCEPT RATIOS)
BALANCE SHEET DATA:
Total investments available
   for sale .....................$10,452,034     $ 9,174,337   $ 9,501,548   $ 9,122,591   $ 9,057,892   $6,562,609    $5,647,589
Cash and cash equivalents .......  2,129,512         931,502       930,469       557,749       480,874      383,594       321,140
Investments in affiliates .......    964,173         725,860       792,723       479,911       154,668      524,866       414,891
Total assets .................... 25,665,428      16,368,953    16,941,952    15,090,912    13,581,140    9,070,031     7,823,375
Unpaid losses and loss
  expenses ...................... 11,288,036       5,369,143     5,672,062     5,369,402     4,896,643    3,972,376     3,623,334
Notes payable and debt ..........  1,561,207         450,030       450,032       410,726       613,873      453,866       323,858
Shareholders' equity ............  4,786,800       5,566,567     5,573,668     5,577,078     5,612,603    3,195,749     2,637,533
OPERATING RATIOS:
Loss and loss expense ratio (1) .      109.6%           63.1%         70.4%         74.5%         63.5%        66.3%         71.2%
Underwriting expense ratio (2) ..       34.5%           33.3%         36.4%         34.3%         30.3%        27.9%         26.2%
Combined ratio (3) ..............      144.1%           96.4%        106.8%        108.8%         93.8%        94.2%         97.4%
Ratio of earnings to fixed
  charges (4)(5) ................         --(6)         16.1x         11.0x         10.5x         18.9x        25.3x         20.0x

----------
(1) The loss and loss expense ratio is calculated by dividing the losses and loss expenses incurred by the net premiums earned.
(2) The underwriting expense ratio is the sum of acquisition expenses and operating segment expenses divided by net premiums earned. Operating expenses relating to the corporate segment and foreign exchange gains and losses have not been included for purposes of calculating the underwriting expense ratio. See Note 3 to our audited consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2000 and Note 4 to our unaudited consolidated financial statements in our Form 10-Q for the period ended September 30, 2001 for further information.
(3) The combined ratio is the sum of the loss and loss expense ratio and the underwriting expense ratio. A combined ratio of under 100% represents an underwriting profit and over 100% represents an underwriting loss.
(4) The ratio of earnings to fixed charges is computed by dividing (a) income from continuing operations before income taxes and minority interest, plus fixed charges, less equity income in unconsolidated affiliates, capitalized interest and minority interest in consolidated subsidiaries by (b) fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), capitalized interest and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals).
(5) The pro forma ratio of earnings to fixed charges for the year ended December 31, 2000 would have been 3.1x. The pro forma ratio of earnings to fixed charges for the year ended December 31, 2000 gives pro forma effect to: (a) the issuance of $255.0 million of 6.58% senior notes due 2011 by XL Capital Ltd's subsidiary XL America, Inc. in April 2001; (b) the issuance by XL Capital Ltd of $1.01 billion aggregate principal amount at maturity of zero-coupon convertible debentures due 2021 in May 2001; (c) the issuance by XL Capital Ltd of $508.8 million aggregate principal amount at maturity of LYONs due 2021 in September and November 2001; and (d) the issuance of the senior notes offered hereby, as if each of such events had occurred on January 1, 2000.
(6) For the nine months ended September 30, 2001, earnings were insufficient to cover fixed charges by $610.8 million and would have been insufficient to cover fixed charges by $644.4 million, giving pro forma effect to the factors set forth in (a) through (d) of footnote 5, as if each of such events had occurred on January 1, 2001.

--------------------------------------------------------------------------------

                                 CAPITALIZATION

     The following table sets forth the consolidated capitalization of XL Capital Ltd as of September 30, 2001, on an actual basis and as adjusted to give effect to:

     o the issuance by XL Capital Ltd on November 1, 2001 of additional Liquid Yield Option(TM) Notes, or LYONs(TM), with an accreted value of approximately $37.5 million pursuant to the exercise of an over-allotment option granted to the initial purchaser of the LYONs;

     o the issuance on November 7, 2001 of 9,200,000 Class A ordinary shares by XL Capital Ltd, resulting in net proceeds to us of approximately $788.1 million; and

     o  the issuance of the senior notes offered hereby.

     You should read the following information in conjunction with our consolidated financial statements and the notes to those financial statements in our Form 10-Q for the quarterly period ended September 30, 2001, which is incorporated by reference in this prospectus supplement and the accompanying prospectus.

                                                                                                              UNAUDITED
                                                                                                      AS OF SEPTEMBER 30, 2001
                                                                                                    ----------------------------
                                                                                                    ACTUAL           AS ADJUSTED
                                                                                                    -----            -----------
                                                                                                     (U.S. DOLLARS IN THOUSANDS)
DEBT:
364-day revolving credit facility (1) ............................................                    --                       --
Five-year revolving credit facilities (2) ........................................             $   350,000                     --
7.15% senior notes due 2005 ......................................................                 100,000              $   100,000
6.58% senior notes due 2011 ......................................................                 255,000                  255,000
Zero-coupon convertible debentures due 2021 (3) ..................................                 605,700                  605,700
LYONs (3) ........................................................................                 250,500                  288,000
Senior notes offered hereby ......................................................                    --                    500,000
                                                                                               -----------              -----------
      Total debt .................................................................             $ 1,561,200              $ 1,748,700
                                                                                               -----------              -----------
SHAREHOLDERS' EQUITY:
Class Aordinary shares; $0.01 par value per share,
  124,513,107 shares issued and outstanding ......................................                   1,245                    1,337
Class Bordinary shares; $0.01 par value per share,
  no shares issued and outstanding ...............................................                    --                       --
Preference ordinary shares; $0.01 par value per share,
  no shares issued and outstanding ...............................................                    --                       --
Additional paid-in capital .......................................................               2,520,098                3,308,078
Accumulated other comprehensive loss .............................................                (151,060)                (151,060)
Deferred compensation ............................................................                 (26,914)                 (26,914)
Accumulated retained earnings ....................................................               2,443,431                2,443,431
                                                                                               -----------              -----------
      Total shareholders' equity .................................................               4,786,800                5,574,872
                                                                                               -----------              -----------
      Total capitalization .......................................................             $ 6,348,000              $ 7,323,572
                                                                                               ===========              ===========

-----------
(1) A syndicate of banks provides a $500 million commitment under our 364-day unsecured revolving credit facility. This facility was renewed along with our letter of credit facility effective June 29, 2001.
(2) Does not include letters of credit outstanding as of December 14, 2001 in the amount of approximately $1.682 billion.
(3) The zero-coupon convertible debentures and the LYONs were issued at a discount to their face amount. The amount shown under "Actual" is the accreted value at September 30, 2001. The amount shown for the LYONs under "As Adjusted" is the accreted value at September 30, 2001 plus the principal amount at issue of the LYONs issued upon exercise of the over-allotment option. The zero-coupon convertible debentures and the LYONs are convertible into Class Aordinary shares under certain circumstances.

     Except for the issuance on November 7, 2001 of 9,200,000 Class A ordinary shares by XL Capital Ltd or as otherwise disclosed in this prospectus supplement, the accompanying prospectus or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, there has been no material change in the equity capitalization of XL Capital Ltd since September 30, 2001.

     The following table sets forth the capitalization of XL Capital Finance (Europe) plc on a standalone basis as of September 30, 2001, as adjusted to give effect to the issue of the senior notes offered hereby. Except as contemplated by this prospectus supplement, there has been no material change in the capitalization of XL Capital Finance (Europe) plc since September 30, 2001.

                                                             UNAUDITED
                                                     AS OF SEPTEMBER 30, 2001
                                                    ---------------------------
                                                    (U.S. DOLLARS IN THOUSANDS)

Long-term debt:
   Senior notes offered hereby ......................        $500,000
                                                             --------
      Total long-term debt ..........................        $500,000
                                                             --------
Shareholders' equity:
   Ordinary shares of (pound)1 each:
      Authorized -- 100,000 shares
      Issued-- 50,000 shares (1) ....................              72
   Reserves .........................................            --
                                                             --------
      Total shareholders' equity ....................              72
                                                             --------
      Total capitalization ..........................        $500,072
                                                             ========

     The authorized share capital of the issuer is (pound)100,000, divided into 100,000 ordinary shares; 50,000 ordinary shares were issued and outstanding as of September 30, 2001 of which 25% is paid up.


----------

(1) Pounds Sterling converted to U.S. dollars based on the noon buying rate in New York on January 4, 2002 of (pound)=$1.445, as certified by the Federal Reserve Bank of New York.


                                 USE OF PROCEEDS

     We expect the net proceeds from this offering of senior notes to be
approximately $   million, after deducting underwriting discounts and estimated expenses of the offering. We intend to use $350 million of the net proceeds from the sale of the senior notes to repay our five-year revolving credit facilities, with the balance to be used for general corporate purposes, which may include share repurchases and acquisitions. Our five-year revolving credit facilities mature in June 2002 and September 2002, and bore rates of interest ranging between 3.72% and 5.36% per annum.

                         DESCRIPTION OF THE SENIOR NOTES

     THE FOLLOWING DESCRIPTION OF THE SENIOR NOTES OFFERED BY THIS PROSPECTUS SUPPLEMENT SUPPLEMENTS OR SUPERSEDES, AS APPLICABLE, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE SENIOR NOTES SET FORTH IN THE ACCOMPANYING PROSPECTUS (THE SENIOR NOTES ARE REFERRED TO IN THAT PROSPECTUS AS, AND ARE ONE OF A SERIES OF, THE "SENIOR DEBT SECURITIES OF XL CAPITAL FINANCE (EUROPE) PLC"). YOU SHOULD CAREFULLY READ THE ENTIRE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT TO UNDERSTAND FULLY THE TERMS OF THE SENIOR NOTES. ALL OF THE INFORMATION SET FORTH BELOW IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE ACTUAL TEXT OF THE INDENTURE GOVERNING THE SENIOR NOTES, AS SUPPLEMENTED BY THE AUTHORIZING RESOLUTIONS RELATING TO THE SENIOR NOTES.

     In this section, references to "XL Capital," "we," "our" or "us" refer solely to XL Capital Ltd and not its subsidiaries.

     The senior notes will be issued under a base indenture, dated as of January
          , 2002, among the issuer, XL Capital and State Street Bank and Trust Company, as trustee, as supplemented by authorizing resolutions relating to the senior notes, which collectively will constitute the indenture governing the senior notes.

     Whenever there is a reference to defined terms of the indenture, the defined terms are incorporated by reference, and the statement is qualified in its entirety by that reference. Capitalized terms not defined in this prospectus supplement are terms that are defined in the indenture. You should read the indenture for provisions that may be important to you but which are not included in this summary. A copy of the form of the indenture is available from XL Capital upon request or at the specified office of the paying agent in Luxembourg.

     XL Capital currently conducts substantially all its operations through its subsidiaries, and its subsidiaries generate substantially all of XL Capital's operating income and cash flow. As a result, distributions and advances from XL Capital's subsidiaries are the principal source of funds necessary to meet the debt service obligations of XL Capital. Contractual provisions or laws, as well as the financial condition and operating and regulatory requirements of its subsidiaries, may limit XL Capital's ability to obtain the cash required to satisfy its debt service obligations, including cash payments on the senior notes. For a description of certain regulatory restrictions on the payment of dividends by XL Capital's subsidiaries, see Note 18 of the notes to the consolidated financial statements of XL Capital included in its Form 10-K for the year ended December 31, 2000, which is incorporated by reference in this prospectus supplement and the accompanying prospectus. In addition, because XL Capital is a holding company, holders of the senior notes will have a junior position to the claims of creditors of XL Capital's subsidiaries on their assets and earnings. As of September 30, 2001, XL Capital's subsidiaries had approximately $705 million of indebtedness, without giving effect to the anticipated use of proceeds, to which the senior notes would have been structurally subordinated. In addition, XL Capital's guarantee of the senior notes will be structurally subordinated to losses and loss expenses and other obligations of subsidiaries of XL Capital. As of September 30, 2001, losses and loss expenses, net of losses and loss expenses recoverable, of subsidiaries of XL Capital were approximately $6.6 billion.


GENERAL TERMS OF THE SENIOR NOTES

     The senior notes will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be unconditionally guaranteed by XL Capital, the guarantor. The senior notes will rank equal in right of payment with all of the issuer's other unsecured and unsubordinated indebtedness.

     The senior notes will bear interest at the rate of       % per annum  from
January          , 2002 to maturity or early redemption, payable semi-annually
on           and             of each year, commencing           , 2002, to the
persons in whose names the senior notes were registered at the close of business
on the preceding    and    , respectively. Interest on the senior notes will be
computed on the basis of a 360-day year comprised of twelve 30-day months. The
senior notes will mature on        , 2012. Unless previously redeemed in full as
provided herein, the issuer will repay the senior notes at their principal
amount plus accrued and unpaid interest on   , 2012. Principal and interest
will be payable, and the senior notes will be transferable or exchangeable, at the office or offices or agency maintained by the issuer for this purpose. In addition, so long as the senior notes are listed on the Luxembourg Stock Exchange, an agent for making payments on, and transfers of, senior notes will be maintained in Luxembourg. See "Listing and General Information--Listing" in this prospectus supplement. Payment of interest on the senior notes may be made at the option of the issuer by wire transfer or by checks mailed to the addresses of the registered holders of the senior notes as of the relevant record dates.

     The issuer from time to time, without giving notice to or seeking the consent of the holders of the senior notes, may issue additional senior notes having the same ranking and the same interest rate, maturity and other terms as the senior notes, except for the issue price and the issue date. Any additional senior notes having such similar terms, together with the senior notes offered hereby, will constitute a single series of senior notes under the indenture.

     Any payment otherwise required to be made in respect of the senior notes on a date that is not a business day for the senior notes may be made on the next succeeding business day with the same force and effect as if made on the originally scheduled payment date. No additional interest shall accrue as a result of such delayed payment. A business day is defined in the indenture as any day other than a Saturday, Sunday or other day on which banking institutions in New York City, Boston or any place of payment are authorized by law or regulation to close.

     The senior notes will be issued only in fully registered form without coupons in denominations of $1,000 and any whole multiple of $1,000. No service charge will be made for any transfer or exchange of the senior notes, but the issuer may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange.

     Holders may transfer or exchange the senior notes in accordance with the provisions of the indenture. The senior notes will be represented by one or more permanent global notes registered in the name of a nominee of The Depository Trust Company ("DTC"). While the senior notes are represented by global notes, ownership of beneficial interests in any global security with respect to which DTC, Clearstream, Luxembourg, or Euroclear is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by such depository or its respective nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). See "Book Entry; Delivery and Form" in this prospectus supplement. Except as described under "Book-Entry; Delivery and Form," the senior notes will not be issuable in certificated form. Upon the issuance of certificated notes, holders will be able to transfer certificated notes at the specified office of the registrar or any paying or transfer agent, including the paying and transfer agent in Luxembourg, upon the surrender of such certificated notes, together with the form of transfer endorsed thereon duly completed and executed, and otherwise in accordance with the provisions of the indenture. In the case of a transfer of part only of a certificated note, a new certificated note shall be issued to the transferee at such specified office, including the paying and transfer agent in Luxembourg, in respect of the part transferred and a further new certificated note in respect of the balance of the holding not transferred shall be issued to the transferor.


GUARANTEE

     Payment of principal, premium, if any, and interest on the senior notes will be fully guaranteed on an unsecured, unsubordinated basis by XL Capital Ltd. The guarantee will be a direct and unconditional obligation of XL Capital Ltd, ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of XL Capital, other than obligations preferred by law.


OPTIONAL REDEMPTION

     The senior notes will be redeemable, in whole at any time or in part from time to time, at the issuer's option, at a redemption price equal to accrued and unpaid interest on the principal amount being redeemed to the redemption date plus the greater of:

     o    100% of the principal amount of the senior notes to be redeemed, and

     o the sum of the present values of the remaining scheduled payments of principal and interest on the senior notes to be redeemed (not including any portion of such payments of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at
          the Treasury rate, plus     basis points.

     "Treasury rate" means, with respect to any date of redemption, the rate per year equal to the semi-annual equivalent yield to maturity of the comparable Treasury issue, assuming a price for the comparable Treasury issue (expressed as a percentage of its principal amount) equal to the comparable Treasury price for such date of redemption.

     "Comparable Treasury issue" means the United States Treasury security selected as having a maturity comparable to the remaining term of the senior notes to be redeemed that would be used, at the time of selection and under customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the senior notes.

     "Comparable Treasury price" means, with respect to any date of redemption, the average of the reference Treasury dealer quotations for the date of redemption, after excluding the highest and lowest reference Treasury dealer quotations, or if the trustee obtains fewer that three reference Treasury dealer quotations, the average of all reference Treasury dealer quotations.

     "Reference Treasury dealers" means each of Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. and their respective successors and any other primary Treasury dealer XL Capital or the issuer selects. If any of the foregoing ceases to be a primary U.S. government securities dealer in New York City, XL Capital or the issuer must substitute another primary Treasury dealer.

     "Reference Treasury dealer quotations" means, with respect to each reference Treasury dealer and any date of redemption, the average, as determined by the trustee, of the bid and asked prices for the comparable Treasury issue (expressed in each case as a percentage of its principal amount) quoted in writing to the trustee by the reference Treasury dealer at 5:00 p.m., New York City time, on the third business day before the date of redemption.

     Notice of any redemption will be mailed at least 30 days but not more than 60 days before the date of redemption to each holder of the senior notes to be redeemed. Following any optional redemption, we will notify the Luxembourg Stock Exchange of the results and publish a notice in Luxembourg. For more information relating to notices, see "Listing and General Information--Notices" in this prospectus supplement. Unless the issuer defaults in payment of the redemption price, on and after the date of redemption, interest will cease to accrue on the senior notes or portions of senior notes called for redemption.

     If less than all of the senior notes are to be redeemed, the senior notes to be redeemed shall be selected by the trustee, by a method the trustee deems to be fair and appropriate.

     The senior notes will not be entitled to the benefit of any mandatory redemption or sinking fund.

     The issuer will not be required to (1) register the transfer of or exchange the senior notes during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any senior notes and ending at the close of business on the day of such mailing or (2) register the transfer of or exchange any senior note selected for redemption in whole or in part, except the unredeemed portion of any senior note being redeemed in part.

CERTAIN COVENANTS OF THE ISSUER AND XL CAPITAL APPLICABLE TO THE SENIOR NOTES

LIMITATION ON LIENS ON STOCK OF DESIGNATED SUBSIDIARIES

     Under the indenture, the issuer and XL Capital will covenant that, so long as any senior notes are outstanding, XL Capital will not, nor will XL Capital permit the issuer or any designated subsidiary to, create, assume, incur, guarantee or otherwise permit to exist any indebtedness evidenced by notes, debentures, bonds or similar instruments, which is secured by any mortgage, pledge, lien, security interest or other encumbrance upon any shares of capital stock of XL Capital, the issuer or any designated subsidiary (whether such shares of stock are now owned or hereafter acquired) without effectively providing concurrently that the senior notes will be secured equally and ratably with such indebtedness for at least the time period such other indebtedness is so secured.

     The term "capital stock" of any person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such person, including preferred stock, but excluding any debt securities convertible into such equity.

     The term "designated subsidiary" means any present or future consolidated subsidiary of XL Capital that is a regulated insurance company, the assets of which constitute at least 20% of XL Capital's consolidated assets. As of September 30, 2001, XL Capital's designated subsidiaries consisted of XL Re Ltd and XL Insurance (Bermuda) Ltd.

EVENTS OF DEFAULT

     In addition to those events of default described in "Description of XL Capital Finance (Europe) plc Senior Debt Securities--Events of Default and Notice Thereof" in the accompanying prospectus, the following events will constitute an event of default under the indenture with respect to the senior notes:

     (1) default in the payment of any additional amounts payable with respect to interest on any senior notes (as described below under "--Payments of Additional Amounts"), when such additional amounts become due and payable, and continuance of such default for a period of 30 days;

     (2) default in the payment of any premium on any senior notes, or any additional amounts payable with respect to any principal of or premium on any senior notes (as described below under "--Payments of Additional Amounts"), when such premium or additional amounts become due and payable either at maturity, upon any redemption, by declaration of acceleration or otherwise;

     (3) default by the issuer or XL Capital in the payment when due of the principal or premium, if any, of any bond, debenture, note or other evidence of the issuer's or XL Capital's indebtedness, in each case for money borrowed, or in the payment of principal or premium, if any, under any mortgage, indenture, agreement or instrument under which there may be issued or by which there may be secured or evidenced any indebtedness of the issuer or XL Capital for money borrowed, which default for payment of principal or premium, if any, is in an aggregate amount exceeding $50,000,000 (or its equivalent in any other currency or currencies), if such default shall continue unremedied or unwaived for more than 30 days after the expiration of any grace period or extension of the time for payment applicable thereto; and

     (4) default by the issuer or XL Capital under any instrument or instruments under which there is or may be secured or evidenced any of the issuer's or XL Capital's indebtedness (other than the senior notes) having an outstanding principal amount of $50,000,000 (or its equivalent in any other currency or currencies) or more, individually or in the aggregate, that has caused the holders thereof to declare such indebtedness to be due and payable prior to its stated maturity, unless such declaration has been rescinded within 30 days.

     The following event will also constitute an event of default under the indenture with respect to the senior notes and will supersede event of default
(1) described in "Description of XL Capital Finance (Europe) plc Senior Debt Securities--Events of Default and Notice Thereof" in the accompanying prospectus, but only as such event of default relates to a failure to pay interest:

     (1) failure to pay interest on any senior notes within 30 days of when due.

     In addition, each of the issuer and XL Capital are also required to deliver to the trustee, within 30 days after occurrence thereof, written notice of any event of default or any event which, after notice or lapse of time or both, would constitute an event of default.

DISCHARGE, DEFEASANCE AND COVENANT DEFEASANCE

     In addition to the terms and conditions relating to discharge, defeasance and covenant defeasance discussed in "Description of XL Capital Finance (Europe) plc Senior Debt Securities--Discharge and Defeasance" in the accompanying prospectus, a trust relating to defeasance may only be established if, in addition to the items listed in such section, the issuer and XL Capital have delivered to the trustee an officers' certificate as to solvency and the absence of intent of preferring holders of the senior notes over the issuer's or XL Capital's other creditors.

PAYMENT OF ADDITIONAL AMOUNTS

     All amounts payable (whether in respect of principal, interest or otherwise) in respect of the senior notes or the guarantee will be made free and clear of and without withholding or deduction for or on account of any present or future taxes, duties, levies, assessments or governmental charges of whatever nature imposed or levied by or on behalf of the United Kingdom or the Cayman Islands or any political subdivision thereof or any authority or agency therein or thereof having power to tax, unless the withholding or deduction of such taxes, duties, levies, assessments or governmental charges is required by law. In that event, the issuer or XL Capital will, jointly or severally, pay, or cause to be paid, such additional amounts as may be necessary in order that the net amounts receivable by a holder after such withholding or deduction shall equal the respective amounts that would have been receivable by such holder had no such withholding or deduction been required, except that no such additional amounts shall be payable in relation to any payment in respect of any of the senior notes or the guarantee:

     o to, or to a third party on behalf of, a person who would be able to avoid such withholding or deduction by complying with such person's statutory requirements or by making a declaration of non-residence or similar claim for exemption but, in either case, fails to do so, or is liable for such taxes, duties, levies, assessments or governmental charges in respect of such senior note by reason of his having some connection with (including, without limitation, being a citizen of, being incorporated or engaged in a trade or business in, or having a residence or principal place of business or other presence in) the United Kingdom or the Cayman Islands other than (a) the mere holding of such senior note or (b) the receipt of principal, interest, or other amount in respect of such senior note;

     o presented for payment more than 30 days after the Relevant Date, except to the extent that the relevant holder would have been entitled to such additional amounts on presenting the same for payment on or before the expiry of such period of 30 days;

     o on account of any inheritance, gift, estate, personal property, sales or transfer or similar taxes, duties, levies, assessments or similar governmental charges;

     o    presented for payment in the United Kingdom;

     o presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant senior note or senior notes to another paying agent in a Member State of the European Union; or

     o on account of any taxes, duties, levies, assessments or governmental charges that are payable otherwise than by withholding from payments in respect of such senior note or the guarantee.

     The "Relevant Date" means, in respect of any payment, the date on which such payment first becomes due and payable, but if the full amount of the moneys payable has not been received by the trustee on or prior to such due date, it means the first date on which, the full amount of such moneys having been so received and being available for payment to holders, notice to that effect shall have been duly given to the holders of the senior notes.

      If XL Capital becomes subject generally at any time to any taxing jurisdiction other than or in addition to the Cayman Islands, references in this section to the Cayman Islands shall be read and construed as references to such other jurisdiction(s) and/or to the Cayman Islands.

     If the issuer becomes subject generally at any time to any taxing jurisdiction other than or in addition to the United Kingdom, references in this section to the United Kingdom shall be read and construed as references to such other jurisdiction(s) and/or to the United Kingdom.

     Notwithstanding anything in this section to the contrary, in the event that any deduction or withholding for or on account of tax is required to be made, or is made, in connection with any European Union directive on the taxation of savings implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000, or any law implementing or complying with, or introduced in order to conform to, such directive, no additional amounts shall be payable or paid by the issuer or XL Capital to any holder in respect of the senior notes.

                          BOOK-ENTRY; DELIVERY AND FORM

     THE FOLLOWING DESCRIPTION OF THE GLOBAL SECURITIES AND THE BOOK-ENTRY SYSTEM SUPPLEMENTS OR SUPERSEDES, AS APPLICABLE, THE DESCRIPTION OF THE GENERAL TERMS AND PROVISIONS OF THE DESCRIPTION OF THE GLOBAL SECURITIES AND THE BOOK-ENTRY SYSTEM SET FORTH IN THE ACCOMPANYING PROSPECTUS.

CERTAIN BOOK-ENTRY PROCEDURES FOR THE GLOBAL NOTES

     The descriptions of the operations and procedures of DTC, Clearstream, Luxembourg and Euroclear set forth below are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to change by them from time to time. Neither we nor the underwriters take any responsibility for these operations or procedures, and investors are urged to contact the revelant system or its participants directly to discuss these matters.

     The senior notes will be issued in the form of one or more fully registered global notes, which we refer to as the "Global Notes," which will be deposited with, or on behalf of, DTC, which we also refer to as the "Depositary," and registered in the name of Cede & Co., the Depositary's nominee. Beneficial interests in the Global Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants in the Depositary. Investors may elect to hold interests in the Global Notes through the Depositary, Clearstream Banking, Societe Anonyme, which we refer to as "Clearstream, Luxembourg," or Euroclear Bank S.A./N.V., as operator of the Euroclear System, which we refer to as "Euroclear," if they are participants in such systems, or indirectly through organizations which are participants in such systems. Clearstream, Luxembourg and Euroclear will hold interests on behalf of their participants through customers' securities accounts in Clearstream, Luxembourg's and Euroclear's names on the books of their respective depositaries, which in turn will hold such interests in customers' securities accounts in the depositaries' names on the books of the Depositary. Citibank, N.A. will act as depositary for Clearstream, Luxembourg and JPMorgan Chase Bank will act as depositary for Euroclear, which we refer to in such capacities as the "U.S. Depositaries." Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of the Depositary or to a successor of the Depositary or its nominee.

     The Depositary advises that it is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934. The Depositary holds securities deposited with it by its participants and facilitates the settlement of transactions among its participants in such securities through electronic computerized book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. The Depositary's participants include securities brokers and dealers, including the underwriters, banks, trust companies, clearing corporations and certain other organizations, some of whom, and/or their representatives, own the Depositary. Access to the Depositary's book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly.

     Clearstream, Luxembourg advises that it is incorporated under the laws of Luxembourg as a bank. Clearstream, Luxembourg holds securities for its customers, which we refer to as "Clearstream, Luxembourg Customers," and facilitates the clearance and settlement of securities transactions between Clearstream, Luxembourg Customers through electronic book-entry transfers between their accounts. Clearstream, Luxembourg provides to Clearstream, Luxembourg Customers, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream, Luxembourg interfaces with domestic securities markets in over 30 countries through established depository and custodial relationships. As a bank, Clearstream, Luxembourg is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream, Luxembourg Customers are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Clearstream, Luxembourg's Customers in the United States are limited to securities brokers and dealers and banks. Indirect access to Clearstream, Luxembourg is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Clearstream, Luxembourg Customer.

     Distributions with respect to the senior notes held through Clearstream, Luxembourg will be credited to cash accounts of Clearstream, Luxembourg Customers in accordance with its rules and procedures, to the extent received by the U.S. Depositary for Clearstream, Luxembourg.

     Euroclear advises that it was created in 1968 to hold securities for its participants, which we refer to as "Euroclear Participants," and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank S.A./N.V., which we refer to as the "Euroclear Operator," under contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation, which we refer to as the "Cooperative." All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the Cooperative. The Cooperative establishes policy for Euroclear on behalf of Euroclear Participants. Euroclear Participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear Participant, either directly or indirectly.

     Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System, and applicable Belgian law, which we refer to collectively as the "Terms and Conditions." The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear. All securities in Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts. The Euroclear Operator acts under the Terms and Conditions only on behalf of Euroclear Participants and has no record of or relationship with persons holding through Euroclear Participants.

     Distributions with respect to the senior notes held beneficially through Euroclear will be credited to the cash accounts of Euroclear Participants in accordance with the Terms and Conditions, to the extent received by the U.S. Depositary for Euroclear.

     Euroclear further advises that investors that acquire, hold and transfer interests in the senior notes by book-entry through accounts with the Euroclear Operator or any other securities intermediary are subject to the laws and contractual provisions governing their relationship with their intermediary, as well as the laws and contractual provisions governing the relationship between such an intermediary and each other intermediary, if any, standing between themselves and the Global Notes.

     The Euroclear Operator advises that under Belgian law, investors that are credited with securities on the records of the Euroclear Operator have a co-property right in the fungible pool of interests in securities on deposit with the Euroclear Operator in an amount equal to the amount of interests in securities credited to their accounts. In the event of the insolvency of the Euroclear Operator, Euroclear Participants would have a right under Belgian law to the return of the amount and type of interests in securities credited to their accounts with the Euroclear Operator. If the Euroclear Operator did not have a sufficient amount of interests in securities on deposit of a particular type to cover the claims of all Euroclear Participants credited with such interests in securities on the Euroclear Operator's records, all Participants having an amount of interests in securities of such type credited to their accounts with the Euroclear Operator would have the right under Belgian law to the return of their pro rata share of the amount of interest in securities actually on deposit.

     Under Belgian law, the Euroclear Operator is required to pass on the benefits of ownership in any interests in securities on deposit with it, such as dividends, voting rights and other entitlements, to any person credited with such interests in securities on its records.

     Individual certificates in respect of the senior notes will not be issued in exchange for the Global Notes, except in very limited circumstances. If (1) DTC notifies us that it is unwilling or unable to continue as a clearing system in connection with the Global Notes or ceases to be a clearing agency registered under the Securities Exchange Act of 1934, and a successor clearing system is not appointed by us within 90 days after receiving such notice from DTC or upon becoming aware that DTC is no longer so registered, (2) at our option, we notify the trustee in writing that we elect to cause the issuance of the senior notes in definitive form under the indenture or

(3) an event of default under the indenture has occurred and is continuing, then we will issue or cause to be issued individual certificates in registered form on registration of transfer of, or in exchange for, book-entry interests in the senior notes represented by such Global Notes upon delivery of such Global Notes for cancellation. In the event that individual certificates are issued, holders of the senior notes will be able to receive payments, including principal and interest, on the senior notes and effect transfer of the senior notes at the offices of our paying and transfer agent in Luxembourg, Deutsche Bank Luxembourg. We will maintain a Luxembourg paying agent and transfer agent as long as the senior notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require.

     Title to book-entry interests in the senior notes will pass by book-entry registration of the transfer within the records of Clearstream, Luxembourg, Euroclear or DTC, as the case may be, in accordance with their respective procedures. Book-entry interests in the senior notes may be transferred within Clearstream, Luxembourg and within Euroclear and between Clearstream, Luxembourg and Euroclear in accordance with procedures established for these purposes by Clearstream, Luxembourg and Euroclear. Book-entry interests in the senior notes may be transferred within DTC in accordance with procedures established for this purpose by DTC. Transfers of book-entry interests in the senior notes among Clearstream, Luxembourg and Euroclear and DTC may be effected in accordance with procedures established for this purpose by Clearstream, Luxembourg, Euroclear and DTC.

     A further description of the Depositary's procedures with respect to the Global Notes is set forth under "Description of XL Capital Finance (Europe) plc Senior Debt Securities--Global Securities; Book-Entry System" in the accompanying prospectus.

GLOBAL CLEARANCE AND SETTLEMENT PROCEDURES

     Initial settlement for the senior notes will be made in immediately available funds. Secondary market trading between DTC participants will occur in the ordinary way in accordance with the Depositary's rules and will be settled in immediately available funds using the Depositary's Same-Day Funds Settlement System. Secondary market trading between Clearstream, Luxembourg Customers and/or Euroclear Participants will occur in the ordinary way in accordance with the applicable rules and operating procedures of Clearstream, Luxembourg and Euroclear and will be settled using the procedures applicable to conventional Eurobonds in immediately available funds.

     Cross-market transfers between persons holding directly or indirectly through the Depositary on the one hand, and directly or indirectly through Clearstream, Luxembourg Customers or Euroclear Participants, on the other, will be effected in the Depositary in accordance with the Depositary's rules on behalf of the relevant European international clearing system by its U.S. Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures and within its established deadlines, in European time. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its U.S. Depositary to take action to effect final settlement on its behalf by delivering interests in the senior notes to or receiving interests in the senior notes from the Depositary, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to the Depositary. Clearstream, Luxembourg Customers and Euroclear Participants may not deliver instructions directly to their respective U.S. Depositaries.

     Because of time-zone differences, credits of interests in the senior notes received in Clearstream, Luxembourg or Euroclear as a result of a transaction with a DTC participant will be made during subsequent securities settlement processing and dated the business day following the Depositary settlement date. Such credits or any transactions involving interests in such senior notes settled during such processing will be reported to the relevant Clearstream, Luxembourg Customers or Euroclear Participants on such business day. Cash received in Clearstream, Luxembourg or Euroclear as a result of sales of interests in the senior notes by or through a Clearstream, Luxembourg Customer or a Euroclear Participant to a DTC participant will be received with value on the Depositary settlement date but will be available in the relevant Clearstream, Luxembourg or Euroclear cash account only as of the business day following settlement in the Depositary.

     Although the Depositary, Clearstream, Luxembourg and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of interests in the senior notes among participants of the Depositary, Clearstream, Luxembourg and Euroclear, they are under no obligation to perform or continue to perform such procedures and such procedures may be changed or discontinued at any time.

                            CERTAIN TAX CONSEQUENCES

     In this section, references to "XL Capital," "we," "us" or "our" refer solely to XL Capital Ltd and not to its subsidiaries, and references to the "issuer" refer solely to XL Capital Finance (Europe) plc.

CAYMAN ISLANDS

     The Cayman Islands at present impose no taxes on income, profits, capital gains or appreciations of XL Capital. There are also currently no taxes imposed in the Cayman Islands on income, profits, capital gains or appreciations of the holders of the senior notes nor any taxes on the holders of the senior notes in the nature of estate duty or capital transfer tax. Further, as an exempted company, XL Capital has obtained an undertaking from the Cayman Islands Government authorities that, for a period of twenty years from the date of incorporation of XL Capital, no law which is enacted in the Cayman Islands imposing any tax on profit, income, capital gains or appreciations will apply to XL Capital and that, for the same period of twenty years, no taxes on profit, income, capital gains or appreciations nor any tax in the nature of estate duty or inheritance tax will be payable on the senior notes or other obligations of XL Capital.

UNITED STATES

     The following discussion summarizes certain U.S. federal income tax considerations that may be relevant to you if you invest in senior notes and are a U.S. holder. This summary deals only with U.S. holders that purchase senior notes at their issue price as part of the initial distribution and that will hold senior notes as capital assets. It does not address considerations that may be relevant to you if you are an investor that is subject to special tax rules such as a bank, thrift, real estate investment trust, partnership, regulated investment company, insurance company, dealer in securities or currencies, trader in securities or commodities that elects marked to market treatment, person that will hold senior notes through a partnership or other pass-through entity, person that will hold senior notes as a hedge against currency risk or as a position in a "straddle" or conversion transaction, tax-exempt organization, a person whose "functional currency" is not the U.S. dollar, or a person liable for alternative minimum tax. Furthermore, the discussion below is based upon the provisions of the Internal Revenue Code of 1986, as amended, and regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified so as to result in United States federal income tax consequences different from those discussed below. If a partnership holds our senior notes, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding our senior notes, you should consult your tax advisors.

     In general, you will be a U.S. holder if you are an initial purchaser of a senior note who is a beneficial owner of the senior note and who is for U.S. federal income tax purposes:

     o    a citizen or individual resident of the United States;

     o a corporation created or organized in or under the laws of the United States, one of the states or the District of Columbia;

     o an estate all of the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source; or

     o    a trust:

          -- that a court within the United States is able to exercise primary supervision over the administration of and which one or more U.S. persons have the authority to control all substantial decisions of; or

          -- that has a valid election in effect under applicable U.S. Treasury Regulations to be treated as a U.S. person.

     You should consult your tax advisor about the tax consequences of holding senior notes, including the relevance to your particular situation of the considerations discussed below, as well as the relevance to your particular situation of state, local or other tax laws.

   INTEREST ON THE SENIOR NOTES

     Payments or accruals of interest on the senior notes will be taxable to you as ordinary interest income at the time that you receive or accrue such amounts (in accordance with your regular method of accounting for U.S. federal income tax purposes).

   PURCHASE, SALE AND RETIREMENT OF SENIOR NOTES

     Initially, your tax basis in a senior note generally will equal the cost of the senior note to you. When you sell or exchange a senior note, or if a senior note that you hold is retired, you generally will recognize gain or loss equal to the difference between the amount you realize on the transaction (less any accrued qualified stated interest, which will be subject to tax in the manner described above under "--Interest on the Senior Notes") and your adjusted tax basis in the senior note.

     The gain or loss that you recognize on the sale, exchange or retirement of a senior note generally will be capital gain or loss. The gain or loss on the sale, exchange or retirement of a senior note will be long-term capital gain or loss if you have held the senior note for more than one year on the date of disposition. Net long-term capital gain recognized by an individual U.S. holder generally will be subject to a maximum tax rate of 20%. The ability of U.S. holders to offset capital losses against ordinary income is limited.

   INFORMATION REPORTING AND BACKUP WITHHOLDING

     The paying agent must file information returns with the United States Internal Revenue Service in connection with senior note payments made to certain U.S. holders. If you are a U.S. holder, you generally will not be subject to United States backup withholding tax on such payments if you provide your taxpayer identification number to the paying agent (unless you have been notified by the IRS regarding a failure to report all interest or dividends required to be shown on your federal income tax return or otherwise fail to comply with applicable certification requirements). You may also be subject to information reporting and backup withholding tax requirements with respect to the proceeds from a sale of the senior notes. If you are not a U.S. holder, you may have to comply with certification procedures to establish that you are not a U.S. holder in order to avoid information reporting and backup withholding tax requirements.

UNITED KINGDOM

     The comments below are of a general nature based on the issuer's understanding of current United Kingdom law and United Kingdom Inland Revenue practice, and they are subject to changes thereto or thereof. They relate only to the position of persons who are the absolute beneficial owners of the senior notes and may not apply to certain classes of taxpayers (such as dealers in securities), nor do they address the position of holders of senior notes who are connected with the issuer. They deal only with the question of whether payments of interest on the senior notes may be made without withholding or deduction for or on account of United Kingdom income tax and do not deal with other United Kingdom tax consequences that might arise from holding senior notes.

   INTEREST ON THE SENIOR NOTES

     The senior notes will constitute "quoted Eurobonds" within the meaning of section 349(4) of the United Kingdom Income and Corporation Taxes Act 1988 (the "Act") while the senior notes continue to be listed on a "recognised stock exchange" within the meaning of section 841 of the Act (the Luxembourg Stock Exchange is recognised for these purposes). Accordingly, payments of interest on the senior notes may be made without withholding or deduction for or on account of United Kingdom income tax.

     Persons in the United Kingdom paying interest to or receiving interest on behalf of another person may be required to provide certain information to the United Kingdom Inland Revenue regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries.

     If the senior notes cease to be listed on a recognised stock exchange, interest will generally be paid under deduc-tion of income tax at the lower rate (currently 20%) subject to any direction to the contrary from the Inland Revenue in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

   U.K. SOURCE

     The interest has a United Kingdom source and accordingly may be chargeable to United Kingdom tax by direct assessment. Where the interest is paid without withholding or deduction, the interest will not be assessed to United Kingdom tax in the hands of holders of the senior notes who are not resident for tax purposes in the United Kingdom, except where such persons carry on a trade, profession or vocation in the United Kingdom through a United Kingdom branch or agency in connection with which the interest is received or to which the senior notes are attributable, in which case tax may be levied on the United Kingdom branch or agency. There are exemptions for interest received by certain categories of agents.

     If interest were paid under deduction of United Kingdom income tax (e.g., if the senior notes ceased to be listed), holders of senior notes who are not resident in the United Kingdom may be able to recover all or part of the tax deducted if there is an appropriate provision in an applicable double taxation treaty.

   PROPOSED EU DIRECTIVE ON THE TAXATION OF SAVINGS INCOME

     The European Union is currently considering proposals for a new directive regarding the taxation of savings income. It is proposed that, subject to a number of important conditions being met, a Member State will be required to provide to the tax authorities of another Member State details of payments of interest or other similar income paid by a person within its jurisdiction to an individual resident in that other Member State, subject to the right of certain Members States to opt instead for a withholding system for a transitional period in relation to such payments. The proposals are not yet final, and they may be subject to further amendments and/or clarification.


     PROSPECTIVE HOLDERS OF SENIOR NOTES WHO ARE IN ANY DOUBT AS TO THEIR TAX POSITION OR WHO MAY BE SUBJECT TO TAX IN A JURISDICTION OTHER THAN THE UNITED KINGDOM SHOULD SEEK INDEPENDENT ADVICE.

                                  UNDERWRITING

     Salomon Smith Barney Inc. and J.P. Morgan Securities Inc. are acting as joint book-running managers of the offering and as representatives of the several underwriters named below. Subject to the terms and conditions stated in
the underwriting agreement dated January   , 2002, we have agreed to sell to
each underwriter, and each underwriter has agreed to purchase, severally and not jointly, the principal amount of the senior notes set forth opposite the underwriter's name below. You may obtain a copy of the underwriting agreement at the specified office of the paying agent in Luxembourg. References herein to the underwriting agreement shall be deemed to include the related pricing agreement
dated January   , 2002.

                                                                  PRINCIPAL
UNDERWRITERS                                                    AMOUNT OF NOTES
------------                                                   ---------------
Salomon Smith Barney Inc. ................................     $
J.P. Morgan Securities Inc. ..............................
Banc of America Securities LLC
Barclays Capital Inc. ....................................
Credit Lyonnais Securities (USA) Inc. ....................
                                                               ---------------
   Total .................................................      $500,000,000
                                                               ===============

     The underwriting agreement provides that, subject to the terms and conditions set forth therein, the underwriters will be obligated to purchase all the senior notes offered by this prospectus supplement and the accompanying prospectus if any senior notes are purchased.

     The underwriters propose to offer part of the senior notes directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the senior notes to certain dealers at the
public offering price less concessions not in excess of   % of the principal
amount of the senior notes. The underwriters may allow, and these dealers may
reallow, concessions not in excess of   % of the principal amount of the senior
notes. After the initial offering of the senior notes to the public, the public offering price and concessions may be changed by the underwriters.

     In connection with this offering, we will pay an underwriting discount to
the underwriters of   % of the principal amount of the notes, for a total of
$   .

     We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately
$   .

     We have been advised by the underwriters that they intend to make a market in the senior notes, but that they are not obligated to do so and may discontinue making a market at any time without notice. We have applied to list the senior notes on the Luxembourg Stock Exchange. However, we cannot assure you that the senior notes will be listed on the Luxembourg Stock Exchange at the time the senior notes are delivered to purchasers or at any other time. The senior notes will not be listed on any United States securities exchange.

     The underwriting agreement provides that we will indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or contribute to payments the underwriters may be required to make in respect of such liabilities.

     The underwriters may engage in over-allotment, stabilizing transactions, syndicate-covering transactions and penalty bids in accordance with Rule 104 of Regulation M under the Exchange Act. Over-allotment involves syndicate sales in excess of the offering size, which creates a short position for the underwriters. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate-covering transactions involve purchases of the senior notes in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from an underwriter when the senior notes originally sold by such an underwriter are purchased in a covering transaction to cover syndicate short positions. Such over-allotment stabilizing transactions, syndicate-covering transactions and penalty bids may cause the price of the senior notes to be higher than it would be in the absence of such transactions. They may also have the effect of preventing or retarding declines in the market prices of the senior notes. These transactions, if commenced, may be discontinued at any time.

     Certain of the underwriters have performed investment banking and advisory services for us from time to time for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business. JPMorgan Chase Bank, an affiliate of J.P. Morgan Securities Inc., is an agent and lender under certain of our credit facilities. In addition, affiliates of certain of the other underwriters are lenders under certain of our credit facilities. Affiliates of certain of the underwriters are lenders under our five-year revolving credit facilities and, accordingly, will receive their proportionate share when those facilities are repaid with the proceeds of this offering. Under the Conduct Rules of the National Association of Securities Dealers, Inc. (the "NASD"), special considerations apply to a public offering of securities where more than 10% of the net proceeds thereof will be paid to a participating underwriter or any of its affiliates. Because more than 10% of the net proceeds of the offering of the senior notes will be paid to certain underwriters or their affiliates, this offering is being conducted pursuant to the requirements of Rule 2710(c)(8) of the Conduct Rules of the NASD.

     The underwriters have agreed to reimburse the issuer for certain expenses.


                                  LEGAL MATTERS

     Certain U.S. legal matters with respect to the senior notes will be passed upon for the issuer and XL Capital Ltd by Cahill Gordon & Reindel, New York, New York. Certain matters with respect to the senior notes under the laws of the Cayman Islands will be passed upon for the issuer and XL Capital Ltd by Hunter & Hunter, Grand Cayman, Cayman Islands. Certain English legal matters with respect to the senior notes will be passed upon for the issuer and XL Capital Ltd by Slaughter and May, London, England. Certain U.S. legal matters with respect to the senior notes will be passed upon for the underwriters by Simpson Thacher & Bartlett, New York, New York. Simpson Thacher &Bartlett has in the past performed, and continues to perform, certain legal services for us and our affiliates.


                         LISTING AND GENERAL INFORMATION

ADDITIONAL INFORMATION ABOUT XL CAPITAL FINANCE (EUROPE) PLC

     The issuer is a public limited company incorporated under the laws of England and Wales under the number 4278406.

     The objects of the issuer as set forth in clauses 4.2.6, 4.2.7 and 4.2.8 of its memorandum of association include the lending and borrowing of monies and the issue of debt securities.

     Stand-alone (unconsolidated) financial statements of the issuer are not published. As a newly incorporated entity, the issuer does not have any financial statements in respect of the year 2001. The first financial statements for a financial year for the issuer will be prepared for the financial year ending December 31, 2002, and will be prepared for each financial year thereafter. The issuer's independent auditors are PricewaterhouseCoopers LLP.

     The directors of the issuer are Messrs. Jerry de St. Paer and Henry Keeling and Ms. Fiona Luck. Subject to the making of any requisite declarations of interest under the laws of England and Wales, a director may vote on any transaction or arrangement in which he is interested or upon any related matter. The secretary of the issuer is Mr. Paul S. Giordano.

     The authorized share capital of the issuer is (pound)100,000, divided into 100,000 ordinary shares; 50,000 ordinary shares were issued and outstanding as of September 30, 2001 of which 25% is paid up. Except as described in this prospectus supplement or the accompanying prospectus, or the documents incorporated by reference into this prospectus supplement or the accompanying prospectus, as of the date of this prospectus supplement the issuer does not have any outstanding indebtedness. Since September 30, 2001, there has been no material change in the equity capitalization of the issuer.

ADDITIONAL INFORMATION ABOUT XL CAPITAL LTD

     XL Capital Ltd is incorporated in the Cayman Islands under the number CR-80328.

     As of the date of this prospectus supplement, XL Capital Ltd has no legally binding commitments to make any significant acquisitions.

     The objects of XL Capital Ltd as set forth in Article 3 of its memorandum of association are unrestricted and allow XL Capital Ltd to engage in or carry on any lawful trade.

     XL Capital Ltd is the parent company for a consolidated group of companies. XL Capital Ltd has several U.S. and international subsidiaries in its consolidated group. The issuer is a wholly owned subsidiary of XL Capital Ltd and was formed for the purpose of acting as a finance subsidiary for XL Capital Ltd. A list of XL Capital Ltd's subsidiaries may be obtained at the specified office of the paying agent in Luxembourg.

     For further information, see Note 1 to our audited consolidated financial statements in our Form 10-K for the fiscal year ended December 31, 2000 incorporated by reference in this prospectus supplement and the accompanying prospectus.

LISTING

     In connection with the application for the senior notes to be listed on the Luxembourg Stock Exchange, a notice relating to the issue of the senior notes and a copy of the articles of association and memorandum of association of each of the issuer and XL Capital Ltd will be filed with the Chief Registrar of the District Court of Luxembourg (GREFFIER EN CHEF DU TRIBUNAL D'ARRONDISSEMENT DE ET A LUXEMBOURG), where such documents will be available for inspection and where copies of such documents will be obtainable upon request.

     So long as any senior notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, an agent appointed to make payments on, and transfers of, the senior notes will be maintained in Luxembourg. We have appointed Deutsche Bank Luxembourg S.A. as our listing, paying and transfer agent in Luxembourg. We reserve the right to vary such appointment, and if another agent is appointed we will publish a notice in a newspaper with general circulation in Luxembourg. The paying agent in Luxembourg will act as intermediary between the holders of senior notes and us.

     We may remove the senior notes from listing on the Luxembourg Stock
Exchange.

CLEARING SYSTEMS

     The senior notes have been accepted for clearance by DTC under
the CUSIP         and by Euroclear and Clearstream under the common code
and the ISIN               .

DOCUMENTS

     You may request a copy of any of the documents which are incorporated by reference in this prospectus supplement and the accompanying prospectus, other than exhibits which are not specifically incorporated by reference into such documents, and the articles of association and memorandum of association of each of the issuer and XL Capital Ltd, as well as the indenture and underwriting agreement relating to the senior notes, at no cost, at the specified office of the paying agent in Luxembourg so long as any senior notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require.

     Copies of XL Capital Ltd's latest annual reports for the years ended December 31, 2000 and 1999, which include our audited annual consolidated financial statements, and XL Capital Ltd's report for the quarterly period ended September 30, 2001, which includes our unaudited quarterly interim consolidated financial statements, as well as all of XL Capital Ltd's future annual and quarterly reports, will be available at the specified office of the paying agent in Luxembourg so long as any senior notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require. The issuer's and XL Capital Ltd's annual financial statements are audited by PricewaterhouseCoopers LLP. XL Capital Ltd publishes consolidated financial statements only; stand-alone (unconsolidated) financial statements of the issuer are not published. The fiscal year of each of the issuer and XL Capital Ltd is from January 1 to December 31.

AUTHORIZATION

     The issue of the senior notes was authorized by the board of directors of
the issuer on December 14, 2001 and January        , 2002. The issue of the
senior notes and the guarantee was authorized by the board of directors of XL Capital Ltd and by a special committee of the board of directors of XL
Capital Ltd on December 14, 2001 and January           , 2002, respectively.

MATERIAL ADVERSE CHANGE

     Except as disclosed in this prospectus supplement or the accompanying prospectus, or the documents incorporated by reference in this prospectus supplement or the accompanying prospectus, there has been no material adverse change in the financial position of the issuer or in the financial position of XL Capital Ltd since December 31, 2000. See "Experts" in the accompanying prospectus for a description of our independent accountants.

LEGAL PROCEEDINGS

     We are a party to various legal proceedings, including arbitrations, arising in the ordinary course of business. Such legal proceedings generally relate to claims asserted by or against our subsidiaries in the ordinary course of their respective insurance, reinsurance and financial products and services operations. We do not believe that the eventual resolution of any of the legal proceedings to which we are a party will result in a material adverse effect on the financial condition or results of operations of either the issuer or XL Capital Ltd.

NOTICES

     We will be deemed to have given notice to holders of senior notes upon (1) mailing the relevant notices by first class mail, postage prepaid, to the holders at their registered address as recorded by the registrar; and (2), for so long as the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, publication of the relevant notice to the holders of the notes in a leading newspaper having general circulation in Luxembourg, which is expected to be the LUXEMBURGER Wort, or, if publication in such a newspaper is not feasible, in one other leading English language daily newspaper with general circulation in Europe. The newspaper chosen for publication must be published on each business day in morning editions but does not necessarily have to be published on Saturdays, Sundays or holidays.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     The Private Securities Litigation Reform Act of 1995 ("PSLRA") provides a "safe harbor" for forward-looking statements. This prospectus supplement and the accompanying prospectus, our annual report to shareholders, any proxy statement, any other Form 10-Q, Form 10-K or Form 8-K of ours or any other written or oral statements made by or on behalf of us may include forward-looking statements which reflect our current views with respect to future events and financial performance. Such statements include forward-looking statements both with respect to us in general, and the insurance, reinsurance and financial products and services sectors in particular (both as to underwriting and investment matters). Statements which include the words "expect", "intend", "plan", "believe", "estimate", "project", "anticipate", "will", and similar statements of a future or forward-looking nature identify forward-looking statements for purposes of the PSLRA or otherwise.

     All forward-looking statements address matters that involve risks and uncertainties. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements. We believe that these factors include, but are not limited to, the following:

     o the size of our claims from the terrorist loss events at the World Trade Center and in Washington, D.C. and Pennsylvania on September 11, 2001 may change due to the preliminary nature of reports and estimates of loss and damage;

     o the timely and full recoverability of reinsurance placed by us with third parties;

     o the projected amount of ceded reinsurance recoverables and the ratings and creditworthiness of reinsurers may change;

     o the timing of claims payments being faster or the receipt of reinsurance recoverables being slower than anticipated by us;

     o our estimates of our exposure to Enron may change due to the still developing nature of the situation with respect to Enron and the related bankruptcy proceedings;

     o ineffectiveness or obsolescence of our business strategy due to changes in current or future market conditions;

     o increased competition on the basis of pricing, capacity, coverage terms or other factors;

     o greater frequency or severity of claims and loss activity, including as a result of natural or man-made catastrophic events, than our underwriting, reserving or investment practices anticipate based on historical experience or industry data;

     o developments in the world's financial and capital markets which adversely affect the performance of our investments and our access to such markets;

     o availability of borrowings and letters of credit under our credit facilities;

     o changes in regulation or tax laws applicable to us, our subsidiaries, brokers or customers;

     o acceptance of our products and services, including new products and services;

     o    changes in the availability, cost or quality of reinsurance;

     o changes in the distribution or placement of risks due to increased consolidation of insurance and reinsurance brokers;

     o    loss of key personnel;

     o the effects of mergers, acquisitions and divestitures, including, without limitation, the Winterthur International acquisition;

     o    changes in rating agency policies or practices;

     o    changes in accounting policies or practices;

     o changes in general economic conditions, including inflation, foreign currency exchange rates and other factors; and

     o the effects of business disruption or economic contraction due to terrorism or other hostilities.

     The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein or elsewhere. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" into this prospectus supplement the information we file with the SEC, which means that we can disclose important information to you by referring to another document filed separately with the SEC. The information that we file after the date of this prospectus supplement with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below and under "Incorporation of Documents by Reference" in the accompanying prospectus, and any future filings made with the SEC under
Section 13(a), 13(c), 14 or 15(d) of the Exchange Act. Copies of documents that we file with the SEC will be available free of charge so long as any senior notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require at the specified offices of Deutsche Bank Luxembourg, S.A., our paying agent in Luxembourg. The issuer is not subject to the information reporting requirements of the Exchange Act.

     o Current Reports on Form 8-K filed on January 4, 2002.

     Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus supplement shall be considered to be modified or superseded for purposes of this prospectus supplement to the extent that a statement contained in this prospectus supplement or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded will not, except as so modified or superseded, constitute a part of this prospectus supplement.You may request a copy of any of the documents which are incorporated by reference in this prospectus supplement or the accompanying prospectus, other than exhibits which are not specifically incorporated by reference into such documents, and XL Capital Finance (Europe) plc or XL Capital Ltd's constitutional documents, at no cost, by writing or telephoning us at the following:

     Investor Relations
     XL Capital Finance (Europe) plc or XL Capital Ltd
     XL House
     One Bermudiana Road
     Hamilton, Bermuda HM11
     Telephone: (441) 292-8515

                       This Page Intentionally Left Blank

PROSPECTUS

                                 $1,500,000,000

                                 XL CAPITAL LTD


                                 ORDINARY SHARES
                           PREFERENCE ORDINARY SHARES
                                 DEBT SECURITIES
                             ORDINARY SHARE WARRANTS
                        ORDINARY SHARE PURCHASE CONTRACTS
                          ORDINARY SHARE PURCHASE UNITS


                         XL CAPITAL FINANCE (EUROPE) PLC


  SENIOR DEBT SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED BY XL CAPITAL LTD


                               XL CAPITAL TRUST I
                               XL CAPITAL TRUST II
                              XL CAPITAL TRUST III


     TRUST PREFERRED SECURITIES FULLY AND UNCONDITIONALLY GUARANTEED TO THE
              EXTENT PROVIDED IN THIS PROSPECTUS BY XL CAPITAL LTD

-------------------------------------------------------------------------------
The following are types of securities that may be offered and sold under this prospectus:

     o  XL Capital Ltd Ordinary Shares                           o  XL Capital Finance (Europe) plc Senior Debt
     o  XL Capital Ltd Preference Ordinary Shares                   Securities
     o  XL Capital Ltd Debt Securities                           o  Trust Preferred Securities
     o  XL Capital Ltd Ordinary Share Warrants                   o  XL Capital Ltd Subordinated Deferrable
     o  XL Capital Ltd Ordinary Share Purchase Contracts            Interest Debentures
     o  XL Capital Ordinary Share Purchase Units

A prospectus supplement, which must accompany this prospectus, will describe the securities XL Capital Ltd, XL Capital Finance (Europe) plc and/or the trusts are offering and selling, as well as the specific terms of the securities. Those terms may include, among others, as applicable:


     o  Maturity                      o  Redemption terms
     o  Interest rate                 o  Conversion terms
     o  Dividend rate                 o  Listing on a securities exchange
     o  Sinking fund terms            o  Amount payable at maturity
     o  Ranking

-------------------------------------------------------------------------------
NEITHER SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
-------------------------------------------------------------------------------
The securities may be offered in amounts, at prices and on terms determined at the time of offering. The securities may be sold directly to you, through agents which XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may elect, or through underwriters and dealers which XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust may select. If XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust use agents, underwriters or dealers to sell the securities, XL Capital Ltd, XL Capital Finance (Europe) plc and/or the applicable trust, as applicable, will name them and describe their compensation in a prospectus supplement.

December 20, 2001

                                TABLE OF CONTENTS

                                                                                               PAGE
                                                                                               ----
About This Prospectus .......................................................................    2
Where You Can Find More Information .........................................................    2
Incorporation of Documents by Reference .....................................................    3
XL Capital Ltd ..............................................................................    4
XL Capital Finance (Europe) plc .............................................................    5
The Trusts ..................................................................................    5
Use of Proceeds .............................................................................    6
Accounting Treatment Relating to Trust Securities ...........................................    6
Ratio of Earnings to Fixed Charges and Preference Ordinary Share Dividends ..................    6
General Description of the Offered Securities ...............................................    7
Description of XL Capital Share Capital .....................................................    7
Description of XL Capital Preference Ordinary Shares ........................................    8
Description of XL Capital Ordinary Shares ...................................................   11
Description of XL Capital Ordinary Share Warrants ...........................................   13
Description of XL Capital Ordinary Share Purchase Contracts and Ordinary Share Purchase Units   15
Description of XL Capital Debt Securities ...................................................   15
Description of XL Capital Finance (Europe) plc Senior Debt Securities .......................   28
Description of the Trust Preferred Securities ...............................................   39
Description of the Trust Preferred Securities Guarantee .....................................   53
Description of the Subordinated Deferrable Interest Debentures ..............................   56
Plan of Distribution ........................................................................   64
Legal Matters ...............................................................................   65
Experts .....................................................................................   65
Enforcement of Civil Liabilities Under United States Federal Securities Laws ................   66


     No person has been authorized to give any information or to make any representation not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement and, if given or made, such information or representation must not be relied upon as having been authorized by XL Capital Ltd, XL Capital Finance (Europe) plc, the trusts or any underwriter, dealer or agent. Neither this prospectus nor the accompanying prospectus supplement constitutes an offer to sell or a solicitation of an offer to buy securities in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

     In this prospectus, and in the accompanying prospectus supplement, unless the context requires otherwise, "we," "us" and "our" refer to XL Capital Ltd and its subsidiaries, "XL Capital" refers to XL Capital Ltd and not any of its subsidiaries, "XL Finance" refers to XL Capital Finance (Europe) plc and "XL Capital trusts" or the "trusts" refer, collectively, to XL Capital Trust I, XL Capital Trust II and XL Capital Trust III.

                              ABOUT THIS PROSPECTUS


     This prospectus is part of a registration statement that XL Capital Ltd, XL Capital Finance (Europe) plc, and the trusts filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process, relating to:

     (i) XL Capital Ltd's ordinary shares, preference ordinary shares, debt securities, ordinary share warrants, ordinary share purchase contracts, ordinary share purchase units, subordinated deferrable interest debentures, guarantees of XL Finance senior debt securities and guarantees of trust preferred securities;


     (ii) XL Capital Finance (Europe) plc's senior debt securities; and


    (iii) the trust preferred securities of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III described in this prospectus.



     Under this shelf process, XL Capital Ltd, XL Capital Finance (Europe) plc, and the trusts may sell the securities described in this prospectus in one or more offerings up to a total initial offering price of $1,500,000,000. This prospectus provides you with a general description of the securities that XL Capital Ltd, XL Capital Finance (Europe) plc and the trusts may offer. This prospectus does not contain all of the information set forth in the registration statement as permitted by the rules and regulations of the SEC. For additional information regarding XL Capital Ltd, XL Capital Finance (Europe) plc or the trusts and the offered securities, please refer to the registration statement. Each time XL Capital Ltd, XL Capital Finance (Europe) plc or a trust sells securities it will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

                             ----------------------

                       WHERE YOU CAN FIND MORE INFORMATION

     We, the trusts and XL Finance have filed with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), a combined registration statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "registration statement") relating to the offered securities.

XL CAPITAL

     XL Capital is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the SEC. Such reports, proxy statements and other information can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC also maintains a website that contains reports, proxy and information statements and other information. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. The website address is http://www.sec.gov. In addition, such material can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

XL CAPITAL FINANCE (EUROPE) PLC

     XL Capital Finance (Europe) plc is not currently subject to the information reporting requirements of the Exchange Act. XL Capital Finance (Europe) plc is a newly formed entity and currently has no operations and only minimal capitalization. XL Capital Finance (Europe) plc is directly and indirectly wholly owned by XL Capital. The obligations of XL Capital Finance (Europe) plc under its senior debt securities will be fully and unconditionally guaranteed by XL Capital. See "Description of XL Capital Finance (Europe) plc Senior Debt Securities."

THE TRUSTS

     None of the trusts is currently subject to the information reporting requirements of the Exchange Act. No separate financial statements of the trusts have been included herein. We do not believe that such financial statements would be material to holders of the trust preferred securities because:

     (i) all of the voting securities of the trusts will be owned, directly or indirectly, by XL Capital, a reporting company under the Exchange Act,


     (ii) the trusts have no independent operations and exist for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the applicable trust and investing the proceeds thereof in the subordinated deferrable interest debentures issued by XL Capital and


    (iii) the obligations of each trust under the trust securities are fully and unconditionally guaranteed by XL Capital to the extent that the trust has funds available to meet such obligations.

     See "The Trusts," "Description of the Trust Preferred Securities," "Description of the Trust Preferred Securities Guarantees" and "Description of the Subordinated Deferrable Interest Debentures."

                     INCORPORATION OF DOCUMENTS BY REFERENCE

     The SEC allows XL Capital to "incorporate by reference" into this prospectus the information it files with the SEC, which means that it can disclose important information to you by referring to another document filed separately with the SEC. The information that XL Capital files after the date of the initial registration statement and prior to the effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus. The information that XL Capital files after the date of this prospectus with the SEC will automatically update and supersede this information. XL Capital incorporates by reference into this prospectus the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act.

     o Annual Report on Form 10-K for the year ended December 31, 2000, filed on March 29, 2001;

     o Quarterly Report on Form 10-Q for the period ended September 30, 2001, filed on October 29, 2001;

     o Quarterly Report on Form 10-Q for the period ended June 30, 2001, filed on August 14, 2001;

     o Quarterly Report on Form 10-Q for the period ended March 31, 2001, filed on May 15, 2001;

     o    Current Report on Form 8-K filed on February 23, 2001;

     o    Current Reports on Form 8-K filed on May 18, 2001;

     o    Current Report on Form 8-K filed on July 27, 2001;

     o    Current Report on Form 8-K filed on August 9, 2001;

     o    Current Report on Form 8-K filed on September 5, 2001;

     o    Current Report on Form 8-K filed on September 11, 2001;

     o    Current Report on Form 8-K filed on September 17, 2001;

     o    Current Report on Form 8-K filed on October 4, 2001;

     o    Current Report on Form 8-K filed on October 29, 2001;

     o    Current Report on Form 8-K filed on November 2, 2001; and

     o    Proxy Statement dated April 6, 2001, filed on April 6, 2001.

     Any statement contained in a document incorporated or considered to be incorporated by reference in this prospectus shall be considered to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that is or is considered to be incorporated by reference modifies or supersedes such statement. Any statement that is modified or superseded shall not, except as so modified or superseded, constitute a part of this prospectus.

     You may request a copy of any of the documents which are incorporated by reference in this prospectus, other than exhibits which are not specifically incorporated by reference into such documents, and XL Capital's, XL Finance's and the Trusts' constitutional documents, at no cost, by writing or telephoning us at the following:

      Investor Relations
      XL Capital Ltd
      XL House
      One Bermudiana Road
      Hamilton, Bermuda HM11
      Telephone: (441) 292-8515

     None of XL Capital, XL Finance or the trusts have authorized anyone to give any information or make any representation about XL Capital, XL Finance or the trusts that is different from, or in addition to, that contained in this prospectus or in any of the materials that XL Capital, XL Finance or the trusts have incorporated by reference into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this document or the solicitation of proxies is unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies.

                                 XL CAPITAL LTD

     We are a leading provider of insurance and reinsurance coverages and financial products and services to industrial, commercial and professional service firms, insurance companies and other enterprises on a worldwide basis.

     We were incorporated with limited liability under the Cayman Islands Companies Law on March 16, 1998, as EXEL Merger Company Ltd. We were formed as a result of the merger of EXEL Merger Company Ltd, EXEL Limited and Mid Ocean Limited on August 7, 1998, and were renamed EXEL Limited on that date. This merger was accounted for as a purchase business combination. EXEL and Mid Ocean were companies that were incorporated in the Cayman Islands in 1986 and 1992, respectively. At a special general meeting held on February 1, 1999, the shareholders of EXEL Limited approved a resolution changing the name of EXEL Limited to XL Capital Ltd.

     On June 18, 1999, we merged with NAC Re Corp. (now known as XL Reinsurance America Inc.), a Delaware corporation that was organized in 1985, in a stock merger. The NAC merger was accounted for as a pooling of interests under U.S. generally accepted accounting principles. Accordingly, all prior period information contained or incorporated by reference in this prospectus includes the results of NAC as though it had always been a part of XL Capital Ltd. Following the merger, we changed our fiscal year end from November 30 to December 31 as a conforming pooling adjustment. On July 25, 2001, we completed the acquisition of certain of the operations of Winterthur International from Winterthur Swiss Insurance Company, an indirect subsidiary of the Credit Suisse Group. Although the Winterthur International acquisition closed on July 25, 2001, it is being given effect as if it closed on July 1, 2001, which is the date from which the economic interest was transferred to us.

     We are incorporated in the Cayman Islands. Our principal executive offices are located at XL House, One Bermudiana Road, Hamilton, Bermuda HM11. Our telephone number is (441) 292-8515. Our website is www.xlcapital.com. The information contained on our website is not incorporated by reference into this prospectus.

     You can obtain additional information about us in the reports and other documents incorporated by reference in this prospectus. See "Where You Can Find More Information" and "Incorporation of Documents by Reference."

                         XL CAPITAL FINANCE (EUROPE) PLC


     XL Capital Finance (Europe) plc (formerly known as XL Finance (UK) plc) was incorporated as a public limited company under the laws of England and Wales on August 29, 2001 under the number 4278406. XL Capital Finance (Europe) plc is a wholly owned subsidiary of XL Capital Ltd. XL Capital Finance (Europe) plc has not engaged in any activities other than those incidental to its formation and will not have any operations other than the issuance of senior debt securities, if any, and the lending or the contributing of the proceeds of such senior debt securities to XL Capital Ltd or its subsidiaries and activities incidental to or connected with the foregoing. XL Capital Finance (Europe) plc's registered offices are located at 35 Basinghall Street, London EC2Y 5DB, England.

                                   THE TRUSTS


     Each of XL Capital Trust I, XL Capital Trust II and XL Capital Trust III is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust, executed by XL Capital Ltd, as sponsor for such trust (the "sponsor"), and the trustees (as defined herein) as of that date of such trust and (ii) the filing of a separate certificate of trust with the Delaware Secretary of State. The declaration of trust of each trust will be amended and restated in its entirety (as so amended and restated, the "declaration") substantially in the form filed as an exhibit to the registration statement of which this prospectus forms a part.

     Each trust exists for the exclusive purposes of (i) issuing and selling the trust preferred securities representing preferred undivided beneficial interests in the assets of such trust and trust common securities representing common undivided beneficial interests in the assets of such trust (the "trust common securities" and, together with the trust preferred securities, the "trust securities"), (ii) investing the gross proceeds of the trust securities in a series of subordinated deferrable interest debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     All of the trust common securities will be directly or indirectly owned by XL Capital Ltd. The trust common securities will rank equal with, and payments will be made thereon PRO RATA, with the trust preferred securities except that upon an event of default under the declaration, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. XL Capital Ltd will, directly or indirectly, acquire trust common securities in an aggregate liquidation amount equal to 3% of the total capital of each trust. Each trust has a term of approximately 55 years, but may terminate earlier as provided in the applicable declaration.

     Each trust's business and affairs will be conducted by the trustees (the "trustees") appointed by XL Capital Ltd, as the direct or indirect holder of all the trust common securities. The holder of the trust common securities will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of a trust. The duties and obligations of such trustees shall be governed by the declaration of such trust, the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), and the Delaware Business Trusts Act. A majority of the trustees (the "regular trustees") of each trust will be persons who are employees or officers of or affiliated with XL Capital Ltd.

     One trustee of each trust will be a financial institution which will be unaffiliated with XL Capital Ltd and which shall act as property trustee and as indenture trustee for purposes of the Trust Indenture Act, pur-suant to the terms set forth in a prospectus supplement (the "property trustee"). In addition, unless the property trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, another trustee of each trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). XL Capital Ltd will pay all fees, expenses, debts and obligations (other than the trust securities) related to the trusts and the offering of trust securities. The office of the Delaware trustee for each trust in the State of Delaware is First Union Trust Company, National Association, One Rodney Square, 920 King Street, Suite 102, Wilmington, Delaware 19801. The principal place of business of each trust shall be c/o XL Capital Ltd, XL House, One Bermudiana Road, Hamilton HM11, Bermuda (telephone number (441) 292-8515).

                                USE OF PROCEEDS

     Except as may otherwise be described in the prospectus supplement relating to an offering of securities, the net proceeds from the sale of the securities included in this Prospectus will be used for general corporate purposes. Each trust will invest all proceeds received from the sale of its trust securities in a particular series of subordinated deferrable interest debentures of XL Capital, which will use such funds for general corporate purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related prospectus supplement.

                ACCOUNTING TREATMENT RELATING TO TRUST SECURITIES

     The financial statements of each trust that has issued trust securities will be consolidated with XL Capital Ltd's financial statements, with the trust preferred securities of each trust shown on XL Capital Ltd's consolidated financial statements as XL Capital Ltd obligated mandatorily redeemable preferred securities of subsidiary trusts holding solely subordinated debt securities of XL Capital Ltd. XL Capital Ltd's financial statements will include a footnote that discloses, among other things, that the sole asset of each trust included therein consists of subordinated deferrable interest debentures of XL Capital Ltd, and will specify the designation, principal amount, interest rate and maturity date of such subordinated deferrable interest debentures.

   RATIO OF EARNINGS TO FIXED CHARGES AND PREFERENCE ORDINARY SHARE DIVIDENDS

     The ratio of earnings to fixed charges and ratio of earnings to combined fixed charges and preference ordinary share dividends of XL Capital for each of the periods indicated is as follows:



                                         NINE MONTHS ENDED               FISCAL YEAR ENDED DECEMBER 31,
                                                              -----------------------------------------------------
                                        SEPTEMBER 30, 2001     2000        1999       1998        1997        1996
                                        ------------------     -----       -----      -----       -----       -----
Ratio of Earnings to
  Fixed Charges...........................       *             11.0x       10.5x      18.9x       25.3x       20.0x
Ratio of Earnings to
  Combined Fixed Charges
  and Preference Ordinary
  Share Dividends.........................       *             11.0x       10.5x      18.9x       25.3x       20.0x


--------
* For the nine months ended September 30, 2001, earnings were insufficient to cover fixed charges by $610.8 million.

     We have computed the foregoing ratios by dividing (i) income from continuing operations before income taxes and minority interest, plus fixed charges, less equity income in unconsolidated affiliates, capitalized interest and minority interest by (ii) fixed charges. Fixed charges consist of interest expense on all indebtedness (including amortization of deferred financing costs), capitalized interest and the portion of operating lease rental expense that is representative of the interest factor (deemed to be one-third of operating lease rentals). Because XL Capital Ltd had no outstanding preference ordinary shares during any of the periods presented, the ratio of earning to fixed charges is identical to the ratio of earnings to combined fixed charges and preference ordinary share dividends for each of the periods presented.

     XL Capital Finance (Europe) plc and the trusts had no operations during the periods set forth above.

                  GENERAL DESCRIPTION OF THE OFFERED SECURITIES


     XL Capital may offer from time to time under this prospectus, separately or together:

     o    ordinary shares,

     o    preference ordinary shares,

     o    unsecured senior or subordinated debt securities,

     o    warrants to purchase ordinary shares of XL Capital Ltd,

     o    ordinary share purchase contracts and

     o ordinary share purchase units, each representing ownership of an ordinary share purchase contract and, as security for the holder's obligation to purchase ordinary shares under the share purchase contract, any of (1) senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by XL Capital, (2) debt obligations of third parties, including U.S. Treasury securities or (3) preferred securities of a trust.

     XL Capital Finance (Europe) plc may offer from time to time under this Prospectus unsecured senior debt securities, which will be fully and unconditionally guaranteed by XL Capital.

     Each trust may offer from time to time under this Prospectus trust preferred securities representing undivided beneficial interests in their respective assets, which will be fully and unconditionally guaranteed to the extent described in this prospectus by XL Capital.

     The aggregate initial offering price of the offered securities will not exceed $1,500,000,000.
                     DESCRIPTION OF XL CAPITAL SHARE CAPITAL

GENERAL


     The Articles of Association and Memorandum of Association of XL Capital provide that its authorized share capital is US$9,999,900 divided into 999,990,000 ordinary shares, par value $0.01 per share. The XL Capital ordinary shares are currently divided into two classes: Class A Ordinary Shares and Class B Ordinary Shares (together, the "ordinary shares").

     As of November 9, 2001, XL Capital's issued and outstanding shares were approximately as follows:

    CLASS OF STOCK                                           SHARES
    --------------                                          -------
Class A Ordinary Shares .................................  134,168,793
Class B Ordinary Shares .................................            0

     All issued and outstanding shares are fully paid and nonassessable

              DESCRIPTION OF XL CAPITAL PREFERENCE ORDINARY SHARES

GENERAL


     In this section, references to "XL Capital," "we," "our" or "us" refer solely to XL Capital Ltd and not its subsidiaries.

     We are authorized to issue up to 999,990,000 ordinary shares of our company, par value $0.01 per share. Without prejudice to any special rights previously conferred on the holders of existing shares, the board of directors has the power to issue our ordinary shares with such preferred, deferred or other special rights, terms or conditions, or such restrictions, whether in regard to dividends, voting, return of share capital, exchange for other classes of shares, exchangeability for other securities or otherwise as the board of directors may from time to time determine.

     The following is a description of certain general terms and provisions of the preference ordinary shares that, following appropriate resolutions of the board of directors, we may issue with preferred rights ("preference ordinary shares"). The particular terms of any class or series of preference ordinary shares will be described in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of preference ordinary shares.

     The following summary of terms of our preference ordinary shares is not complete. You should refer to the provisions of our Memorandum of Association, our Articles of Association and the terms of each class or series of the preference ordinary shares which will be filed with the SEC at or prior to the time of issuance of such class or series of the preference ordinary shares and described in the applicable prospectus supplement.

TERMS

     The terms of each series of preference ordinary shares will be described in any prospectus supplement related to such series of preference ordinary shares.

     The board of directors in approving the issuance of a class or series of preference ordinary shares shall determine, and the applicable prospectus supplement will set forth with respect to such class or series, the following:


     o whether dividends on that class or series of preference ordinary shares will be cumulative or non-cumulative;

     o the dividend rate and rights in respect of dividends on the preference ordinary shares of that class or series;

     o the liquidation preference per share of that class or series of preference ordinary shares, if any;

     o the voting powers, if any, of the preference ordinary shares of that class or series;

     o any redemption and sinking fund provisions applicable to that class or series of preference ordinary shares;

     o any conversion provisions applicable to that class or series of preference ordinary shares; and

     o the terms of any other preferences or other rights and limitations, if any, applicable to that class or series of preference ordinary shares.

DIVIDENDS


     Holders of preference ordinary shares will be entitled to receive, when, as and if declared by the board of directors, cash dividends at the rates and on the dates as set forth in the applicable prospectus supplement. Except as set forth below, no dividends will be declared or paid on any class or series of preference ordinary shares unless full dividends for all classes or series of preference ordinary shares which have the same rank as, or rank senior to, such class or series of preference ordinary shares (including cumulative dividends still owing, if any) have been or contemporaneously are declared and paid. When those dividends are not paid in full, dividends will be declared PRO RATA so that the amount of dividends declared per share on that class or series of preference ordinary shares and on each other class or series of preference ordinary shares having the same rank as, or ranking senior to, that class or series of preference ordinary shares will in all cases bear to each other the same ratio that accrued dividends per share on that class or series of preference ordinary shares and the other preference ordinary shares bear to each other. In addition, generally, unless all dividends on the preference ordinary shares have been paid, no dividends will be declared or paid on the ordinary shares and generally we may not redeem or purchase any ordinary shares.

VOTING RIGHTS

     The holders of the preference ordinary shares shall not, except as required by law or as set forth in the applicable prospectus supplement, have any right or power to vote on any question or in any proceeding or to be represented at, or to receive notice of, any meeting of shareholders. On any matters on which the holders of the preference ordinary shares shall be entitled to vote, they shall be entitled to one vote for each share held.

     Unless otherwise stated in the applicable prospectus supplement, if six or more full quarterly dividends (whether consecutive or not) on any series of preference ordinary shares shall be in arrears, then during the period, which we refer to herein as the "voting period," the holders of a majority of the outstanding preference ordinary shares of all series represented in person or by proxy at any meeting of our shareholders held for the election of directors during such voting period, shall be entitled, as a class, to the exclusion of the holders of all other classes of our shares, to elect two of our directors, each preference ordinary share entitling the holder thereof to one vote.

     Any director who shall have been elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, may be removed at any time during a voting period, either for or without cause, by, and only by, the affirmative votes of the holders of record of a majority of the outstanding preference ordinary shares of all series given at a special meeting of such shareholders called for the purpose. Any vacancy thereby created may be filled during such voting period by the holders of preference ordinary shares of all series, present in person or represented by proxy at such meeting. Any director elected by holders of preference ordinary shares, or by any director so elected as herein contemplated, who dies, resigns or otherwise ceases to be a director shall, except as otherwise provided in the preceding sentence, be replaced by the remaining director theretofore elected by the holders of preference ordinary shares. At the end of the voting period, the holders of preference ordinary shares of all series shall be automatically divested of all voting power vested in them under this provision but subject always to the subsequent vesting of voting power in the holders of preference ordinary shares in the event of any similar cumulated arrearage in payment of quarterly dividends occurring thereafter. The term of all directors elected pursuant to this provision shall in all events expire at the end of the voting period.

RANKING

     The preference ordinary shares will rank prior to our ordinary shares. Without the requisite vote of holders of the preference ordinary shares, as described above under "-- Voting Rights," no class or series of capital shares can be created ranking senior to the preference ordinary shares as to dividend rights or liquidation preference.

LIQUIDATION RIGHTS

     In the event of our liquidation, dissolution or winding up, the holders of preference ordinary shares of each series are entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of ordinary shares or any other class or series of our capital shares (including any preferred shares) which is junior as to liquidation rights to our preference ordinary shares of such series, liquidating distributions in the amount set forth in the applicable prospectus supplement, plus dividends accrued and accumulated but unpaid to the date of such distribution. If, upon our liquidation, dissolution or winding up, the amounts payable with respect to our preference ordinary shares of such series and any of our other preference ordinary shares ranking as to any such distribution on a parity with our preference ordinary shares of such series are not paid in full, the holders of our preference ordinary shares of such series and of such of our other preference ordinary shares will share ratably in any such distribution of assets in proportion to the full respective preferential amounts to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of preference ordinary shares will not be entitled to any further participation in any distribution of assets by us. Neither our consolidation or merger with another corporation nor a sale or transfer of all or part of our assets for cash or securities shall be considered a liquidation, dissolution or winding up of us.

REDEMPTION PROVISIONS

     The preference ordinary shares of each series will have such optional or mandatory redemption terms, if any, as shall be set forth in the applicable prospectus supplement.

CONVERSION AND EXCHANGE RIGHTS

     The terms and conditions, if any, upon which any series of our preference ordinary shares is convertible into ordinary shares or exchangeable into debt securities will be set forth in the applicable prospectus supplement relating to such series of preference ordinary shares. Such terms will include:

     (1) in the case such series of preference ordinary shares is convertible into ordinary shares:

          (a) the number of ordinary shares into which preference ordinary shares of such series are convertible;

          (b)  the conversion price (or manner of calculation thereof);

          (c)  the conversion period;

          (d) provisions as to whether conversion will be at the option of the holders of such series of preference ordinary shares or at our option or automatic;

          (e)  the events requiring an adjustment of the conversion price; and

          (f) provisions affecting conversion in the event of the redemption of such series of preference ordinary shares; and

     (2) in the case such series of preference ordinary shares is exchangeable into debt securities:

          (a) the principal amount of debt securities into which preference ordinary shares of such series are exchangeable;

          (b)  the exchange period; and

          (c) provisions as to whether the exchange will be at the option of the holders of such series of preference ordinary shares or at our option or automatic.

MISCELLANEOUS

     Our preference ordinary shares will have no preemptive rights. All of our preference ordinary shares, upon payment in full therefor, will be fully paid and nonassessable.
                    DESCRIPTION OF XL CAPITAL ORDINARY SHARES

GENERAL

     In this section, references to "XL Capital," "we," "our" or "us" refer solely to XL Capital Ltd and not its subsidiaries.

     The following description of our ordinary shares is a summary. This summary is not complete and is subject to the complete text of applicable laws and our Memorandum and Articles of Association.

VOTING

     The holders of our Class A Ordinary Shares are entitled to one vote per share while our Class B Ordinary Shares carry no voting rights. Our Articles of Association restrict the voting power of any shareholder to less than approximately 10% of total voting power.

     Under the Cayman Islands Companies Law (2001 Second Revision) (the "Law") and our Memorandum and Articles of Association, some matters, such as altering the Memorandum or the Articles of Association, changing the name of a company, voluntarily winding up a company or removing a director, require approval of shareholders by a special resolution. A special resolution is a resolution (1) passed by a majority of not less than two-thirds of such shareholders as, being entitled to do so, vote in person or by proxy at a general meeting or (2) approved in writing by all shareholders entitled to vote at a general meeting of the company.

DIVIDEND RIGHTS

     Subject to the Law and any rights and restrictions of any other class or series of shares, the Board of Directors may from time to time declare dividends on the shares issued and authorize payment of the dividends out of our profit realized or unrealized or out of monies otherwise available for dividends in accordance with the Law. The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of our shares and/or specific assets.

RIGHTS UPON LIQUIDATION

     Upon our liquidation, after the payments to be made in accordance with the Law and the full amounts that holders of any issued shares ranking senior to the ordinary shares as to distribution on liquidation or winding up are entitled to receive have been paid or set aside for payment, the holders of the ordinary shares are entitled to receive, PRO RATA, any remaining assets available for distribution to the holders of ordinary shares. The liquidator may deduct from the amount payable in respect of those ordinary shares any liabilities the holder has to or with us. The assets received by the holders of ordinary shares in a liquidation may consist in whole or in part of property. That property is not required to be of the same kind for all shareholders.

STOCK PLANS

     Our incentive stock plan, the "1991 Performance Incentive Program," provides for grants of non-qualified or incentive stock options, restricted stock awards, performance shares, performance units and stock appreciation rights ("SARs"). The plan is administered by the Compensation Committee of the Board of Directors. Stock options may be granted with or without SARs. Grant prices are established by the Compensation Committee at the date of grant. Options and SARs have a life of not longer than 10 years and vest as set forth by the Compensation Committee at the time of grant.

   Restricted stock awards issued under the 1991 Performance Incentive Program plan vest over such period as the Compensation Committee may approve. These shares contained certain restrictions, prior to vesting, relating to, among other things, forfeiture in the event of termination of employment and transferability. Restricted stock issued under the plan totaled 77,472 shares, 113,100 shares and 147,836 shares in 2000, 1999 and 1998, respectively. Restricted stock awards granted by NAC Re Corp. prior to our merger with it amounted to 3,627 shares and 23,700 shares in 1999 and 1998, respectively. Vesting for such shares generally occurs over a six-year period.

     We also have stock plans in place for our non-employee directors. All options vest immediately on the grant date. All options granted to non-employee directors are granted under the 1991 Performance Incentive Program. Directors may also make an irrevocable election preceding the beginning of each fiscal year to defer cash compensation that would otherwise be payable as his or her annual retainer in increments of $5,000 or receive their annual retainer fee currently in the form of shares instead of cash. Any deferred payments will be credited in the form of shares calculated by dividing 110% of the deferred payment by the market value of our stock on the date the fees would otherwise be payable. The shares are distributed in accordance with the terms of the plan. Shares issued under the plan totaled 7,846, nil and 2,737 in 2000, 1999 and 1998, respectively.

     A second stock plan, intended to replace the directors' "Retirement Plan for Non-Employee Directors," provides for the issuance of share units determined by dividing the annual retainer by the market price of our ordinary shares on December 1 of each year. These units receive dividends in the form of additional units equal to the cash value divided by the market price on the payment date. Share units totaling 13,237, 1,217 and 5,531 were issued in 2000, 1999 and 1998, respectively.

     The majority of the options granted pursuant to our several option plans expire 10 years from the date of grant.

     In 1999, we adopted our 1999 Performance Incentive Plan under which 1,250,000 options were available and issued to employees who were not directors or executive officers. Our 1999 Performance Incentive Plan is substantially similar to our 1991 Performance Incentive Program.

SHARE RIGHTS PLAN

     Rights to purchase ordinary shares (the "Rights") were distributed as a dividend at the rate of one Right for each ordinary share held of record as of the close of business on October 31, 1998. Each Right entitles holders of ordinary shares to buy one ordinary share at an exercise price of $350. The Rights would be exercisable, and would detach from the ordinary shares, only if a person or group were to acquire 20% or more of our outstanding ordinary shares, or were to announce a tender or exchange offer that, if consummated, would result in a person or group beneficially owning 20% or more of ordinary shares. Upon a person or group without prior approval of the Board of Directors acquiring 20% or more of ordinary shares, each Right would entitle the holder (other than such an acquiring person or group) to purchase ordinary shares (or, in certain circumstances, ordinary shares of the acquiring person) with a value of twice the Rights exercise price upon payment of the Rights exercise price. We will be entitled to redeem the Rights at $0.01 per Right at any time until the close of business on the tenth day after the Rights become exercisable. The Rights will expire at the close of business on September 30, 2008, and do not initially have a fair value. We have initially reserved 119,073,878 authorized ordinary shares for issue upon exercise of Rights.

CLASSIFIED BOARD

     Our Board of Directors is divided into three classes that are elected for staggered three-year terms. A director may be removed by the shareholders without cause only by special resolution of the total voting power of our issued shares determined in accordance with our Articles of Association.

                DESCRIPTION OF XL CAPITAL ORDINARY SHARE WARRANTS

GENERAL

     In this section, references to "XL Capital," "we," "our" or "us" refer solely to XL Capital Ltd and not its subsidiaries.

     XL Capital may issue ordinary share warrants independently or together with any securities offered by any prospectus supplement and such ordinary share warrants may be attached to or separate from such securities. Each series of ordinary share warrants will be issued under a separate warrant agreement to be entered into between XL Capital and a bank or trust company, as warrant agent, all as set forth in the applicable prospectus supplement. The warrant agent will act solely as our agent in connection with the certificates representing the ordinary share warrants and will not assume any obligation or relationship of agency or trust for or with any holders of ordinary share warrant certificates or beneficial owners of ordinary share warrants.

     The following summaries of certain provisions of the warrant agreement and ordinary share warrant certificate are not complete. You should look at the warrant agreement relating to, and the common stock warrant certificate representing, a series of ordinary share warrants.

     The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series. Ordinary share warrants for the purchase of ordinary shares will be offered and exercisable for U.S. dollars only and will be in registered form only.

TERMS

     An applicable prospectus supplement will set forth and describe other specific terms regarding each series of ordinary share warrants offered hereby, including:

     (1)  the offering price;

     (2) the number of ordinary shares purchasable upon exercise of each such ordinary share warrant and the price at which such number of ordinary shares may be purchased upon such exercise;

     (3) the date on which the right to exercise such ordinary share warrants shall commence and the date on which such right shall expire; and

     (4)  any other terms of such ordinary share warrants.


EXERCISE OF ORDINARY SHARE WARRANTS


     Each ordinary share warrant will entitle the holder thereof to purchase such ordinary shares at such exercise price as shall in each case be set forth in, or calculable from, the prospectus supplement relating to the offered ordinary share warrants. After the close of business on the expiration date of each ordinary share warrant or such later date to which such expiration date may be extended by us, unexercised ordinary share warrants will become void.

     Ordinary share warrants may be exercised by delivering to the warrant agent payment as provided in the applicable prospectus supplement of the amount required to purchase the ordinary shares purchasable upon such exercise, together with certain information set forth on the reverse side of the ordinary share warrant certificate. Upon receipt of such payment and the ordinary share warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will, as soon as practicable, issue and deliver the ordinary shares purchasable upon such exercise. If fewer than all of the ordinary share warrants represented by such ordinary share certificate are exercised, a new ordinary share warrant certificate will be issued for the remaining amount of ordinary share warrants.

AMENDMENTS AND SUPPLEMENTS TO WARRANT AGREEMENT

     The warrant agreement for a series of ordinary share warrants may be amended or supplemented without the consent of the holders of the ordinary share warrants issued thereunder to effect changes that are not inconsistent with the provisions of the ordinary share warrants and that do not adversely affect the interests of the holders of the ordinary share warrants.

ORDINARY SHARE WARRANT ADJUSTMENTS

     Unless otherwise indicated in the applicable prospectus supplement, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant are subject to adjustment in certain events, including:

     (1) the issuance of ordinary shares as a dividend or distribution on the ordinary shares;

     (2)  certain subdivisions and combinations of the ordinary shares;

     (3) the issuance to all holders of ordinary shares of certain rights or warrants entitling them to subscribe for or purchase ordinary shares, at less than the current market value, as defined in the applicable warrant agreement for such series of ordinary share warrants; and

     (4) the distribution to all holders of ordinary shares of certain evidences of our indebtedness or assets, other than certain cash dividends and distributions described below.

     No adjustment in the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will be made for regular quarterly or other periodic or recurring cash dividends or distributions or for cash dividends or distributions to the extent paid from retained earnings. No adjustment will be required unless such adjustment would require a change of at least one percent in the exercise price and exercise rate then in effect; PROVIDED, HOWEVER, that any such adjustment not so made will be carried forward and taken into account in any subsequent adjustment; PROVIDED, FURTHER, that any such adjustment not so made shall be made no later than three years after the occurrence of the event requiring such adjustment to be made or carried forward. Except as stated above, the exercise price of, and the number of ordinary shares covered by, an ordinary share warrant will not be adjusted for the issuance of ordinary shares or any securities convertible into or exchangeable for ordinary shares, or securities carrying the right to purchase any of the foregoing.

     In the case of:

     (1)  a reclassification or change of the ordinary shares;

     (2)  certain consolidation or merger events involving us; or

     (3) a sale or conveyance to another corporation of our property and assets as an entirety or substantially as an entirety,

in each case as a result of which holders of our ordinary shares shall be entitled to receive stock, securities, other property or assets (including cash) with respect to or in exchange for such ordinary shares, the holders of the ordinary share warrants then outstanding will be entitled thereafter to convert such ordinary share warrants into the kind and amount of ordinary shares and other securities or property which they would have received upon such reclassification, change, consolidation, merger, sale or conveyance had such ordinary share warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or conveyance.

                DESCRIPTION OF XL CAPITAL ORDINARY SHARE PURCHASE
                   CONTRACTS AND ORDINARY SHARE PURCHASE UNITS


     XL Capital may issue share purchase contracts, representing contracts obligating holders to purchase from XL Capital, and obligating XL Capital to sell to the holders, a specified number of ordinary shares at a future date or dates. The price per ordinary share may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts. The share purchase contracts may be issued separately or as a part of share purchase units consisting of a share purchase contract and, as security for the holder's obligations to purchase the ordinary shares under the share purchase contracts, either (1) senior debt securities of XL Capital Finance (Europe) plc, fully and unconditionally guaranteed by us, (2) debt obligations of third parties, including U.S. Treasury securities, or (3) preferred securities of an XL Capital Trust. The share purchase contracts may require us to make periodic payments to the holders of the share purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The share purchase contracts may require holders to secure their obligations in a specified manner and in certain circumstances we may delivery newly issued prepaid share purchase contracts upon release to a holder of any collateral securing such holder's obligations under the original share purchase contract.

     The applicable prospectus supplement will describe the terms of any share purchase contracts or share purchase units and, if applicable, prepaid share purchase contracts. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to (1) the share purchase contracts, (2) the collateral arrangements and depositary arrangements, if applicable, relating to such share purchase contracts or share purchase units and (3) if applicable, the prepaid share purchase contracts and the document pursuant to which such prepaid share purchase contracts will be issued.
                    DESCRIPTION OF XL CAPITAL DEBT SECURITIES

GENERAL


     In this section, references to "XL Capital," "we," "our" or "us" refer solely to XL Capital Ltd and not its subsidiaries.

     XL Capital may issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates. Senior debt securities and subordinated debt securities may be issued pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and a trustee qualified under the Trust Indenture Act. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of debt securities which may be issued under each indenture will be unlimited and each indenture will set forth the specific terms of any series of debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     The statements made below relating to the debt securities and the indentures are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of debt securities.

TERMS


     The debt securities will be our unsecured obligations.

     The senior debt securities will rank equal in right of payment with all our other unsecured and unsubordinated indebtedness.

     The subordinated debt securities will be subordinated in right of payment to the prior payment in full of all our senior indebtedness, which is defined in the section called "Ranking of Debt Securities" below.

     The specific terms of each series of debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

     (1) the title of such debt securities and whether such debt securities are senior debt securities or subordinated debt securities and, if subordinated debt securities, the specific subordination provisions applicable thereto;

     (2) the aggregate principal amount of such debt securities and any limit on such aggregate principal amount;

     (3) the price (expressed as a percentage of the principal amount thereof) at which such debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such debt securities that is convertible into ordinary shares or preference ordinary shares or the method by which any such portion shall be determined;

     (4) if convertible into ordinary shares or preference ordinary shares, the terms on which such debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such ordinary shares or preference ordinary shares for purposes of conversion;

     (5) the date(s), or the method for determining such date or dates, on which the principal of such debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

     (6) the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such debt securities will bear interest, if any;

     (7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (8) the place(s) where the principal of and interest, if any, on such debt securities will be payable, where such debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon us in respect of such debt securities and the applicable indenture may be served;

     (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at our option;

     (10) our obligation, if any, to redeem, repay or purchase such debt securities pursuant to any sinking fund (as defined in the applicable indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

     (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) whether the amount of payments of principal of or interest, if any, on such debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

     (13) whether the principal of or interest, if any, on the debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

     (14) provisions, if any, granting special rights to the holders of debt securities of the series upon the occurrence of such events as may be specified;

     (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

     (16) whether debt securities of the series are to be issuable initially in temporary global form and whether any debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the applicable indenture, and, if debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

     (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the applicable indenture to the debt securities of the series;

     (18) if exchangeable into another series of debt securities, the terms on which such debt securities are exchangeable; and

     (19) any other terms of the series of debt securities and any additions, deletions or modifications to the applicable indenture.

     If the applicable prospectus supplement provides, the debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

     Except as may be set forth in the applicable prospectus supplement, the debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of debt securities protection in the event of a highly leveraged transaction involving us or in the event of a change in control. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or additions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     We will issue the debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the applicable indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of debt securities.

     The principal of and interest, if any, on any series of debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such debt securities.

     Subject to certain limitations imposed upon debt securities issued in book-entry form, the debt securities of any series:

     o will be exchangeable for any authorized denomination of other debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

     o may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

     No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

CERTAIN COVENANTS

     The applicable prospectus supplement will describe any material covenants in respect of a series of debt securities that are not described in this prospectus.

PROVISIONS APPLICABLE TO ALL DEBT SECURITIES


     Unless otherwise indicated in the applicable prospectus supplement, senior debt securities and the subordinated debt securities will include the provisions described below.

MERGER, CONSOLIDATION OR SALE OF ASSETS

     We may not (1) consolidate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate with or merge into us or (3) permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to us unless:

     o in the case of (1) and (2) above, if we are not the surviving person, the surviving person assumes the payment of the principal of, premium, if any, and interest on the debt securities and the performance of our other covenants under the applicable indenture, and

     o in all cases, immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

PROVISIONS APPLICABLE TO SENIOR DEBT SECURITIES ONLY


     Unless otherwise indicated in the applicable prospectus supplement, senior debt securities will include the provisions described below.

     The following is a term used in the indentures relating to the senior debt securities.

     A "change in control" will be deemed to have occurred at such time as:

     (1) any person, including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act, acquires beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of our capital stock entitling the person to exercise 50% or more of the total voting power of all shares of our capital stock that is entitled to vote generally in elections of directors, other than an acquisition by us, any of our subsidiaries or any of our employee benefit plans and other than any transaction contemplated by the second bullet point of clause (2) below; or

     (2) we merge or consolidate with or into any other person (other than subsidiary), any merger of another person (other than a subsidiary) into us, or we convey, sell, transfer or lease all or substantially all of our assets to another person (other than a subsidiary), other than any transaction:

     o that does not result in a reclassification, conversion, exchange or cancellation of outstanding ordinary shares (other than the cancellation of any of our outstanding ordinary shares held by the person with whom we merge or consolidate), or

     o pursuant to which the holders of our ordinary shares immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after the transaction, or

     o which is effected solely to change our jurisdiction of incorporation and results in a reclassification, conversion or exchange of our outstanding ordinary shares solely into shares of common stock of the surviving entity.

     However, a change in control will not be deemed to have occurred if either

     (A) in the case of debt securities that are convertible into ordinary shares of XL Capital, the closing price for our ordinary shares for any five trading days within the period of 10 consecutive trading days ending immediately after the later of the change in control or the public announcement of the change in control, in the case of a change in control relating to an acquisition of capital stock, or the period of 10 consecutive trading days ending immediately before the change in control, in the case of a change in control relating to a merger, consolidation or asset sale, equals or exceeds 105% of the average of the closing prices for such convertible debt securities on each of such trading days or

     (B) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters' appraisal rights) in a merger or consolidation otherwise constituting a change in control under clause (1) and/or clause (2) above consists of shares of common stock traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following the merger or consolidation).


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


RANKING OF DEBT SECURITIES

GENERAL

     We currently conduct substantially all of our operations through our subsidiaries and our subsidiaries generate substantially all of our operating income and cash flow. As a result, distributions and advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating and regulatory requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by our subsidiaries, see Note 18 of the Notes to Consolidated Financial Statements of XL Capital incorporated by reference to our Form 10K for the year ended December 31, 2000. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

SENIOR DEBT SECURITIES


     The senior debt securities will be our unsecured unsubordinated obligations and will:

     o rank equal in right of payment with all our other unsecured and unsubordinated indebtedness;

     o be effectively subordinated in right of payment to all our secured indebtedness to the extent of the value of the assets securing such indebtedness; and

     o be effectively subordinated to all of our subsidiaries' indebtedness and all mandatorily redeemable preferred stock of our subsidiaries.

     Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of our subsidiaries.

SUBORDINATED DEBT SECURITIES

     The subordinated debt securities will be our unsecured subordinated obligations. Unless otherwise provided in the applicable prospectus supplement, the payment of principal of, interest on and all other amounts owing in respect of the subordinated debt securities will be subordinated in right of payment to the prior payment in full in cash of principal of, interest on and all other amounts owing in respect of all of our senior indebtedness. Upon any payment or distribution of our assets of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding up, reorganization, assignment for the benefit of creditors or marshaling of our assets or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to us or our property, whether voluntary or involuntary, all principal of, interest on and all other amounts due or to become due shall be paid, first, to all senior indebtedness in full in cash, or such payment duly provided for to the satisfaction of the holders of senior indebtedness, before any payment or distribution of any kind or character is made on account of any principal of, interest on or other amounts owing in respect of the subordinated debt securities, or for the acquisition of any of the subordinated debt securities for cash, property or otherwise.

     If any default occurs and is continuing in the payment when due, whether at maturity, upon any redemption, by declaration or otherwise, of any principal of, interest on, unpaid drawings for letters of credit issued in respect of, or regularly accruing fees with respect to, any senior indebtedness, no payment of any kind or character shall be made by or on behalf of us or any other person on our or their behalf with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities or to acquire any of the subordinated debt securities for cash, property or otherwise.

     If any other event of default occurs and is continuing with respect to any senior indebtedness, as such event of default is defined in the instrument creating or evidencing such senior indebtedness, permitting the holders of such senior indebtedness then outstanding to accelerate the maturity thereof and if the representative (as defined in the applicable indenture) for the respective issue of senior indebtedness gives written notice of the event of default to the trustee (a "default notice"), then, unless and until all events of default have been cured or waived or have ceased to exist or the trustee receives notice from the representative for the respective issue of senior indebtedness terminating the blockage period (as defined below), during the 179 days after the delivery of such default notice (the "blockage period"), neither we nor any other person on its behalf shall:

     (1) make any payment of any kind or character with respect to any principal of, interest on or other amounts owing in respect of the subordinated debt securities; or

     (2) acquire any of the subordinated debt securities for cash, property or otherwise.

     Notwithstanding anything herein to the contrary, in no event will a blockage period extend beyond 179 days from the date the payment on the subordinated debt securities was due and only one such blockage period may be commenced within any 360 consecutive days. No event of default which existed or was continuing on the date of the commencement of any blockage period with respect to the senior indebtedness shall be, or be made, the basis for commencement of a second blockage period by the representative of such senior indebtedness whether or not within a period of 360 consecutive days unless such event of default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such blockage period that, in either case, would give rise to an event of default pursuant to any provisions under which an event of default previously existed or was continuing shall constitute a new event of default for this purpose).

     The subordinated indentures will not restrict the amount of our or our subsidiaries' senior indebtedness or other indebtedness. As a result of the foregoing provisions, in the event of our insolvency, holders of the subordinated debt securities may recover ratably less than our general creditors.

     "senior indebtedness," unless otherwise specified in one or more applicable supplemental indentures or approved pursuant to a board resolution in accordance with the applicable indenture, means, with respect to us,

     (1) the principal (including redemption payments), premium, if any, interest and other payment obligations in respect of (A) our indebtedness for money borrowed and (B) our indebtedness evidenced by securities, debentures, bonds, notes or other similar instruments issued by us, including any such securities issued under any deed, indenture or other instrument to which we are a party (including, for the avoidance of doubt, indentures pursuant to which senior debt securities have been or may be issued);

     (2)  all of our capital lease obligations;

     (3) all of our obligations issued or assumed as the deferred purchase price of property, all of our conditional sale obligations, all of our hedging agreements and agreements of a similar nature thereto and all agreements relating to any such agreements, and all of our obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

     (4) all of our obligations for reimbursement on any letter of credit, banker's acceptance, security purchase facility or similar credit transaction;

     (5) all obligations of the type referred to in clauses (1) through (4) above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise;

     (6) all obligations of the type referred to in clauses (1) through (5) above of other persons secured by any lien on any of our property or asset (whether or not such obligation is assumed by us) and

     (7) any deferrals, amendments, renewals, extensions, modifications and refundings of all obligations of the type referred to in clauses (1) through (6) above, in each case whether or not contingent and whether outstanding at the date of effectiveness of the applicable indenture or thereafter incurred,

EXCEPT, in each case, for the subordinated debt securities and any such other indebtedness or deferral, amendment, renewal, extension, modification or refunding that contains express terms, or is issued under a deed, indenture or other instrument, which contains express terms, providing that it is subordinate to or ranks equal with the subordinated debt securities.

     Such senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions of the applicable indenture irrespective of any amendment, modification or waiver of any term of such senior indebtedness and notwithstanding that no express written subordination agreement may have been entered into between the holders of such senior indebtedness and the trustee or any of the holders.

DISCHARGE

     Under the terms of the indenture, we will be discharged from any and all obligations in respect of the debt securities of any series and the applicable indenture (except in each case for certain obligations to register the transfer or exchange of debt securities, replace stolen, lost or mutilated debt securities, maintain paying agencies and hold moneys for payment in trust) if we deposit with the applicable trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the debt securities of such series on the dates such payments are due in accordance with the terms of such debt securities.

     In addition, unless the applicable prospectus supplement and supplemental indenture provide otherwise, we may elect either (1) to defease and be discharged from any and all obligations with respect to such debt securities ("defeasance") or (2) to be released from our obligations with respect to such debt securities under certain covenants in the applicable indenture, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such debt securities ("covenant defeasance"):

     (1) by delivering all outstanding debt securities of such series to the trustee for cancellation and paying all sums payable by it under such debt securities and the indenture with respect to such series; or

     (2) after giving notice to the trustee of our intention to defease all of the debt securities of such series, by irrevocably depositing with the trustee or a paying agent

     (a) in the case of any debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest on such debt securities; and

     (b) in the case of any debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the debt securities are denominated sufficient to pay all principal of and interest on such debt securities.

Such a trust may only be established if, among other things:

     (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under or any material agreement or instrument to which we are a party or by which we are bound;

     (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

     (3) we have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.

     In the event we effect covenant defeasance with respect to any debt securities and such debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such debt securities at the time of the acceleration resulting from such event of default.

MODIFICATION AND WAIVER

     We, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the applicable debt securities with the consent of the holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class); PROVIDED, HOWEVER, that such modification, amendment or supplement may not, without the consent of each holder of the debt securities affected thereby:

     (1) change the stated maturity of the principal of or any installment of interest with respect to the debt securities;

     (2) reduce the principal amount of, or the rate of interest on, the debt securities;

     (3) change the currency of payment of principal of or interest on the debt securities;

     (4) change the redemption provisions, if any, of any debt securities in any manner adverse to the holders of such series of debt securities;

     (5) impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities;

     (6) reduce the above-stated percentage of holders of the debt securities of any series necessary to modify or amend the indenture relating to such series;

     (7) modify the foregoing requirements or reduce the percentage of outstanding debt securities necessary to waive any covenant or past default;

     (8) in the case of any subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debt securities of any series then outstanding; or

     (9) in the case of any convertible debt securities, adversely affect the right to convert the debt securities into ordinary shares or preference ordinary shares in accordance with the provisions of the applicable indenture.

     Holders of not less than a majority in principal amount of the outstanding debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us with any provision of the indenture relating to such debt securities (subject to the immediately preceding sentence); PROVIDED, HOWEVER, that:

     (1) without the consent of each holder of debt securities affected thereby, no waiver may be made of a default in the payment of the principal of or interest on any debt security; and

     (2) only the holders of a majority in principal amount of debt securities of a particular series may waive compliance with a provision of the indenture relating to such series or the debt securities of such series having applicability solely to such series.

     We, when authorized by a board resolution, and the trustee may amend or supplement the indentures or waive any provision of such indentures and the debt securities without the consent of any holders of debt securities in some circumstance, including:

     o    to cure any ambiguity, omission, defect or inconsistency;

     o to make any change that does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of holders of such debt securities in any material respect.

     o to provide for the assumption of our obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

     o    to provide any security for or guarantees of such debt securities;

     o    to add events of default with respect to such debt securities;

     o to add covenants that would benefit the holders of such debt securities or to surrender any rights or powers we have under the applicable indenture;

     o to make any change necessary for the registration of the debt securities under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; PROVIDED, HOWEVER, that such modification or amendment does not, in the good faith opinion of our board of directors and the trustee, adversely affect the interests of the holders of such debt securities in any material respect;

     o to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

     o to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     o to change or eliminate any of the provisions of the applicable indenture, PROVIDED, HOWEVER, that any such change or elimination shall become effective only when there is no debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

     o to establish the form or terms of debt securities of any series as permitted by the applicable indenture; or

     o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

EVENTS OF DEFAULT AND NOTICE THEREOF

     The following events are "events of default" with respect to any series of debt securities issued thereunder:

     (1) failure to pay interest on any debt securities of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund installment);

     (2) failure to perform any other agreement contained in the debt securities of such series or the indenture relating to such series (other than an agreement relating solely to another series of debt securities) for 60 days after notice; and

     (3) certain events of bankruptcy, insolvency or reorganization with respect to us.

     Additional or different events of default, if any, applicable to the series of debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

     The trustee under such indenture shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of debt securities actually known to it, give to the holders of such debt securities notice of such default; PROVIDED, HOWEVER, that, except in the case of a default in the payment of principal of or interest on any of the debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such debt securities; and PROVIDED, FURTHER, that in the case of any default of the character specified in clause (2) above with respect to debt securities of such series, no such notice to holders of such debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee quarterly as to whether any default exists.

     In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such debt securities then outstanding to be due and payable immediately.

     In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any debt securities of such series.

     Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the debt securities of such series) may be waived by the holders of a majority in principal amount of the debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

     No holder of the debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; PROVIDED, HOWEVER, that such provision does not affect the right to sue for enforcement of any overdue payment on such debt securities.

CONVERSION AND EXCHANGE RIGHTS

     The terms and conditions, if any, upon which the debt securities of any series will be convertible into ordinary shares or preference ordinary shares or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange in the event of the redemption of such series of debt securities.

THE TRUSTEE

     The trustee for each series of debt securities will be State Street Bank and Trust Company. Each indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     The holders of a majority in principal amount of all outstanding debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

     In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

GOVERNING LAW

     The indentures and the debt securities will be governed by the laws of the State of New York.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM


     We may issue the debt securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, a depository (the "depository") identified in the prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with The Depository Trust Company ("DTC"), as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual debt securities represented thereby, a global security may not be trans-ferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to any series of debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual debt securities represented by such global security to the accounts of persons that have accounts with such depository ("participants"). Such accounts will be designated by the underwriters, dealers or agents with respect to such debt securities or by us if such debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

     We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither we nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any interest on, individual debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such debt securities to be redeemed to be determined by lot. None of us, the trustee, any paying agent or the registrar for such debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such debt securities or for maintaining any records with respect thereto.

     Neither we nor the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

     If a depository for any debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual debt securities in exchange for the global security representing such debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such debt securities, determine not to have any of such debt securities represented by one or more global securities and in such event we will issue individual debt securities in exchange for the global security or securities representing such debt securities. Individual debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     All moneys paid by us to a paying agent or a trustee for the payment of the principal of or interest on any debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us, and the holder of such debt security thereafter may look only to us for payment thereof.

      DESCRIPTION OF XL CAPITAL FINANCE (EUROPE) PLC SENIOR DEBT SECURITIES

GENERAL

     In this section, references to "XL Finance," "we," "our" or "us" refer solely to XL Capital Finance (Europe) plc.

     XL Capital Finance (Europe) plc may issue senior debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the senior debt securities to which it relates. Senior debt securities may be issued pursuant to a senior indenture between us and a trustee qualified under the Trust Indenture Act. The form of such indentures have been filed as an exhibit to the registration statement of which this prospectus is a part, subject to such amendments or supplements as may be adopted from time to time. The senior indenture, as amended or supplemented from time to time, is sometimes referred to as an "indenture." The indenture will be subject to and governed by the Trust Indenture Act. The aggregate principal amount of senior debt securities which may be issued under the indenture will be unlimited and the indenture will set forth the specific terms of any series of senior debt securities or provide that such terms shall be set forth in, or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.

     The statements made below relating to the senior debt securities and the indenture are summaries of the anticipated provisions thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indenture and any applicable U.S. federal income tax considerations as well as any applicable modifications of or additions to the general terms described below in the applicable prospectus supplement. The applicable prospectus supplement may also state that any of the terms set forth herein are inapplicable to such series of senior debt securities.

TERMS

     The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be unconditionally guaranteed by XL Capital Ltd, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance's other unsecured and unsubordinated indebtedness.

     The specific terms of each series of senior debt securities will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

     (1)  the title of such senior debt securities;

     (2) the aggregate principal amount of such senior debt securities and any limit on such aggregate principal amount;

     (3) the price (expressed as a percentage of the principal amount thereof) at which such senior debt securities will be issued and, if other than the principal amount thereof, the portion of the principal amount thereof payable upon declaration of acceleration of the maturity thereof, or, if applicable, the portion of the principal amount of such senior debt securities that is convertible into XL Capital's ordinary shares or XL Capital's preference ordinary shares or the method by which any such portion shall be determined;

     (4) if convertible into XL Capital's ordinary shares or XL Capital's preference ordinary shares, the terms on which such senior debt securities are convertible, including the initial conversion price, the conversion period, any events requiring an adjustment of the applicable conversion price and any requirements relating to the reservation of such XL Capital's ordinary shares or XL Capital's preference ordinary shares for purposes of conversion;

     (5) the date(s), or the method for determining such date or dates, on which the principal of such senior debt securities will be payable and, if applicable, the terms on which such maturity may be extended;

     (6) the rate(s) (which may be fixed or floating), or the method by which such rate or rates shall be determined, at which such senior debt securities will bear interest, if any;

     (7) the date(s), or the method for determining such date or dates, from which any such interest will accrue, the dates on which any such interest will be payable, the record dates for such interest payment dates, or the method by which such dates shall be determined, the persons to whom such interest shall be payable, and the basis upon which interest shall be calculated if other than that of a 360-day year of twelve 30-day months;

     (8) the place(s) where the principal of and interest, if any, on such senior debt securities will be payable, where such senior debt securities may be surrendered for registration of transfer or exchange and where notices or demands to or upon XL Finance in respect of such senior debt securities and the indenture may be served;

     (9) the period(s), if any, within which, the price or prices at which and the other terms and conditions upon which such senior debt securities may, pursuant to any optional or mandatory redemption provisions, be redeemed, as a whole or in part, at XL Finance's option;

     (10) XL Finance's obligation, if any, to redeem, repay or purchase such senior debt securities pursuant to any sinking fund (as defined in the indenture) or analogous provision or at the option of a holder thereof, and the period or periods within which, the price or prices at which and the other terms and conditions upon which such senior debt securities will be redeemed, repaid or purchased, as a whole or in part, pursuant to such obligations;

     (11) if other than U.S. dollars, the currency or currencies in which the principal of and interest, if any, on such senior debt securities are denominated and payable, which may be a foreign currency or units of two or more foreign currencies or a composite currency or currencies, and the terms and conditions relating thereto;

     (12) whether the amount of payments of principal of or interest, if any, on such senior debt securities may be determined with reference to an index, formula or other method (which index, formula or method may, but need not be, based on the yield on or trading price of other securities, including United States Treasury securities, or on a currency, currencies, currency unit or units, or composite currency or currencies) and the manner in which such amounts shall be determined;

     (13) whether the principal of or interest, if any, on the senior debt securities of the series are to be payable, at our election or a holder thereof, in a currency or currencies, currency unit or units or composite currency or currencies other than that in which such senior debt securities are denominated or stated to be payable and the period or periods within which, and the terms and conditions upon which, such election may be made;

     (14) provisions, if any, granting special rights to the holders of senior debt securities of the series upon the occurrence of such events as may be specified;

     (15) any deletions from, modifications of or additions to the events of default or our covenants with respect to debt securities of the series, whether or not such events of default or covenants are consistent with the events of default or covenants described herein;

     (16) whether senior debt securities of the series are to be issuable initially in temporary global form and whether any senior debt securities of the series are to be issuable in permanent global form and, if so, whether beneficial owners of interests in any such security in permanent global form may exchange such interests for senior debt securities of such series and of like tenor of any authorized form and denomination and the circumstances under which any such exchanges may occur, if other than in the manner provided in the indenture, and, if senior debt securities of the series are to be issuable as a global security, the identity of the depository for such series;

     (17) the applicability, if any, of the defeasance and covenant defeasance provisions of the indenture to the senior debt securities of the series; and

     (18) any other terms of the series of senior debt securities and any additions, deletions or modifications to the indenture.

     If the applicable prospectus supplement provides, the senior debt securities may be issued at a discount below their principal amount and provide for less than the entire principal amount thereof to be payable upon declaration of acceleration of the maturity thereof. In such cases, all material U.S. federal income tax considerations will be described in the applicable prospectus supplement.

     Except as may be set forth in the applicable prospectus supplement, the senior debt securities will not contain any provisions that would limit our ability to incur indebtedness or that would afford holders of senior debt securities protection in the event of a highly leveraged transaction involving us. The applicable prospectus supplement will contain information with respect to any deletions from, modifications of or addi-tions to the events of default or covenants described below, including any addition of a covenant or other provision providing event risk or similar protection.

DENOMINATION, INTEREST, REGISTRATION AND TRANSFER

     XL Finance will issue the senior debt securities of each series only in registered form, without coupons, in denominations of $1,000, or in such other currencies or denominations as may be set forth in the indenture or specified in, or pursuant to, an authorizing resolution and/or supplemental indenture, if any, relating to such series of senior debt securities.

     The principal of and interest, if any, on any series of senior debt securities will be payable at the corporate trust office of the trustee, the address of which will be stated in the applicable prospectus supplement. However, at our option, interest payment may be made by check mailed to the address of the person entitled thereto as it appears in the applicable register for such senior debt securities.

     Subject to certain limitations imposed upon senior debt securities issued in book-entry form, the senior debt securities of any series:

     o will be exchangeable for any authorized denomination of other senior debt securities of the same series and of a like aggregate principal amount and tenor upon surrender of such senior debt securities at the trustee's corporate trust office or at the office of any registrar designated by us for such purpose; and

     o may be surrendered for registration of transfer or exchange thereof at the corporate trust office of the trustee or at the office of any registrar designated by us for such purpose.

     No service charge will be made for any registration of transfer or exchange, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with certain transfers and exchanges. We may act as registrar and may change any registrar without notice.

CERTAIN COVENANTS

     The applicable prospectus supplement will describe any material covenants in respect of a series of senior debt securities that are not described in this prospectus.

     Unless otherwise indicated in a prospectus supplement, senior debt securities will include the provisions described below.

GUARANTEE

     Payment of principal, premium, if any, and interest on the senior debt securities will be fully guaranteed on an unsecured and unsubordinated basis by XL Capital Ltd. The guarantee will be a direct and unconditional obligation of XL Capital Ltd, ranking equally and ratably in right of payment with all other existing and future unsecured and unsubordinated obligations of XL Capital, other than obligations preferred by law.

MERGER, CONSOLIDATION, AMALGAMATION OR SALE OF ASSETS

     XL Capital may not, and will not permit us to, (1) consolidate or amalgamate with or merge into any other person or convey, transfer, sell or lease our properties and assets substantially as an entirety to any person, (2) permit any person to consolidate or amalgamate with or merge into us or XL Capital, as the case may be, or (3) permit any person to convey, transfer, sell or lease that person's properties and assets substantially as an entirety to us or XL Capital, unless:

     o in the case of (1) and (2) above, if we or XL Capital, as the case may be, are not the surviving person, such surviving person is a corporation organized and existing under the laws of the

          United States of America (including any State thereof or the District of Columbia), the United Kingdom, the Cayman Islands, Bermuda or any country which is, on the date of the applicable prospectus supplement and supplemental indenture, a member of the Organization of Economic Development and the surviving person assumes the due and punctual payment pursuant to the senior debt securities, the indenture and the guarantee of the principal of, premium, if any, and interest on the senior debt securities and the performance of our other covenants and obligations under the applicable indenture, the guarantee and the senior notes, and

     o in all cases, immediately after giving effect to the transaction and treating any indebtedness which becomes an obligation of us, XL Capital or a designated subsidiary (as defined in the applicable prospectus supplement and supplemental indenture) as a result of such transaction as having been incurred by us, XL Capital or such designated subsidiary at the time of such transaction, no event of default, and no event that, after notice or lapse of time or both, would become an event of default, will have occurred and be continuing.

RANKING OF DEBT SECURITIES

GENERAL

     The senior debt securities will be the direct, unsecured and unsubordinated obligations of XL Capital Finance (Europe) plc and will be unconditionally guaranteed by XL Capital, the guarantor. The senior debt securities will rank equal in right of payment with all of XL Finance's other unsecured and unsubordinated indebtedness.

     XL Capital currently conducts substantially all of its operations through its subsidiaries and its subsidiaries generate substantially all of its operating income and cash flow. As a result, distributions and advances from its subsidiaries are the principal source of funds necessary to meet its debt service obligations (including the guarantees of the senior debt securities). Contractual provisions or laws, as well as its subsidiaries' financial condition and operating and regulatory requirements, may limit its ability to obtain cash from its subsidiaries that it requires to pay its debt service obligations. For a description of certain regulatory restrictions on the payment of dividends by its subsidiaries, see Note 18 of the Notes to Consolidated Financial Statements of XL Capital incorporated by reference to its Form 10K for the year ended December 31, 2000. In addition, holders of the senior debt securities will have a junior position to the claims of creditors of XL Capital's subsidiaries on their assets and earnings.

     Except as otherwise set forth in the applicable senior indenture or specified in an authorizing resolution and/or supplemental indenture, if any, relating to a series of senior debt securities to be issued, there will be no limitations in any senior indenture on the amount of additional indebtedness which may rank equal with the senior debt securities or on the amount of indebtedness, secured or otherwise, which may be incurred or preferred stock which may be issued by any of XL Finance's subsidiaries.

DISCHARGE AND DEFEASANCE

     Under the terms of the applicable senior indenture, XL Finance will be discharged from any and all obligations in respect of the senior debt securities of any series and XL Capital will be discharged from any and all obligations in respect of the guarantees of the senior debt securities (except in each case for certain obligations to register the transfer or exchange of senior debt securities, replace stolen, lost or mutilated senior debt securities, maintain paying agencies and hold moneys for payment in trust) if:

     (1) XL finance delivers all outstanding debt securities of such series to the trustee for cancellation and pays all sums payable by it under such senior debt securities and the indenture with respect to such series; or

     (2) such senior debt securities either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) and XL Finance or XL Capital deposits with the senior debt securities trustee, in trust

     (a) in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such senior debt securities; and

     (b) in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such senior debt securities.

In addition, unless the prospectus supplement and supplemental indenture provide otherwise, we and XL Capital may elect either (1) to defease and be discharged from any and all obligations with respect to such senior debt securities and the guarantee by XL Capital ("defeasance") or (2) to be released from our and its obligations with respect to such senior debt securities under certain covenants, and any omission to comply with such obligations will not constitute a default or an event of default with respect to such senior debt securities ("covenant defeasance") after giving notice to the trustee of our intention to defease certain covenants or all of the senior debt securities of such series, by irrevocably depositing with the trustee or a paying agent:


     (1) in the case of any senior debt securities of any series denominated in U.S. dollars, cash or U.S. government obligations sufficient to pay all principal of and interest and premium, if any, on such senior debt securities; and

     (2) in the case of any senior debt securities of any series denominated in any currency other than U.S. dollars, an amount of the applicable currency in which the senior debt securities are denominated sufficient to pay all principal of and interest and premium, if any, on such senior debt securities.


Such a trust may only be established if, among other things:

     (1) the applicable defeasance or covenant defeasance does not result in a breach or violation of, or constitute a default under any material agreement or instrument to which we or XL Capital, as the case may be, is a party or by which we or XL Capital is bound;

     (2) no event of default or event which with notice or lapse of time or both would become an event of default with respect to the senior debt securities to be defeased will have occurred and be continuing on the date of establishment of such a trust after giving effect to such establishment and, with respect to defeasance only, no bankruptcy proceeding with respect to us or XL Capital will have occurred and be continuing at any time during the period ending on the 91st day after such date; and

     (3) we and XL Capital have delivered to the trustee an opinion of counsel (as specified in the applicable supplemental indenture) to the effect that the holders will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to United States federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred, and such opinion of counsel, in the case of defeasance, must refer to and be based upon a letter ruling of the Internal Revenue Service received by us and XL Capital, a Revenue Ruling published by the Internal Revenue Service or a change in applicable United States federal income tax law occurring after the date of the applicable supplemental indenture.


     In the event we or XL Capital effect covenant defeasance with respect to any senior debt securities and such senior debt securities are declared due and payable because of the occurrence of any event of default, other than an event of default with respect to any covenant as to which there has been covenant defeasance, the government obligations on deposit with the trustee will be sufficient to pay amounts due on such senior debt securities at the time of the stated maturity but may not be sufficient to pay amounts due on such senior debt securities at the time of the acceleration resulting from such event of default.

MODIFICATION AND WAIVER


     XL Finance and XL Capital, when authorized by a board resolution, and the trustee may modify, amend and/or supplement the applicable indenture and the terms of the applicable series of senior debt securities and the related guarantees by XL Capital with the consent of the holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class); PROVIDED, HOWEVER, that such modification, amendment or supplement may not, without the consent of each holder of the senior debt securities affected thereby:

     (1) change the stated maturity of the principal of, or any premium or any installment of interest with respect to the senior debt securities;

     (2) reduce the principal amount of, or the rate (or modify the calculation of such principal amount or rate) of interest on, or any additional amounts with respect to, or any premium payable upon the redemption of, any senior debt securities;

     (3) change the currency of payment of principal of or interest on the senior debt securities;

     (4) change the redemption provisions, if any, of any senior debt securities in any manner adverse to the holders of such series of senior debt securities;

     (5) impair the right to institute suit for the enforcement of any payment on or with respect to the senior debt securities;

     (6) reduce the above-stated percentage of holders of the senior debt securities of any series necessary to modify or amend the indenture relating to such series;

     (7) waive certain covenants of the senior debt securities except to increase any percentage vote required or to provide that other provisions of such indenture cannot be modified or waived without the consent of the holder of any senior debt securities affected thereby;

     (8) in the case of any convertible senior debt securities, adversely affect the right to convert the senior debt securities in accordance with the provisions of the applicable indenture;

     (9) release XL Capital from any of its obligations under the applicable indenture or the related guarantees otherwise than in accordance with the terms of the applicable indenture;

     (10) modify or change any provision of the applicable indenture or the related definitions affecting the ranking of the applicable series of senior debt securities or the related guarantees in a manner which adversely affects the holders of such senior debt securities; or

     (11) modify the foregoing requirements or reduce the percentage of outstanding senior debt securities necessary to waive any covenant or past default.

     Holders of not less than a majority in principal amount of the outstanding senior debt securities of all series affected thereby (voting as a single class) may waive certain past defaults and may waive compliance by us and XL Capital with any provision of the indenture relating to such senior debt securities (subject to the immediately preceding sentence); PROVIDED, HOWEVER, that without the consent of each holder of senior debt securities affected thereby, no waiver may be made of a default:

     (1) in the payment of the principal of or interest on any senior debt security; and

     (2) in respect of a covenant or provision of the indenture that cannot be modified or amended without the consent of each holder of the senior debt securities affected.

     We, XL Capital and the trustee may amend or supplement the indentures or waive any provision of such indentures and the senior debt securities without the consent of any holders of senior debt securities in some circumstance, including:


     o    to cure any ambiguity, omission, defect or inconsistency;

     o to make any change that does not, in the good faith opinion of the board of directors of us, XL Capital and the trustee, adversely affect the interests of holders of such senior debt securities in any material respect;

     o to provide for the assumption of our or XL Capital's obligations under the applicable indenture by a successor upon any merger, consolidation or asset transfer permitted under the applicable indenture;

     o to provide any security for or additional guarantees of such senior debt securities;

     o    to add events of default with respect to such senior debt securities;

     o to add covenants of ours or XL Capital that would benefit the holders of such senior debt securities or to surrender any rights or powers we or XL Capital have under the applicable indenture;

     o to make any change necessary for the registration of the senior debt securities and the guarantee under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the applicable indenture under the Trust Indenture Act of 1939; PROVIDED, HOWEVER, that such modification or amendment does not, in the good faith opinion of our or XL Capital's Board of Directors and the trustee, adversely affect the interests of the holders of such senior debt securities in any material respect;

     o to provide for uncertificated senior debt securities and guarantees in addition to or in place of certificated senior debt securities and guarantees or to provide for bearer senior debt securities and guarantees;

     o to add to or change any of the provisions of the applicable indenture to such extent as shall be necessary to permit or facilitate the issuance of the senior debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     o to change or eliminate any of the provisions of the applicable indenture, PROVIDED, HOWEVER, that any such change or elimination shall become effective only when there is no senior debt security outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

     o to establish the form or terms of senior debt securities of any series or the related guarantees as permitted by the applicable indenture; or

     o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the senior debt securities of one or more series and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee, pursuant to the requirements of the applicable indenture.

EVENTS OF DEFAULT AND NOTICE THEREOF


     The following events are "events of default" with respect to any series of senior debt securities issued thereunder:


     (1) failure to pay interest on any senior debt securities of such series within 60 days of when due or principal of any senior debt securities of such series when due (including any sinking fund installment);

     (2) failure by us or XL Capital to perform any other covenant or agreement contained in the senior debt securities of such series or the indenture or guarantees relating to such series (other than an agreement relating solely to another series of senior debt securities) for 60 days after notice;

     (3) certain events of bankruptcy, insolvency or reorganization with respect to us or XL Capital; and

     (4) the guarantees related to such series of senior debt securities cease to be in full force and effect or are declared to be null and void and unenforceable or are found to be invalid, in each case by a court of competent jurisdiction in a final non-appealable judgment, or XL Capital denies its liability under such guarantees (other than by reason of release of XL Capital in accordance with the terms of the applicable indenture).

     Additional or different events of default, if any, applicable to the series of senior debt securities in respect of which this prospectus is being delivered will be specified in the applicable prospectus supplement.

     The trustee under such indenture shall, within 90 days after the occurrence of any default (the term "default" to include the events specified above without grace or notice) with respect to any series of senior debt securities actually known to it, give to the holders of such senior debt securities notice of such default; PROVIDED, HOWEVER, that, except in the case of a default in the payment of principal of or interest on any of the senior debt securities of such series or in the payment of a sinking fund installment, the trustee for such series shall be protected in withholding such notice if it in good faith determines that the withholding of such notice is in the interest of the holders of such senior debt securities; and PROVIDED, FURTHER, that in the case of any default of the character specified in clause (2) above with respect to senior debt securities of such series, no such notice to holders of such senior debt securities will be given until at least 30 days after the occurrence thereof. We shall certify to the trustee within 120 days after the end of each fiscal year as to whether any default exists.

     In the case of an event of default, other than an event of default resulting from bankruptcy, insolvency or reorganization, with respect to any series of senior debt securities shall occur and be continuing, the trustee for such series or the holders of at least 25% in aggregate principal amount of the senior debt securities of such series then outstanding, by notice in writing to us (and to the trustee for such series if given by the holders of the senior debt securities of such series), will be entitled to declare all unpaid principal of and accrued interest on such senior debt securities then outstanding to be due and payable immediately.

     In the case of an event of default resulting from certain events of bankruptcy, insolvency or reorganization, all unpaid principal of and accrued interest on all senior debt securities of such series then outstanding shall be due and payable immediately without any declaration or other act on the part of the trustee for such series or the holders of any senior debt securities of such series.

     Such acceleration may be annulled and past defaults (except, unless theretofore cured, a default in payment of principal of or interest on the senior debt securities of such series) may be waived by the holders of a majority in principal amount of the senior debt securities of such series then outstanding upon the conditions provided in the applicable indenture.

     No holder of the senior debt securities of any series issued thereunder may pursue any remedy under such indenture unless the trustee for such series shall have failed to act after, among other things, notice of an event of default and request by holders of at least 25% in principal amount of the senior debt securities of such series of which the event of default has occurred and the offer to the trustee for such series of indemnity satisfactory to it; PROVIDED, HOWEVER, that such provision does not affect the right to sue for enforcement of any overdue payment on such senior debt securities.

CONVERSION AND EXCHANGE RIGHTS

     The terms and conditions, if any, upon which the senior debt securities of any series will be convertible into XL Capital's ordinary shares or preference ordinary shares or upon which the senior debt securities of any series will be exchangeable into another series of debt securities will be set forth in the prospectus supplement relating thereto. Such terms will include the conversion or exchange price (or manner of calculation thereof), the conversion or exchange period, provisions as to whether conversion or exchange will be at the option of the holders of such series of senior debt securities or at our option or automatic, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion in the event of the redemption of such series of senior debt securities.

THE TRUSTEE

     The trustee for each series of senior debt securities will be State Street Bank and Trust Company. The indenture will contain certain limitations on a right of the trustee, as our creditor, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee will be permitted to engage in other transactions; PROVIDED, HOWEVER, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

     Subject to the terms of the applicable indenture, the holders of a majority in principal amount of all outstanding senior debt securities of a series (or if more than one series is affected thereby, of all series so affected, voting as a single class) will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy or power available to the trustee for such series or all such series so affected.

     In case an event of default shall occur (and shall not be cured) under any indenture relating to a series of senior debt securities and is actually known to a responsible officer of the trustee for such series, such trustee shall exercise such of the rights and powers vested in it by such indenture and use the same degree of care and skill in its exercise as a prudent person would exercise or use under the circumstances in the conduct of his own affairs. Subject to such provisions, the trustee will not be under any obligation to exercise any of its rights or powers under the applicable indenture at the request of any of the holders of senior debt securities unless they shall have offered to the trustee security and indemnity satisfactory to it.

GOVERNING LAW

     The indentures and the debt securities will be governed by the laws of the State of New York.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

     We may issue the senior debt securities of any series and the related guarantees in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depository identified in the prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with DTC, as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual senior debt securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to any series of senior debt securities will be described in the prospectus supplement relating to such series. We expect that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual senior debt securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such senior debt securities or by us if such senior debt securities are offered directly by us. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

     We expect that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). None of us, XL Capital or the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the senior debt securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by such global security for all purposes under the applicable indenture. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual senior debt securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such senior debt securities in definitive form and will not be considered the owners or holders thereof under the applicable indenture. Beneficial owners of senior debt securities evidenced by a global security will not be considered the owners or holders thereof under the applicable indenture for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable indenture. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable indenture, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Payments of principal of, and any interest on, individual senior debt securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable indenture. Under the terms of the applicable indenture, we and the trustee may treat the persons in whose name senior debt securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither we nor the trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of senior debt securities (including principal and interest). We believe, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. We also expect that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any senior debt securities represented by a global security will be sent to the depository or its nominee. If less than all of the senior debt securities of any series are to be redeemed, we expect the depository to determine the amount of the interest of each participant in such senior debt securities to be redeemed to be determined by lot. None of us, XL Capital, the trustee, any paying agent or the registrar for such senior debt securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such senior debt securities or for maintaining any records with respect thereto.

     None of us, XL Capital or the trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of senior debt securities and we and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

     If a depository for any senior debt securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by us within 90 days, we will issue individual senior debt securities in exchange for the global security representing such senior debt securities. In addition, we may at any time and in our sole discretion, subject to any limitations described in the prospectus supplement relating to such senior debt securities, determine not to have any of such senior debt securities represented by one or more global securities and in such event we will issue individual senior debt securities in exchange for the global security or securities representing such senior debt securities. Individual senior debt securities so issued will be issued in denominations of $1,000 and integral multiples thereof.

     All moneys paid by us or XL Capital to a paying agent or a trustee for the payment of the principal of or interest on any senior debt security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to us or XL Capital, as the case may be, and the holder of such senior debt security thereafter may look only to us for payment thereof.

                  DESCRIPTION OF THE TRUST PREFERRED SECURITIES

     Each trust may issue only one series of trust preferred securities having terms described in the prospectus supplement relating thereto. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust preferred securities. Each declaration will be qualified as an indenture under the Trust Indenture Act. The trust preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in each declaration or made part of each declaration by the Trust Indenture Act and the Delaware Business Trust Act. The following summary of the principal terms and provisions of the trust preferred securities does not purport to be complete and is subject to, and qualified in its entirety by reference to, the applicable prospectus supplement, the applicable declaration (the forms of which are filed as exhibits to the registration statement and the accompanying prospectus are a part), the Delaware Business Trust Act and the Trust Indenture Act.

GENERAL

     The declaration of each trust will authorize the regular trustees, on behalf of such trust, to issue the trust preferred securities, which will represent preferred undivided beneficial interests in the assets of such trust, and the trust common securities, which represent common undivided beneficial interests in the assets of the trust. All of the trust common securities will be owned directly or indirectly by XL Capital.

     The trust common securities will rank equally, and payments will be made thereon on a PRO RATA basis, with the trust preferred securities, except that upon the occurrence and during the continuation of a declaration event of default, the rights of the holders of the trust common securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights to payment of the holders of the trust preferred securities.

     The declaration of each trust will not permit the issuance by such trust of any securities other than the trust securities or the incurrence of any indebtedness by such trust.

     Pursuant to the declaration of such trust, the property trustee will own and hold the subordinated deferrable interest debentures for the benefit of trust and the holders of the trust securities. The payment of distributions out of money held by each trust, and payments upon redemption of the trust preferred securities or liquidation of such trust, will be guaranteed by XL Capital as described under "Description of the Trust Preferred Securities Guarantee."

     The trust preferred guarantee trustee will hold the trust preferred securities guarantee for the benefit of the holders of such trust preferred securities. Each trust preferred securities guarantee will not cover payment of distributions on such trust preferred securities when the applicable trust does not have sufficient available funds in the property account to make such distributions.

TERMS

     The specific terms of the trust preferred securities of each trust will be set forth in the applicable prospectus supplement relating thereto, including the following, as applicable:

     (1)  the distinctive designation of such trust preferred securities;

     (2)  the number of trust preferred securities issued by such trust;

     (3) the annual distribution rate (or method of determining such rate) for trust preferred securities issued by such trust and the date or dates upon which such distributions will be payable on a quarterly basis to holders of trust preferred securities are outstanding;

     (4) whether distributions on trust preferred securities issued by such trust shall be cumulative and, in the case of trust preferred securities having cumulative distribution rights, the date(s) or method of determining the date(s) from which distributions on trust preferred securities issued by such trust will be cumulative;

     (5) the amount(s) which will be paid out of the assets of such trust to purchase or redeem trust preferred securities issued by such trust and the price(s) at which, the period(s) within which, and the terms and conditions upon which trust preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation;

     (6) the voting rights, if any, of trust preferred securities issued by such trust in addition to those required by law, including any requirement for the approval by the holders of trust preferred securities, or of trust preferred securities issued by one or more trusts, or of both, as a condition to specified action or amendments to the declaration of such trust; and

     (7) any other relevant rights, preferences, privileges, limitations or restriction of trust preferred securities issued by such trust not inconsistent with the declaration of such trust or with applicable law.


     All trust preferred securities offered hereby will be guaranteed by XL Capital to the extent described under "Description of the Trust Preferred Securities Guarantees" below.

     Any applicable United States federal income tax considerations applicable to any offering of trust preferred securities will be described in the prospectus supplement relating thereto.

     In connection with the issuance of trust preferred securities, each trust will issue one series of trust common securities. The declaration of each trust authorizes the regular trustees of such trust to issue on behalf of such trust one series of trust common securities having terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the trust common securities issued by a trust will be substantially identical to the terms of the trust preferred securities issued by such trust and the trust common securities will rank equal, and payments will be made thereon PRO RATA, with the trust preferred securities except that, upon an event of default under the declaration, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the trust preferred securities. All of the trust common securities of a trust will be directly or indirectly owned by XL Capital.

DISTRIBUTIONS

     Unless the applicable prospectus supplement and applicable supplemental indenture provide otherwise, XL Capital will have the right under the indenture to defer payments of interest on the subordinated deferrable interest debentures by extending the interest payment period from time to time on the subordinated deferrable interest debentures which, if exercised, would defer quarterly distributions on the trust preferred securities (though such distributions would continue to accrue interest since interest would continue to accrue on the subordinated deferrable interest debentures) during any such extended interest payment period.

     In the event that XL Capital exercises this right, then during the term of such deferral XL Capital shall not:


     (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock,

     (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures, and

     (c) make any guarantee payments (other than pursuant to the trust preferred securities guarantee) with respect to the foregoing.

     Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

     Prior to the termination of any such extension period, XL Capital may further extend the interest payment period; PROVIDED, HOWEVER, that such extension period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the subordinated deferrable interest debentures.

     Upon the termination of any extension period and the payment of all amounts then due, XL Capital may select a new extension period as if no extension period had previously been declared, subject to the above requirements. See "-- Voting Rights" below and "Description of the Subordinated Deferrable Interest Debentures -- Interest" and " -- Option to Extend Interest Payment Period."

     If distributions are deferred, the deferred distributions and accrued interest thereon shall be paid to holders of record of the trust preferred securities, if funds are available therefor, as they appear on the books and records of such trust on the record date immediately following the termination of such extension period.

     Distributions on the trust preferred securities of each trust must be paid on the dates payable to the extent that such trust has funds available for the payment of such distributions in the property account. Each trust's funds available for distribution to the holders of the trust preferred securities will be limited to payments received under the subordinated deferrable interest debentures. See "Description of the Subordinated Deferrable Interest Debentures." The payment of distributions out of moneys held by each trust will be guaranteed by XL Capital as described under "Description of the Trust Preferred Securities Guarantee."

     Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the books and records of the applicable trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry only form, will be one business day (as defined herein) prior to the relevant payment dates, which payment dates correspond to the interest payment dates on the subordinated deferrable interest debentures. Such distributions will be paid through the property trustee, who will hold amounts received in respect of the subordinated deferrable interest debentures in the property account for the benefit of such trust and the holders of trust securities.

     Subject to any applicable laws and regulations and the provisions of the applicable declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

     In the event the trust preferred securities did not continue to remain in book-entry only form, the regular trustees will have the right to select relevant record dates which shall be at least one business day, but less than 60 business days, prior to the relevant payment dates.

     In the event that any date on which distributions are to be made on the trust preferred securities is not a business day, then payment of the distributions payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay) except that if such business day is in the next succeeding calendar year, such payment will be made on the immediately preceding business day, in each case with the same force and effect as if made on such date. A "business day" shall mean any day other than a Saturday, Sunday or other day on which banking institutions in New York, New York are authorized or required by law to close.

MANDATORY AND OPTIONAL REDEMPTION


     Unless provided otherwise in the applicable prospectus supplement, upon the repayment of the subordinated deferrable interest debentures, whether at maturity or upon acceleration, redemption or otherwise, the proceeds from such repayment or payment will simultaneously be applied to redeem trust securities on a PRO RATA basis having an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so repaid or redeemed at the redemption price; PROVIDED, HOWEVER, that except in the case of payments upon maturity, holders of trust securities shall be given not less than 30 nor more than 60 days' notice of such redemption. See "-- Redemption Procedures" and "Description of the Subordinated Deferrable Interest Debentures." In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

SPECIAL EVENT REDEMPTION OR DISTRIBUTION

     DISTRIBUTION UPON THE OCCURRENCE OF A SPECIAL EVENT. If, at any time, a Tax Event or an Investment Company Event (each, as defined below, a "Special Event") shall occur and be continuing, the applicable trust shall, except in the circumstances described below under "Redemption Upon the Occurrence of a Tax Event," be dissolved with the result that, after satisfaction of liabilities to creditors, subordinated deferrable interest debentures, with an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the trust securities, would be distributed to the holders of the trust securities, in liquidation of such holders' interests in such trust on a PRO RATA basis, within 90 days following the occurrence of such Special Event; PROVIDED, HOWEVER, that in the case of the occurrence of a Tax Event, as a condition of such termination, dissolution and distribution, the regular trustees shall have received an opinion from a nationally recognized independent tax counsel experienced in such matters (a "No Recognition Opinion"), which opinion may rely on published revenue rulings of the Internal Revenue Service, to the effect that neither such trust nor the holders of the trust securities will recognize any gain or loss for United States federal income tax purposes as a result of such termination and dissolution of such trust and the distribution of the subordinated deferrable interest debentures; and PROVIDED, FURTHER, that, if there is available to such trust the opportunity to eliminate, within such 90-day period, the Special Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure, which has no adverse effect on the trust, XL Capital or the holders of the trust securities, the trust will pursue such measure in lieu of dissolution.

     If subordinated deferrable interest debentures are distributed to the holders of the trust preferred securities, then XL Capital will use its best efforts to have the subordinated deferrable interest debentures listed on such securities exchange as the trust preferred securities are then listed, if any.

     After the date for any distribution of subordinated deferrable interest debentures upon termination of a trust, (i) the trust preferred securities and trust preferred securities guarantee will no longer be deemed to be outstanding,
(ii) the depositary or its nominee, as the record holder of such trust preferred securities, will receive a registered global certificate or certificates representing subordinated deferrable interest debentures to be delivered upon such distribution and (iii) any certificates representing trust preferred securities not held by the depositary or its nominee will be deemed to represent subordinated deferrable interest debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, such trust preferred securities, until such certificates are presented to XL Capital or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for the subject trust preferred securities or the subordinated deferrable interest debentures that may be distributed in exchange for the trust preferred securities if a termination and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, whether pursuant to the offer hereby or in the secondary market, or the subordinated deferrable interest debentures that the investor may receive on termination and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

     REDEMPTION UPON THE OCCURRENCE OF A TAX EVENT. If, in the case of the occurrence and continuation of a Tax Event, the applicable regular trustees shall have been informed by such tax counsel that a No Recognition Opinion cannot be delivered, then XL Capital shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the subordinated deferrable interest debentures in whole or in part for cash within 90 days following the occurrence of such Tax Event at a price equal to the sum of

     (x) 100% of the principal amount of the subordinated deferrable interest debentures to be redeemed and

     (y) accrued and unpaid interest thereon to the date fixed for redemption, and,

following such redemption, trust securities with an aggregate liquidation amount equal to the aggregate principal amount of the subordinated deferrable interest debentures so redeemed shall be redeemed by the trust at the redemption price on a PRO RATA basis; PROVIDED, HOWEVER, that, if there is available to XL Capital or the trust the opportunity to eliminate, within such 90-day period, the Tax Event by taking some ministerial action, such as filing a form or making an election, or pursuing some other similar reasonable measure which has no adverse effect on the trust, XL Capital or the holders of the trust securities, XL Capital or the trust will pursue such measure in lieu of redemption.

     DEFINITIONS. As used herein the following terms have the meanings specified below:

     "INVESTMENT COMPANY EVENT" means that XL Capital has provided the regular trustees with an opinion from a nationally recognized independent counsel experienced in practice under the 1940 Act (as hereinafter defined) to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the trust is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act"), which Change in 1940 Act Law becomes effective on or after the date of this prospectus.

     "TAX EVENT" means that XL Capital Ltd has provided the regular trustees with an opinion from a nationally recognized independent tax counsel experienced in such matters (a "Dissolution Tax Opinion") to the effect that, on or after the date of the applicable prospectus supplement, as a result of (a) any amendment to, or change (including any announced prospective change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein or (b) any amendment to, or change in, an interpretation or application of such laws or regulations by any legislative body, court, governmental agency or regulatory authority, in each case which amendment or change is enacted, promulgated, issued or announced or which interpretation is issued or announced or which action is taken, on or after the date of the applicable prospectus, there is more than an insubstantial risk that (i) such trust is, or will be within 90 days of the date thereof, subject to United States federal income tax with respect to interest accrued or received on the subordinated deferrable interest debentures, or (ii) such trust is, or will be within 90 days of the date thereof, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

REDEMPTION PROCEDURES

     A trust may not redeem fewer than all of the outstanding trust preferred securities unless all accrued and unpaid distributions have been paid on all applicable trust securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If a Trust gives a notice of redemption in respect of the trust preferred securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that XL Capital has paid to the property trustee a sufficient amount of cash in connection with the related redemption or maturity of the subordinated deferrable interest debentures, such trust will irrevocably deposit with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of trust preferred securities. See "-- Book-Entry Only Issuance -- The Depository Trust Company."

     If notice of redemption shall have been given and funds deposited as required, then immediately prior to the close of business on the date of such deposit, distributions will cease to accrue and all rights of holders of the trust preferred securities so called for redemption will cease, except the right of the holders of such trust preferred securities to receive the redemption price, but without interest on such redemption price.

     In the event that any date fixed for redemption of such trust preferred securities is not a business day, then payment of the redemption price payable on such date will be made on the next succeeding day which is a business day (and without any interest or other payment in respect of any such delay), except that, if such business day falls in the next calendar year, such payment will be made on the immediately preceding business day.

     In the event that payment of the redemption price in respect of the trust preferred securities is improperly withheld or refused and not paid either by a trust or by XL Capital pursuant to the related trust preferred securities guarantee, distributions on the trust preferred securities will continue to accrue, from the original redemption date to the actual date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the redemption price.

     In the event that fewer than all of the outstanding trust preferred securities are to be redeemed, the trust preferred securities will be redeemed as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below.

     Subject to the foregoing and to applicable law (including, without limitation, United States federal securities laws), XL Capital or its affiliates may, at any time and from time to time, purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON TERMINATION

     In the event of any voluntary or involuntary termination, dissolution or winding-up of a trust, the holders of the trust preferred securities at that time will be entitled to receive out of the assets of such trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the liquidation amount plus accrued and unpaid distributions thereon to the date of payment (the "liquidation distribution"), unless, in connection with such termination, dissolution or winding-up, subordinated deferrable interest debentures in an aggregate principal amount equal to the aggregate liquidation amount of, with an interest rate identical to the distribution rate of, and bearing accrued and unpaid interest equal to accrued and unpaid distributions on, the trust preferred securities, have been distributed on a PRO RATA basis to the holders of trust preferred securities in exchange for such trust preferred securities.

     If, upon any such termination, dissolution or winding-up, the liquidation distribution can be paid only in part because such trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by such trust on the trust preferred securities shall be paid on a PRO RATA basis. The holders of the trust common securities will be entitled to receive distributions upon any such dissolution PRO RATA with the holders of the trust preferred securities, except that if a declaration event of default has occurred and is continuing, the trust preferred securities shall have a preference over the trust common securities with regard to such distributions.

     Pursuant to the applicable declaration, a trust shall terminate

          (i)  on the expiration of the term of such trust,

          (ii) upon the bankruptcy of XL Capital or the holder of the applicable trust common securities,

         (iii) upon the filing of a certificate of dissolution or its equivalent with respect to XL Capital or the holder of the common securities or the revocation of the charter of XL Capital or the holder of such trust common securities and the expiration of 90 days after the date of revocation without a reinstatement thereof,

          (iv) upon the distribution of the subordinated deferrable interest debentures following the occurrence of a Special Event,

          (v) upon the entry of a decree of a judicial dissolution of XL Capital or the holder of the common securities or such trust or

          (vi) upon the redemption of all of the trust securities.

DECLARATION EVENTS OF DEFAULT


     An event of default under an applicable indenture (an "indenture event of default") (see "Description of the Subordinated Deferrable Interest Debentures -- Events of Default") constitutes an event of default under the applicable declaration with respect to the trust securities (a "Declaration Event of Default"); PROVIDED, HOWEVER, that pursuant to such declaration, the holder of the trust common securities will be deemed to have waived any declaration event of default with respect to such trust common securities or its consequences until all declaration events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated.

     Until such declaration events of default with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the applicable property trustee will be deemed to be acting solely on behalf of the holders of the trust preferred securities and only the holders of such trust preferred securities will have the right to direct the property trustee with respect to certain matters under such declaration, and therefore the indenture.

     If a declaration event of default with respect to the trust preferred securities is waived by holders of trust preferred securities, such waiver will also constitute the waiver of such declaration event of default with respect to the trust common securities for all purposes under the declaration, without any further act, vote or consent of the holders of the trust common securities.

     During the existence of a declaration event of default, the applicable property trustee, as the sole holder of the subordinated deferrable interest debentures, will have the right under the indenture to declare the principal of, and interest on, the subordinated deferrable interest debentures to be immediately due and payable.

     If a declaration event of default occurs that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, during the continuance of such an event of default a holder of trust preferred securities may institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder. The holders of trust preferred securities will not be able to exercise directly against XL Capital any other remedy available to the property trustee unless the property trustee first fails to do so.

VOTING RIGHTS

     Except as provided below and except as provided under the Delaware Business Trust Act, the Trust Indenture Act and under "Description of the Trust Preferred Securities Guarantee -- Amendments and Assignment" below, and except as otherwise required by law and the declaration, and the applicable prospectus supplement, the holders of the trust preferred securities will have no voting rights. In the event that XL Capital elects to defer payments of interest on the subordinated deferrable interest debentures as described above under "-- Distributions," the holders of the trust preferred securities do not have the right to appoint a special representative or trustee or otherwise act to protect their interests.

     Subject to the requirement of the property trustee obtaining a tax opinion as set forth below, the holders of a majority in aggregate liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any trust or power conferred upon the property trustee under the applicable declaration, including the right to direct such property trustee, as the holder of the subordinated deferrable interest debentures, to:

          (i) direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee (as hereinafter defined) under the indenture with respect to the subordinated deferrable interest debentures,

          (ii) waive any past indenture event of default which is waivable under the indenture,

         (iii) exercise any right to rescind or annul a declaration that the principal of all the subordinated deferrable interest debentures shall be due and payable, or

          (iv) consent to any amendment, modification or termination of the indenture or the subordinated deferrable interest debentures, where such consent shall be required; PROVIDED, HOWEVER, that where a consent under the indenture would require the consent of the holders of greater than a majority in principal amount of subordinated deferrable interest debentures affected thereby (a "super-majority"), only the holders of at least the proportion in liquidation amount of the trust preferred securities which the relevant super-majority represents of the aggregate principal amount of the subordinated deferrable interest debentures may direct such property trustee to give such consent.

     If the property trustee fails to enforce its rights under the applicable declaration (including, without limitation, its rights, powers and privileges as the holder of the subordinated deferrable interest debentures under the indenture), a holder of trust preferred securities may to the extent permitted by applicable law institute a legal proceeding directly against any person to enforce the property trustee's rights under such declaration without first instituting any legal proceeding against the property trustee or any other person or entity.

     Following and during the continuance of a declaration event of default that results from the failure of XL Capital to pay principal of or interest on the subordinated deferrable interest debentures when due, a holder of trust preferred securities may also proceed directly against XL Capital, without first waiting to determine if the property trustee has enforced its rights under the declaration, to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

     The property trustee shall notify all holders of the trust preferred securities of any notice of default received from the subordinated debt trustee with respect to the subordinated deferrable interest debentures. Such notice shall state that such indenture event of default also constitutes a declaration event of default.

     The property trustee shall not take any action described in clauses (i),
(ii), (iii) or (iv) above unless the property trustee has obtained an opinion of independent tax counsel to the effect that, as a result of such action, the trust will not be classified as other than a grantor trust for United States federal income tax purposes and each holder of trust securities will be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

     In the event the consent of the property trustee, as the holder of the subordinated deferrable interest debentures, is required under the indenture with respect to any amendment, modification or termination of the indenture, the property trustee shall request the direction of the holders of the trust securities with respect to such amendment, modification or termination.

     The property trustee shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the trust preferred securities and, if no declaration event of default has occurred and is continuing, a majority in liquidation amount of the trust common securities, voting together as a single class, provided that where a consent under the indenture would require the consent of a super-majority, such property trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the trust preferred securities and trust common securities, respectively, which the relevant super-majority represents of the aggregate principal amount of the subordinated deferrable interest debentures outstanding.

     A waiver of an indenture event of default will constitute a waiver of the corresponding declaration event of default.

     Any required approval or direction of holders of trust preferred securities may be given at a separate meeting of holders of trust preferred securities convened for such purpose, at a meeting of all of the holders of trust securities or pursuant to written consent. The applicable regular trustees will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of trust preferred securities. Each such notice will include a statement setting forth:

          (i) the date of such meeting or the date by which such action is to be taken,

          (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought and

         (iii) instructions for the delivery of proxies or consents.

     No vote or consent of the holders of trust preferred securities will be required for the trust to redeem and cancel trust preferred securities or distribute subordinated deferrable interest debentures in accordance with the declaration.

     Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned at such time by XL Capital or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, XL Capital, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if they were not outstanding.

     Holders of the trust preferred securities will have no rights to appoint or remove the trustees, who may be appointed, removed or replaced solely by XL Capital, as the direct or indirect holder of all the trust common securities.

MODIFICATION OF THE DECLARATION

     Each declaration may be amended or modified if approved and executed by a majority of the regular trustees (or if there are two or fewer such regular trustees, by all of the regular trustees); PROVIDED, HOWEVER, that if any proposed amendment provides for:

          (i) any action that would adversely affect the powers, preferences or special rights of the trust securities, whether by way of amendment to such declaration or otherwise or

          (ii) the dissolution, winding-up or termination of the applicable trust other than pursuant to the terms of such declaration,



     then the holders of the trust securities as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such trust securities affected thereby; PROVIDED, HOWEVER, that a reduction of the principal amount or the distribution rate, or a change in the payment dates or maturity of the trust preferred securities, shall not be permitted without the consent of each holder of trust preferred securities.

     In the event any amendment or proposal referred to in clause (i) above would adversely affect only the trust preferred securities or the trust common securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of trust securities. In addition, if any such proposed amendment or modification affects the rights, powers, duties, obligations or immunities of the applicable property trustee or the applicable Delaware Trustee, such amendment or modification shall also require the written approval of the applicable property trustee or the applicable Delaware Trustee, as the case may be.

     Notwithstanding the foregoing, no amendment or modification may be made to any declaration if such amendment or modification would (i) cause the applicable trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the applicable property trustee in contravention of the Trust Indenture Act or (iii) cause such trust to be deemed to be an "investment company" which is required to be registered under the 1940 Act.

EXPENSES AND TAXES

     In each declaration, XL Capital has agreed to pay for all debts and other obligations (other than with respect to the trust securities) and all costs and expenses of the applicable trust (including costs and expenses relating to the organization of such trust, the fees and expenses of the trustees and the costs and expenses relating to the operation of such trust) and to pay any and all taxes and all costs and expenses with respect thereto (other than United States withholding taxes) to which such trust might become subject.

     The foregoing obligations of each trust under the applicable declaration are for the benefit of, and shall be enforceable by, the property trustee and any person to whom any such debts, obligations, costs, expenses and taxes are owed (a "Creditor") whether or not such Creditor has received notice thereof.

     Such property trustee and any such Creditor may enforce such obligations of such trust directly against XL Capital, and XL Capital has irrevocably waived any right or remedy to require that the property trustee or any such Creditor take any action against such trust or any other person before proceeding against XL Capital. XL Capital has also agreed in such declaration to execute such additional agreements as may be necessary or desirable to give full effect to the foregoing agreement of XL Capital.

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     A trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to any corporation or other body, unless, with the consent of a majority of the regular trustees and without the consent of the holders of the trust securities, the Delaware Trustee or the property trustee:

          (i)  such successor entity either

          (x) expressly assumes all of the obligations of the trust with respect to the trust securities or

          (y) substitutes for the trust securities other securities having substantially the same terms as the trust securities (the "successor securities") so long as the successor securities rank the same as the trust securities rank in priority with respect to distributions and payments upon termination, liquidation, redemption, maturity and otherwise,

          (ii) XL Capital expressly acknowledges a trustee of such successor entity which possesses the same powers and duties as the property trustee as the holder of the subordinated deferrable interest debentures,

         (iii) if the trust preferred securities are at such time listed on any national securities exchange or with another organization, the successor securities will be listed, upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed,

          (iv) such merger, consolidation, amalgamation or replacement does not cause the trust preferred securities (including any successor securities) to be downgraded by any nationally recognized statistical rating organization,

          (v) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any succes-sor securities) in any material respect (other than with respect to any dilution of the holders' interest in the successor entity),

          (vi) such successor entity has a purpose identical to that of the trust,

         (vii) prior to such merger, consolidation, amalgamation or replacement, XL Capital has received an opinion from independent counsel to the trust experienced in such matters to the effect that

          (A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect (other than with respect to any dilution of the holders' interest in the successor entity), and

          (B) following such merger, consolidation, amalgamation or replacement, neither the trust nor such successor entity will be required to register as an investment company under the 1940 Act, and

        (viii) XL Capital guarantees the obligations of such successor entity under the successor securities at least to the extent provided by the trust preferred securities guarantee.

Notwithstanding the foregoing, the trust shall not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if such consolidation, amalgamation, merger or replacement would cause the trust or the successor entity to be classified for United States federal income tax purposes as other than a grantor trust for United States federal income tax purposes and any holder of trust securities not to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures.

GLOBAL SECURITIES; BOOK-ENTRY SYSTEM

     A trust may issue the trust preferred securities of any series in whole or in part in the form of one or more global securities to be deposited with, or on behalf of, the depository identified in the prospectus supplement relating to such series. Global securities, if any, issued in the United States are expected to be deposited with DTC, as depository. Global securities will be issued in fully registered form and may be issued in either temporary or permanent form. Unless and until it is exchanged in whole or in part for the individual trust preferred securities represented thereby, a global security may not be transferred except as a whole by the depository for such global security to a nominee of such depository or by a nominee of such depository to such depository or another nominee of such depository or by such depository or any nominee of such depository to a successor depository or any nominee of such successor.

     The specific terms of the depository arrangement with respect to any series of trust preferred securities will be described in the prospectus supplement relating to such series. Each trust expects that unless otherwise indicated in the applicable prospectus supplement, the following provisions will apply to depository arrangements.

     Upon the issuance of a global security, the depository for such global security or its nominee will credit on its book-entry registration and transfer system the respective principal amounts of the individual trust preferred securities represented by such global security to the accounts of participants. Such accounts will be designated by the underwriters, dealers or agents with respect to such trust preferred securities or by the applicable trust if such trust preferred securities are offered directly by such trust. Ownership of beneficial interests in such global security will be limited to participants or persons that may hold interests through participants.

     Each trust expects that, pursuant to procedures established by DTC, ownership of beneficial interests in any global security with respect to which DTC is the depository will be shown on, and the transfer of that ownership will be effected only through, records maintained by DTC or its nominee (with respect to beneficial interests of participants) and records of participants (with respect to beneficial interests of persons who hold through participants). Neither a trust, XL Capital Ltd or any trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC or any of its participants relating to beneficial ownership interests in the trust preferred securities. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and laws may impair the ability to own, pledge or transfer beneficial interest in a global security.

     So long as the depository for a global security or its nominee is the registered owner of such global security, such depository or such nominee, as the case may be, will be considered the sole owner or holder of the trust preferred securities represented by such global security for all purposes under the applicable declaration. Except as described below or in the applicable prospectus supplement, owners of beneficial interest in a global security will not be entitled to have any of the individual trust preferred securities represented by such global security registered in their names, will not receive or be entitled to receive physical delivery of any such trust preferred securities in definitive form and will not be considered the owners or holders thereof under the applicable declaration. Beneficial owners of trust preferred securities evidenced by a global security will not be considered the owners or holders thereof under the applicable declaration for any purpose, including with respect to the giving of any direction, instructions or approvals to the trustee thereunder. Accordingly, each person owning a beneficial interest in a global security with respect to which DTC is the depository must rely on the procedures of DTC and, if such person is not a participant, on the procedures of the participant through which such person owns its interests, to exercise any rights of a holder under the applicable declaration. We understand that, under existing industry practice, if it requests any action of holders or if an owner of a beneficial interest in a global security desires to give or take any action which a holder is entitled to give or take under the applicable declaration, DTC would authorize the participants holding the relevant beneficial interest to give or take such action, and such participants would authorize beneficial owners through such participants to give or take such actions or would otherwise act upon the instructions of beneficial owners holding through them.

     Distribution payments on individual trust preferred securities represented by a global security registered in the name of a depository or its nominee will be made to or at the direction of the depository or its nominee, as the case may be, as the registered owner of the global security under the applicable declaration. Under the terms of the applicable declaration, a trust, XL Capital Ltd or any relevant trustee may treat the persons in whose name trust preferred securities, including a global security, are registered as the owners thereof for the purpose of receiving such payments. Consequently, neither a trust, XL Capital nor any trustee has or will have any responsibility or liability for the payment of such amounts to beneficial owners of trust preferred securities. Each trust believes, however, that it is currently the policy of DTC to immediately credit the accounts of relevant participants with such payments, in amounts proportionate to their respective holdings of beneficial interests in the relevant global security as shown on the records of DTC or its nominee. Each trust also expects that payments by participants to owners of beneficial interests in such global security held through such participants will be governed by standing instructions and customary practices, as is the case with securities held for the account of customers in bearer form or registered in street name, and will be the responsibility of such participants. Redemption notices with respect to any trust preferred securities represented by a global security will be sent to the depository or its nominee. If less than all of the trust preferred securities of any series are to be redeemed, each trust expects the depository to determine the amount of the interest of each participant in such trust preferred securities to be redeemed to be determined by lot. Neither a trust, XL Capital Ltd, any trustee, any paying agent nor the registrar for such trust preferred securities will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the global security for such trust preferred securities or for maintaining any records with respect thereto.

     Neither a trust, XL Capital nor any trustee will be liable for any delay by the holders of a global security or the depository in identifying the beneficial owners of trust preferred securities and such trust, XL Capital Ltd and any relevant trustee may conclusively rely on, and will be protected in relying on, instruc-tions from the holder of a global security or the depository for all purposes. The rules applicable to DTC and its participants are on file with the SEC.

     If a depository for any trust preferred securities is at any time unwilling, unable or ineligible to continue as depository and a successor depository is not appointed by the applicable trust within 90 days, such trust will issue individual trust preferred securities in exchange for the global security representing such trust preferred securities. In addition, the regular trustees (after consultation with XL Capital Ltd) may at any time, subject to any limitations described in the prospectus supplement relating to such trust preferred securities, determine not to have any of such trust preferred securities represented by one or more global securities and in such event the applicable trust will issue individual trust preferred securities in exchange for the global security or securities representing such trust preferred securities.

     All moneys paid by a trust to a paying agent or a trustee for the payment of distributions on any trust preferred security which remain unclaimed at the end of two years after such payment has become due and payable will be repaid to such trust, and the holder of such trust preferred security thereafter may look only to such trust for payment thereof.

INFORMATION CONCERNING THE PROPERTY TRUSTEE

     The property trustee, prior to the occurrence of a default with respect to the trust securities and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the relevant declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the property trustee is under no obligation to exercise any of the powers vested in it by such declaration at the request of any holder of the trust preferred securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the property trustee, upon the occurrence of a declaration event of default, from exercising the rights and powers vested in it by the such declaration. The property trustee also serves as the subordinated deferrable interest debentures trustee under the indenture and as the preferred guarantee trustee under the trust preferred securities guarantee.

REGISTRAR AND TRANSFER AGENT

     In the event that the trust preferred securities do not remain in book-entry only form, the property trustee will act as paying agent and may designate an additional or substitute paying agent at any time. Registration of transfers of trust preferred securities will be effected without charge by or on behalf of the relevant trust, but upon payment (with the giving of such indemnity as the regular trustees may require) in respect of any tax or other government charges which may be imposed in relation to it. The trust will not be required to register or cause to be registered the transfer of trust preferred securities after such trust preferred securities have been called for redemption.

GOVERNING LAW

     Each declaration and the trust preferred securities will be governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

     The regular trustees are authorized and directed to operate the trusts in such a way so that the trusts will not be deemed to be an "investment company" required to be registered under the 1940 Act or characterized for United States federal income tax purposes as other than a grantor trust. XL Capital Ltd is authorized and directed to conduct its affairs so that the subordinated deferrable interest debentures will be treated as indebtedness of XL Capital Ltd for United States federal income tax purposes. In this connection, the regular trustees and XL Capital Ltd are authorized to take any action, not inconsistent with applicable law, the declarations or the Memorandum of Association and Articles of Association of XL Capital Ltd, that each of the regular trustees and XL Capital Ltd determines in their discretion to be necessary or desirable for such purposes, as long as such action does not materially and adversely affect the interests of the holders of the trust preferred securities. Holders of the trust preferred securities will have no preemptive rights.

             DESCRIPTION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     Set forth below is a summary of information concerning the trust preferred securities guarantee that will be executed and delivered by XL Capital for the benefit of the holders from time to time of the trust preferred securities. Each trust preferred securities guarantee will be qualified as an indenture under the Trust Indenture Act. State Street Bank and Trust Company will act as the trust preferred guarantee trustee. The terms of each trust preferred securities guarantee will be those set forth therein and those made part thereof by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the trust preferred securities guarantee (the form of which is filed as an exhibit to the registration statement of which this prospectus forms a part) and the Trust Indenture Act. Each trust preferred securities guarantee will be held by the trust preferred guarantee trustee for the benefit of the holders of the trust preferred securities of the applicable trust.

GENERAL

     Pursuant to each trust preferred securities guarantee, XL Capital will irrevocably and unconditionally agree to pay in full to the holders of the trust preferred securities issued by a trust the guarantee payments (as defined herein) (without duplication of amounts theretofore paid by such trust), to the extent not paid by such trust, regardless of any defense, right of set-off or counterclaim that such trust may have or assert.

     The following payments or distributions with respect to the trust preferred securities issued by a trust to the extent not paid or made by such trust (the "guarantee payments") will be subject to the trust preferred securities guarantee thereon (without duplication):

          (i) any accrued and unpaid distributions that are required to be paid on such trust preferred securities, to the extent such trust has funds available therefor,

          (ii) the redemption price, which includes all accrued and unpaid distributions to the date of the redemption, to the extent such trust has funds available therefor, with respect to any trust preferred securities called for redemption by such trust and

         (iii) upon a voluntary or involuntary termination, dissolution or winding-up of such trust (other than in connection with the distribution of subordinated deferrable interest debentures to the holders of trust preferred securities in exchange for trust preferred securities), the lesser of

          (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such trust preferred securities to the date of payment, to the extent such trust has funds available therefor, and

          (b) the amount of assets of such trust remaining available for distribution to holders of trust preferred securities in liquidation of such trust.

     XL Capital's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by XL Capital to the holders of trust preferred securities or by causing the applicable trust to pay such amounts to such holders.

     Each trust preferred securities guarantee will be a full and unconditional guarantee of the guarantee payments with respect to the trust preferred securities issued by the applicable trust from the time of issuance of the trust preferred securities, but will not apply to the payment of distributions and other payments on such trust preferred securities when the property trustee does not have sufficient funds in such property account to make such distributions or other payments. If XL Capital does not make interest pay-ments on the subordinated deferrable interest debentures held by the property trustee, such trust will not make distributions on the trust preferred securities issued by such trust and will not have funds available therefor.

     XL Capital has also agreed separately to guarantee the obligations of the trust with respect to the trust common securities (the "trust common securities guarantee") to the same extent as the trust preferred securities guarantee, except that upon the occurrence and during the continuation of an indenture event of default, holders of trust preferred securities shall have priority over holders of trust common securities with respect to distributions and payments on liquidation, redemption or otherwise.


CERTAIN COVENANTS OF XL CAPITAL


     In each trust preferred securities guarantee, XL Capital will covenant that, so long as the trust preferred securities issued by the relevant trust remain outstanding, if there shall have occurred and is continuing any event that constitutes an event of default under such trust preferred securities guarantee or the declaration of such trust, then XL Capital shall not:

          (a) declare or pay any dividend on, or make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to, any of its capital stock,

          (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to the subordinated deferrable interest debentures and

          (c) make any guarantee payments (other than pursuant to the trust preferred securities guarantee) with respect to the foregoing. However, the foregoing restriction will not apply to any dividend, redemption, liquidation, interest, principal or guarantee payments by XL Capital where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such dividend, redemption, interest, principal or guarantee payment is being made.

AMENDMENTS AND ASSIGNMENT

     Except with respect to any changes which do not materially adversely affect the rights of holders of trust preferred securities (in which case no consent will be required), each trust preferred securities guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding trust preferred securities issued by the relevant trust. The manner of obtaining any such approval of holders of such trust preferred securities will be set forth in the applicable prospectus supplement. All guarantees and agreements contained in a trust preferred securities guarantee shall bind the successors, assigns, receivers, trustees and representatives of XL Capital and shall inure to the benefit of the preferred guarantee trustee and the holders of the trust preferred securities then outstanding of the relevant trust.

TERMINATION OF THE TRUST PREFERRED SECURITIES GUARANTEE

     Each trust preferred securities guarantee will terminate and be of no further force and effect as to the trust preferred securities issued by the applicable trust upon full payment of the redemption price of all trust preferred securities of such trust, or upon distribution of the subordinated deferrable interest debentures by such trust to the holders of the trust preferred securities of such trust, and will terminate completely upon full payment of the amounts payable upon liquidation of such trust. Each trust preferred securities guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust preferred securities must repay to such trust or XL Capital, or their successors, any sums paid to them under such trust preferred securities or the trust preferred securities guarantee.


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

EVENTS OF DEFAULT

     An event of default under a trust preferred securities guarantee will occur upon the failure of XL Capital to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the trust preferred securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trust preferred guarantee trustee in respect of such trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the trust preferred guarantee trustee under such trust preferred securities guarantee. If the trust preferred guarantee trustee fails to enforce such trust preferred securities guarantee, any holder of trust preferred securities may institute a legal proceeding directly against XL Capital to enforce the preferred guarantee trustee's rights under such trust preferred securities guarantee, without first instituting a legal proceeding against the relevant trust, the trust preferred guarantee trustee or any other person or entity. In addition, any record holder of trust preferred securities relating to such trust shall have the right, which is absolute and unconditional, to proceed directly against XL Capital to obtain guarantee payments, without first waiting to determine if the trust preferred guarantee trustee has enforced such trust preferred security guarantee or instituting a legal proceeding against the trust which issued such trust preferred securities, the trust preferred guarantee trustee or any other person or entity.

STATUS AND RANKING OF THE TRUST PREFERRED SECURITIES GUARANTEE

     XL Capital's obligations under the trust preferred securities guarantee to make the guarantee payments will constitute an unsecured obligation of XL Capital and will rank

          (i) subordinate and junior in right of payment to all other liabilities of XL Capital, including the subordinated deferrable interest debentures, except those liabilities of XL Capital expressly made equal with or subordinate to the guarantee payments by their terms,

          (ii) equal with the most senior preferred stock issued from time to time by XL Capital and with any guarantee now or hereafter entered into by XL Capital in respect of any preferred stock of any subsidiary or affiliate of XL Capital and

         (iii) senior to XL Capital's common stock.

The terms of the trust preferred securities provide that each holder of trust preferred securities issued by such trust by acceptance thereof agrees to the subordination provisions and other terms of the trust preferred securities guarantee relating thereto.

     Each trust preferred securities guarantee will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity). Each trust preferred securities guarantee will be deposited with the trust preferred guarantee trustee to be held for the benefit of the holders of the trust preferred securities of the relevant trust. Except as otherwise noted herein, such trust preferred guarantee trustee has the right to enforce the trust preferred securities guarantee on behalf of the holders of such trust preferred securities. Each trust preferred securities guarantee will not be discharged except by payment of the guarantee payments in full (without duplication of amounts theretofore paid by the such trust).

     XL Capital's obligations under the trust preferred securities guarantee with respect to the trust preferred securities issued by each trust, taken together with its obligations under the declaration for each trust, the subordinated deferrable interest debentures purchased by such trust and the indenture, in the aggregate will provide a full and unconditional guarantee by XL Capital of payments due on the trust preferred securities issued by each trust.


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


INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE


     The trust preferred guarantee trustee, prior to the occurrence of a default with respect to a trust preferred securities guarantee and after the curing of all such defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in such trust preferred securities guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the trust preferred guarantee trustee is under no obligation to exercise any of the powers vested in it by the trust preferred securities guarantee at the request of any holder of trust preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trust preferred guarantee trustee, upon the occurrence of an event of default under the trust preferred securities guarantee, from exercising the rights and powers vested in it by the trust preferred securities guarantee. The trust preferred guarantee trustee also serves as property trustee under the declaration for each trust and as trustee of the indenture relating to the subordinated deferrable interest debentures.

GOVERNING LAW

     Each trust preferred securities guarantee will be governed by, and construed in accordance with, the internal laws of the State of New York.

         DESCRIPTION OF THE SUBORDINATED DEFERRABLE INTEREST DEBENTURES

     Subordinated deferrable interest debentures may be issued from time to time in one or more series under an indenture (the "indenture") to be entered into XL Capital and State Street Bank and Trust Company, as trustee (the "subordinated debt trustee"). The terms of the subordinated deferrable interest debentures will include those stated in the indenture and in any supplemental indenture hereto (as defined below) and those made part of the indenture by reference to the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the indenture, which is filed as an exhibit to the registration statement of which this prospectus forms a part, and the Trust Indenture Act. Whenever particular provisions or defined terms in the indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

     The subordinated deferrable interest debentures will be unsecured, subordinated obligations of XL Capital. The indenture does not limit the aggregate principal amount of subordinated deferrable interest debentures which may be issued thereunder and provides that the subordinated deferrable interest debentures may be issued from time to time in one or more series. The subordinated deferrable interest debentures are issuable pursuant to an indenture supplemental to the indenture or a resolution of XL Capital's board of directors or a special committee thereof (each, a "supplemental indenture").

     In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, such subordinated deferrable interest debentures subsequently may be distributed PRO RATA the holders of the trust securities in connection with the termination of such trust upon the occurrence of certain events described in the prospectus supplement relating to the trust securities. Only one series of subordinated deferrable interest debentures will be issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust.

     Reference is made to the indenture, any supplemental indenture and any prospectus supplement for the following terms of the series of subordinated deferrable interest debentures being offered thereby:

          (i) the specific title of such subordinated deferrable interest debentures;

          (ii) any limit on the aggregate principal amount of such subordinated deferrable interest debentures;

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



         (iii) the date or dates on which the principal of such subordinated deferrable interest debentures is payable and the right, if any, to extend such date or dates;

          (iv) the rate or rates at which such subordinated deferrable interest debentures will bear interest or the method of determination of such rate or rates;

          (v) the date or dates from which such interest shall accrue, the interest payment dates on which such interest will be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates;

          (vi) the right, if any, to extend the interest payment periods and the duration of such extension;

         (vii) the period or periods within which, the price or prices at which, and the terms and conditions upon which, such subordinated deferrable interest debentures may be redeemed, in whole or in part, at the option of XL Capital;

        (viii) the right and/or obligation, if any, of XL Capital to redeem or purchase such subordinated deferrable interest debentures pursuant to any sinking fund or analogous provisions or at the option of the holder thereof and the period(s)during which, the price(s) at which, and the terms and conditions upon which, such subordinated deferrable interest debentures shall be redeemed or purchased, in whole or in part, pursuant to such right and/or obligation;

          (ix) the terms of subordination;

          (x) if other than denominations of $25 or any integral multiple thereof, the denominations in which such subordinated deferrable interest debentures shall be issuable;

          (xi) any and all other terms with respect to such series; and

         (xii) whether such subordinated deferrable interest debentures are issuable as a global security, and in such case, the identity of the depositary.

     The indenture does not contain any provisions that afford holders of subordinated deferrable interest debentures protection in the event of a highly leveraged transaction involving XL Capital.

SUBORDINATION

     The subordinated deferrable interest debentures will be subordinated and junior in right of payment to certain other indebtedness of XL Capital to the extent set forth in the indenture, any supplemental indenture and any prospectus supplement.

CERTAIN COVENANTS

     If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and

     (i) there shall have occurred and be continuing any event that would constitute an event of default under the indenture or

     (ii) XL Capital shall be in default with respect to its payment of any obligations under the related trust preferred securities guarantee or trust common securities guarantee, and such default shall be continuing,


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


      then XL Capital shall not:

     (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock,

     (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures and

     (c) make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

     If subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust and XL Capital shall have given notice of its election to defer payments of interest on such subordinated deferrable interest debentures by extending the interest payment period as provided in the indenture or any supplemental indenture and such period, or any extension thereof, shall be continuing, then XL Capital shall not:

     (a) declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock,

     (b) make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by XL Capital which rank equal with or junior to such subordinated deferrable interest debentures and

     (c) make any guarantee payments (other than pursuant to the trust preferred security guarantees) with respect to the foregoing.

     Notwithstanding the foregoing restrictions, XL Capital will be permitted, in any event, to make dividend, redemption, liquidation and guarantee payments on capital stock, and interest, principal, redemption and guarantee payments on debt securities issued by XL Capital ranking equal with or junior to subordinated deferrable interest debentures, where the payment is made by way of securities (including capital stock) that rank junior to the securities on which such payment is being made.

     In the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities of such trust, for so long as such trust securities remain outstanding, XL Capital will covenant:

     (i) to directly or indirectly maintain 100% ownership of the trust common securities of such trust; PROVIDED, HOWEVER, that any permitted successor of XL Capital under the indenture may succeed to XL Capital's ownership of such trust common securities,

     (ii) not to cause, as sponsor of such trust, or to permit, as holder of the trust common securities of such trust, the termination, dissolution or winding-up of such trust, except in connection with a distribution of the subordinated deferrable interest debentures as provided in the declaration of such trust and in connection with certain mergers, consolidations or amalgamations as permitted by the declaration of such trust,

    (iii) to use its reasonable efforts to cause such trust

     (a) to remain a statutory business trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust, and

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

     (b) to otherwise continue not to be classified as an association taxable as a corporation or partnership for United States federal income tax purposes and

     (iv) to use reasonable efforts to cause each holder of trust securities of such trust to be treated as owning an undivided beneficial interest in the subordinated deferrable interest debentures issued to such trust.

FORM, EXCHANGE, REGISTRATION AND TRANSFER

     Subordinated deferrable interest debentures of each series will be issued in registered form and in either certificated form or represented by one or more global securities. If not represented by one or more global securities, subordinated deferrable interest debentures may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed) or exchange at the office of the debt registrar or at the office of any transfer agent designated by XL Capital for such purpose with respect to any series of subordinated deferrable interest debentures and referred to in an applicable prospectus supplement, without service charge and upon payment of any taxes and other governmental charges as described in the indenture or any supplemental indenture.

     Such transfer or exchange will be effected upon the debt registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. XL Capital has appointed the subordinated debt trustee as debt registrar with respect to each series of subordinated deferrable interest debentures.

     If a prospectus supplement or supplemental indenture refers to any transfer agents (in addition to the debt registrar) initially designated by XL Capital with respect to any series of subordinated deferrable interest debentures, XL Capital may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent acts, except that XL Capital will be required to maintain a transfer agent in each place of payment for such series. XL Capital may at any time designate additional transfer agents with respect to any series of subordinated deferrable interest debentures.

     In the event of any redemption in part, XL Capital shall be required to:

     (i) issue, register the transfer of or exchange any subordinated deferrable interest debentures during a period beginning at the opening of business 15 days before any selection for redemption of subordinated deferrable interest debentures of like tenor and of the series of which such subordinated deferrable interest debentures are a part, and ending at the close of business on the earliest date on which the relevant notice of redemption is deemed to have been given to all holders of subordinated deferrable interest debentures of like tenor and of such series to be redeemed and

     (ii) register the transfer of or exchange any subordinated deferrable interest debentures so selected for redemption, in whole or in part, except the unredeemed portion of any subordinated deferrable interest debentures being redeemed in part.

PAYMENT AND PAYING AGENTS

     Unless otherwise indicated in an applicable prospectus supplement,

     (i) payment of principal of and premium, if any, on any subordinated deferrable interest debentures will be made only against surrender to the paying agent of such subordinated deferrable interest debentures;

     (ii) principal of, any premium, if any, and interest, if any, on subordinated deferrable interest debentures will be payable, subject to any applicable laws and regulations, at the office of such paying agent or paying agents as XL Capital may designate from time to time, except that, at the option

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

          of XL Capital, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address shall appear in the debt register with respect to such subordinated deferrable interest debentures; and


    (iii) payment of interest on a subordinated deferrable interest debenture on any interest payment date will be made to the person in whose name such subordinated deferrable interest debenture (or predecessor security) is registered at the close of business on the regular record date for such interest payment.

     The subordinated debt trustee will act as paying agent with respect to each series of subordinated deferrable interest debentures. XL Capital may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that XL Capital will be required to maintain a paying agent in each place of payment for each series of subordinated deferrable interest debentures.

     All moneys paid by XL Capital to a paying agent for the payment of the principal of or premium or interest, if any, on any subordinated deferrable interest debentures of any series which remain unclaimed at the end of two years after such principal or premium or interest, if any, shall have become due and payable will be repaid to XL Capital and the holder of such subordinated deferrable interest debentures will thereafter look only to XL Capital for payment thereof.

GLOBAL SECURITIES

     If any subordinated deferrable interest debentures of a series are represented by one or more global securities (each, a "global security"), the applicable prospectus supplement and supplemental indenture will describe the circumstances, if any, under which beneficial owners of interests in any such global security may exchange such interests for subordinated deferrable interest debentures of such series and of like tenor and principal amount in any authorized form and denomination. Principal of and any premium, if any, and interest on a global security will be payable in the manner described in the applicable prospectus supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of subordinated deferrable interest debentures to be represented by a global security will be described in the applicable prospectus supplement and supplemental indenture.

MODIFICATION OF THE INDENTURE

     The indenture contains provisions permitting XL Capital and the subordinated debt trustee, with the consent of the holders of not less than a majority in principal amount of the subordinated deferrable interest debentures of each series which are affected by the modification, to modify the indenture or any supplemental indenture affecting that series or the rights of the holders of that series of subordinated deferrable interest debentures; PROVIDED, HOWEVER, that no such modification may, without the consent of the holder of each outstanding subordinated deferrable interest debenture affected thereby,

     (i) extend the fixed maturity of any subordinated deferrable interest debentures of any series, or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof;

     (ii) reduce the percentage of subordinated deferrable interest debentures the holders of which are required to consent to any such supplemental indenture;

    (iii) change the amount or time of any payment required by any sinking fund provisions of any subordinated deferrable interest debentures;

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


     (iv) make any change that materially adversely affects the rights of a holder of subordinated deferrable interest debentures to require XL Capital to purchase a subordinated deferrable interest debenture in accordance with the terms thereof and the applicable indenture;

     (v) waive a default in the payment of the principal of or interest, if any, on any subordinated deferrable interest debenture; or

     (vi) make any subordinated deferrable interest debenture payable in money or securities other than as stated in such subordinated deferrable interest debenture.

     In addition, XL Capital and the subordinated debt trustee may execute, without the consent of any holder of subordinated deferrable interest debentures, any supplemental indenture for certain other usual purposes including:

     o    to cure any ambiguity, omission, defect or inconsistency;

     o to make any change that does not, in the good faith opinion of XL Capital's board of directors and the subordinated debt trustee, adversely affect the interests of holders of such subordinated deferrable interest debentures in any material respect;

     o to provide for the assumption of XL Capital's obligations under the indenture by a successor upon any merger, consolidation or asset transfer permitted under the indenture;

     o to establish the form or terms of any series of subordinated deferrable interest debentures as permitted by the indenture;

     o to add events of default with respect to such subordinated deferrable interest debentures;

     o to add covenants that would benefit the holders of the subordinated deferrable interest debentures or to surrender any rights or powers XL Capital has under the indenture;

     o to make any change necessary for the registration of the subordinated deferrable interest debentures under the Securities Act or to comply with the Trust Indenture Act of 1939, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the indenture under the Trust Indenture Act of 1939; PROVIDED, HOWEVER, that such modification or amendment does not, in the good faith opinion of XL Capital's board of directors and the subordinated debt trustee, adversely affect the interests of the holders of the subordinated deferrable interest debentures in any material respect;

     o to add to or change any of the provisions of the indenture to such extent as shall be necessary to permit or facilitate the issuance of the subordinated deferrable interest debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

     o to change or eliminate any of the provisions of the indenture, PROVIDED, HOWEVER, that any such change or elimination shall become effective only when there are no subordinated deferrable interest debentures outstanding of any series created prior to the execution of such supplemental indenture which is entitled to the benefit of such provision;

     o to establish the form or terms of subordinated deferrable interest debentures of any series as permitted by the indenture; or

     o to evidence and provide for the acceptance of appointment by a successor trustee with respect to the subordinated deferrable interest debentures of one or more series and to add to or change any of the provisions of the indenture as shall be necessary to provide for or facilitate the admin-


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


          istration of the trusts under the indenture by more than one subordinated debt trustee, pursuant to the requirements of the indenture.

EVENTS OF DEFAULT

     With respect to a particular series of subordinated deferrable interest debentures, the indenture provides (or the supplemental indenture for such series will provide) that any one or more of the following described events which has occurred and is continuing constitutes an "event of default" with respect to such series of subordinated deferrable interest debentures:

     (a) failure to pay interest on the subordinated deferrable interest debentures of such series within 60 days of when due or principal of any debt securities of such series when due (including any sinking fund payment); or

     (b) failure to perform any other agreement contained in the subordinated deferrable interest debentures of such series or the indenture relating to such series (other than an agreement relating solely to another series of subordinated deferrable interest debentures) for 90 days after notice has been given to XL Capital; or

     (c) certain events of bankruptcy, insolvency or reorganization of XL Capital; or

     (d) in the event subordinated deferrable interest debentures are issued to a trust or a trustee of such trust in connection with the issuance of trust securities by such trust, the voluntary or involuntary dissolution, winding-up or termination of such trust, except in connection with the distribution of subordinated deferrable interest debentures to the holders of trust securities in liquidation of such trust, the redemption of all of the trust securities of such trust, or certain mergers, consolidations or amalgamations, each as permitted by the declaration of such trust.

     The holders of a majority in aggregate outstanding amount of any series of subordinated deferrable interest debentures have the right to direct the time, method and place of conducting any proceeding for any remedy available to the subordinated debt trustee for the series. The subordinated debt trustee or the holders of not less than 25% in aggregate outstanding principal amount of any particular series of the subordinated deferrable interest debentures may declare the principal and interest, if any, accrued to the date of acceleration immediately due and payable upon an event of default with respect to such series, but the holders of a majority in aggregate outstanding principal amount of such series may annul such declaration and waive the default with respect to such series if the event of default has been cured, the rescission would not conflict with any judgment or decree and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee. If an event of default results from the failure of XL Capital to pay when due principal of or interest on the subordinated deferrable interest debentures issued to a trust, during the continuance of such an event of default a holder of trust preferred securities issued by such trust may immediately institute a legal proceeding directly against XL Capital to obtain payment of such principal or interest on subordinated deferrable interest debentures having a principal amount equal to the aggregate liquidation amount of the trust preferred securities owned of record by such holder.

     The holders of a majority in aggregate outstanding principal amount of any series of subordinated deferrable interest debentures affected thereby may, on behalf of the holders of all the subordinated deferrable interest debentures of such series, waive any past default, except:

     (i) a default in the payment of principal, premium, if any, or interest (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration and any applicable premium has been deposited with the subordinated debt trustee) or


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

     (ii) a default in the covenants described in the first or second paragraph under "-- Certain Covenants" above.

CONSOLIDATION, MERGER AND SALE

     The indenture contains a covenant which restricts the ability of XL Capital to merge or consolidate with or into any other corporation, sell or convey all or substantially all of its assets to any person, firm or corporation or otherwise engage in restructuring transactions unless (i) either XL Capital is the successor or, if XL Capital is not the surviving person, the surviving person assumes by supplemental indenture all of the obligations of XL Capital under the subordinated deferrable interest debentures and the indenture; and
(ii) immediately after giving effect to such transaction, no event of default shall have occurred and be continuing.

DEFEASANCE AND DISCHARGE

     Under the terms of the indenture, XL Capital will be discharged from any and all obligations in respect of the subordinate deferrable interest debentures of any series (except in each case for certain obligations to register the transfer or exchange of subordinated deferrable interest debentures, replace stolen, lost or mutilated subordinated deferrable interest debentures, maintain paying agencies and hold moneys for payment in trust) if either (i) all subordinated deferrable interest debentures of such series previously authenticated and delivered have been delivered to the trustee for cancellation (subject to certain provisions of the indenture), or (ii) XL Capital deposits with the subordinated debt trustee, in trust, moneys or U.S. government obligations in an amount sufficient to pay all the principal of, and interest on, the subordinated deferrable interest debentures of such series on the dates such payments are due in accordance with the terms of such subordinated deferrable interest debentures.

GOVERNING LAW

     The indenture and the subordinated deferrable interest debentures will be governed by, and construed in accordance with, the internal laws of the State of New York.

INFORMATION CONCERNING THE SUBORDINATED DEBT TRUSTEE

     The subordinated debt trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the indenture or any supplemental indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the subordinated debt trustee is under no obligation to exercise any of the powers vested in it by the indenture or any supplemental indenture at the request of any holder of subordinated deferrable interest debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might by incurred thereby. The subordinated debt trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the subordinated debt trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

     XL Capital and certain of its affiliates maintain a deposit account and banking relationship with the subordinated debt trustee. The subordinated debt trustee serves as trustee under other indentures pursuant to which unsecured debt securities of XL Capital are outstanding.

MISCELLANEOUS

     XL Capital will have the right at all times to assign any of its rights or obligations under the indenture or any supplemental indenture to a direct or indirect wholly-owned subsidiary of XL Capital; PROVIDED, HOWEVER, that in the event of any such assignment, XL Capital will remain liable for all of its obligations thereunder. Subject to the foregoing, the indenture and any supplemental indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The indenture provides that it may not otherwise be assigned by the parties thereto.

                              PLAN OF DISTRIBUTION


     XL Capital, XL Finance and the trusts may sell the securities in any of three ways: (1) through underwriters or dealers; (2) directly to a limited number of institutional purchasers or to a single purchaser; or (3) through agents. Any such dealer or agent, in addition to any underwriter, may be deemed to be an underwriter within the meaning of the Securities Act of 1933, as amended. The terms of the offering of the securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement and will include:

     o    the name or names of any underwriters, dealers or agents;

     o the purchase price of such securities and the proceeds to XL Capital, XL Finance and/or the applicable trusts from such sale;

     o any underwriting discounts and other items constituting underwriters' compensation;

     o    the public offering price; and

     o any discounts or concessions which may be allowed or reallowed or paid to dealers and any securities exchanges on which the securities may be listed.

     If underwriters are used in the sale of securities, such securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more underwriters acting alone. Unless otherwise set forth in the applicable prospectus supplement, the obligations of the underwriters to purchase the securities described in the applicable prospectus supplement will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all such securities if any are so purchased by them. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

     The securities may be sold directly by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts or through agents designated by XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts from time to time. Any agents involved in the offer or sale of the securities in respect of which this prospectus is being delivered, and any commissions payable by XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to such agents, will be set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

     If dealers are utilized in the sale of any securities, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts will sell the securities to the dealers, as principals. Any dealer may resell the securities to the public at varying prices to be determined by the dealer at the time of resale. The name of any dealer and the terms of the transaction will be set forth in the prospectus supplement with respect to the securities being offered.

     Securities may also be offered and sold, if so indicated in the applicable prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms, which we refer to herein as the "remarketing firms," acting as principals for their own accounts or as XL Capital's, XL Capital Finance (Europe) plc's or the applicable trust's agents, as applicable. Any remarketing firm will be identified and the terms of its agreement, if any, with XL Capital, XL Capital Finance (Europe) plc or the applicable trust and its compensation will be described in the applicable prospectus supplement. Remarketing firms may be deemed to be underwriters, as that term is defined in the Securities Act of 1933, as amended, in connection with the securities remarketed thereby.

     If so indicated in the applicable prospectus supplement, XL Capital, XL Capital Finance (Europe) plc or the applicable trust will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase the securities to which this prospectus and the applicable prospectus supplement relates from XL Capital, XL Capital Finance (Europe) plc or the applicable trust at the public offering price set forth in the applicable prospectus supplement, plus, if applicable, accrued interest, pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject only to those conditions set forth in the applicable prospectus supplement, and the applicable prospectus supplement will set forth the commission payable for solicitation of such contracts.

     Underwriters will not be obligated to make a market in any securities. No assurance can be given regarding the activity of trading in, or liquidity of, any securities.

     Agents, dealers, underwriters and remarketing firms may be entitled, under agreements entered into with XL Capital, XL Capital Finance (Europe) plc or the applicable trusts to indemnification by XL Capital, XL Capital Finance (Europe) plc or the applicable trust against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribution to payments they may be required to make in respect thereof. Agents, dealers, underwriters and remarketing firms may be customers of, engage in transactions with, or perform services for, XL Capital, XL Capital Finance (Europe) plc and/or the applicable trusts in the ordinary course of business.

     Each series of securities will be a new issue and, other than the ordinary shares, which are listed on the New York Stock Exchange, will have no established trading market. We may elect to list any series of securities on an exchange, and in the case of the ordinary shares, on any additional exchange, but, unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. No assurance can be given as to the liquidity of the trading market for any of the securities.

     Agents, underwriters, dealers and remarketing firms may be customers of, engage in transactions with, or perform services for, us and our subsidiaries (including XL Capital Finance (Europe) plc and the Trusts) in the ordinary course of business.
                                  LEGAL MATTERS


     Certain legal matters with respect to the securities will be passed upon for us by Cahill Gordon & Reindel, New York, New York. Certain legal matters with respect to the securities under the laws of the Cayman Islands will be passed upon for us by Hunter & Hunter, Grand Cayman, Cayman Islands. Certain English legal matters will be passed upon for XL Capital Finance (Europe) plc and XL Capital by Slaughter & May, London, England. Certain matters of Delaware law relating to the validity of the trust preferred securities will be passed upon on behalf of the trusts by Richards, Layton & Finger, P.A., Wilmington, Delaware, special Delaware counsel to the trusts.

                                     EXPERTS

     The consolidated financial statements of XL Capital and our subsidiaries as of December 31, 2000 and 1999 and for the three years ended December 31, 2000, incorporated by reference in this prospectus from our Annual Report on Form 10-K for the year ended December 31, 2000, have been audited by PricewaterhouseCoopers LLP, independent auditors, as stated in their report, which is incorporated herein by reference.

     The consolidated financial statements of Winterthur International as of and for December 31, 2000, incorporated by reference in this prospectus from our current report on Form 8-K, dated July 25, 2001, filed on August 9, 2001, have been audited by KPMG Audit Plc, independent auditors, as stated in their report, which is incorporated in this prospectus by reference.

                        ENFORCEMENT OF CIVIL LIABILITIES
                   UNDER UNITED STATES FEDERAL SECURITIES LAWS


     XL Capital is a Cayman Islands company. XL Finance is a public limited company under the laws of England and Wales. In addition, some of their respective officers and directors, as well as some of the experts named in this prospectus, reside outside the United States, and all or much of their assets are or may be located in jurisdictions outside of the United States. Therefore, investors may have difficulty effecting service of process within the United States upon those persons or recovering against XL Capital, XL Finance or them on judgments of United States courts, including judgments based upon the civil liability provisions of the United States federal securities laws. However, investors may serve XL Capital or XL Finance with process in the United States with respect to actions against it arising out or of in connection with violations of United States federal securities laws relating to offers and sales of the securities covered by this prospectus by serving CT Corporation System, 111 Eighth Avenue, New York, New York 10011, its United States agent irrevocably appointed for that purpose.

     XL Capital has been advised by Hunter & Hunter, its Cayman Islands counsel, that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the courts of the United States of America (or any political subdivision thereof), a final and conclusive judgment in personam of such courts having competent jurisdiction for a debt or definite sum of money would be recognized and enforced by the courts of the Cayman Islands by originating action on such judgment provided that the debt or sum of money is not a sum payable in respect of taxes or other charges of a like nature or in respect of a fine or other similar penalty and provided that the judgment was obtained without fraud or without breaching the principles of natural justice in the Cayman Islands or in contravention of Cayman Islands public policy. A Cayman Islands court may stay proceedings if concurrent proceedings are being brought elsewhere.

                       This Page Intentionally Left Blank

                        REGISTERED OFFICES OF THE ISSUER

                              35 Basinghall Street
                                 London EC2V 5DB
                                     England


                       PRINCIPAL OFFICES OF XL CAPITAL LTD

                                    XL House
                               One Bermudiana Road
                             Hamilton, Bermuda HM11
                            Telephone: (441) 292-8515


                       TRUSTEE AND PRINCIPAL PAYING AGENT

                       STATE STREET BANK AND TRUST COMPANY

                          225 Asylum Street, 23rd Floor
                           Hartford, Connecticut 06103


                  LUXEMBOURG LISTING, TRANSFER AND PAYING AGENT

                          DEUTSCHE BANK LUXEMBOURG S.A.
                          2, Boulevard Konrad Adenauer
                              L-115 G.D. Luxembourg


                 LEGAL ADVISORS TO THE ISSUER AND XL CAPITAL LTD
                            AS TO CAYMAN ISLANDS LAW

                                 HUNTER & HUNTER
                              The Huntlaw Building
                                 75 Fort Street
                                 P.O. Box 190 GT
                          Grand Cayman, Cayman Islands


       LEGAL ADVISORS TO                           LEGAL ADVISORS TO
 THE ISSUER AND XL CAPITAL LTD               THE ISSUER AND XL CAPITAL LTD
        AS TO U.S. LAW                             AS TO ENGLISH LAW
    CAHILL GORDON & REINDEL                        SLAUGHTER AND MAY
        80 Pine Street                           35 Basinghall Street
   New York, New York 10005                         London EC2V 5DB
                                                       England


                       LEGAL ADVISORS TO THE UNDERWRITERS
                                 AS TO U.S. LAW

                           SIMPSON THACHER & BARTLETT
                              425 Lexington Avenue
                             New York, NY 10017-3954


    AUDITORS OF THE ISSUER                    AUDITORS OF XL CAPITAL LTD
  PRICEWATERHOUSECOOPERS LLP                  PRICEWATERHOUSECOOPERS LLP
  1177 Avenue of the Americas                       Dorchester House
   New York, New York 10036                          7 Church Street
                                                 Hamilton, Bermuda HM11

===============================================================================
     No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement or the accompanying prospectus. You must not rely on any unauthorized information or representations. This prospectus supplement and the accompanying prospectus are an offer to sell only the senior notes offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus supplement is current only as of its date, and the information contained in the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus is current only as of the date of such respective documents.
                             ----------------------
                                TABLE OF CONTENTS
                              Prospectus Supplement
                                                                      PAGE
                                                                      ----
XL Capital Finance (Europe) plc ....................................  S-2
XL Capital Ltd .....................................................  S-2
The Offering .......................................................  S-3
Summary Consolidated Financial and
   Operating Data ..................................................  S-4
Capitalization .....................................................  S-6
Use of Proceeds ....................................................  S-7
Description of the Senior Notes ....................................  S-8
Book-Entry; Delivery and Form ......................................  S-13
Certain Tax Consequences ...........................................  S-16
Underwriting .......................................................  S-19
Legal Matters ......................................................  S-20
Listing and General Information ....................................  S-20
Cautionary Note Regarding Forward-
   Looking Statements ..............................................  S-22
Incorporation of Documents
   by Reference ....................................................  S-24

                                   Prospectus
About This Prospectus ..............................................   2
Where You Can Find More Information ................................   2
Incorporation of Documents by Reference ............................   3
XL Capital Ltd .....................................................   4
XL Capital Finance (Europe) plc ....................................   5
The Trusts .........................................................   5
Use of Proceeds ....................................................   6
Accounting Treatment Relating to Trust Securities ..................   6
Ratio of Earnings to Fixed Charges and Preference
  Ordinary Share Dividends .........................................   6
General Description of the Offered Securities ......................   7
Description of XL Capital Share Capital ............................   7
Description of XL Capital
   Preference Ordinary Shares ......................................   8
Description of XL Capital Ordinary Shares ..........................  11
Description of XL Capital Ordinary
   Share Warrants ..................................................  13
Description of XL Capital Ordinary Share Purchase
   Contracts and Ordinary Share Purchase Units .....................  15
Description of XL Capital Debt Securities ..........................  15
Description of XL Capital Finance (Europe) plc
   Senior Debt Securities ..........................................  28
Description of the Trust Preferred Securities ......................  39
Description of the Trust Preferred
   Securities Guarantee ............................................  53
Description of the Subordinated
   Deferrable Interest Debentures ..................................  56
Plan of Distribution ...............................................  64
Legal Matters ......................................................  65
Experts ............................................................  65
Enforcement of Civil Liabilities
   Under United States Federal Securities Laws .....................  66

===============================================================================
                                 US$500,000,000

                               XL CAPITAL FINANCE
                                  (EUROPE) PLC

                             % Senior Notes due 2012
                          Guaranteed by XL Capital Ltd

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                              SALOMON SMITH BARNEY
                                    JPMORGAN

                         BANC OF AMERICA SECURITIES LLC
                                BARCLAYS CAPITAL
                           CREDIT LYONNAIS SECURITIES
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